UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.  )
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement	☐	Soliciting Material under §240.14a-12
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
Tapestry, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and O-11.

NOTICE OF

2022 Annual Meeting of Stockholders and Proxy Statement

NOVEMBER 15, 2022

tapestry

Dear Stockholder:
ANNE GATES
Fiscal year 2022 was a standout year for Tapestry.

We drove strong financial results, highlighted by accelerated topline and profit gains across Coach, Kate Spade and Stuart Weitzman. This performance is a direct reflection of the vibrancy of our brands and our team’s successful execution of the Acceleration Program. Overall we are a different company today than we were just two years ago. Through an unwavering focus on the consumer, supported by our transformed and diversified business model, we delivered record annual revenue of $6.7 billion, including $2 billion in global Digital sales, and acquired 7.7 million new customers in North America alone. In addition, we utilized our robust free cash flow generation to return approximately $1.9 billion to shareholders through our share repurchase and dividend programs, underscoring our strong financial position and confidence in Tapestry’s growth potential.

Further, we advanced our corporate responsibility strategy, Our Social Fabric, as we remain steadfast in our commitment to operate as a purpose-led, people-centered business. We took bold action through our newly created Tapestry Foundation, becoming a founding partner of the Fashion Institute of Technology’s Social Justice Center and establishing a partnership with the World Wildlife Fund to launch a pioneering leather traceability program in Brazil. We also hired our first Chief Inclusion and Social Impact Officer and were a signatory of the Open To All’s Mitigating Racial Bias in Retail Charter. Together, these actions demonstrate our focus on driving real, measurable progress toward a more sustainable, equitable and inclusive world.

As we look forward, we see tremendous runway at each of our iconic brands. We are entering our next phase of growth - which we call futurespeed - from a position of strength. The environment is ever-changing, and we have designed our organization to power our brands to move at the speed of the consumer with agility and intention. Importantly, we are confident in our ability to fuel sustainable top and bottom-line gains, generate significant cash flow, and create meaningful value for all our stakeholders in the years to come.

We value your investment in our company and thank you for your continued support. We hope that you will join us for our 2022 Annual Meeting of Stockholders at 9:00 a.m., Eastern Time, on November 15, 2022. We will conduct our meeting exclusively online via live webcast at www.virtualshareholdermeeting.com/TPR2022. As always, your participation is important. Please refer to the attached Notice of 2022 Annual Meeting of Stockholders and Proxy Statement for information detailing matters to be considered and voted upon at this year’s meeting.

JOANNE CREVOISERAT
Sincerely,
Anne Gates Chair of the Board of Directors	Joanne Crevoiserat Director and Chief Executive Officer

NOTICE OF 2022 ANNUAL MEETING OF STOCKHOLDERS
We will hold the 2022 Annual Meeting of Stockholders (the “Annual Meeting”) of Tapestry, Inc., a Maryland corporation (the “Company” or “Tapestry”), virtually via live webcast by visiting www.virtualshareholdermeeting.com/TPR2022, on November 15, 2022, at 9:00 a.m., Eastern Time, for the following purposes:
1.	To consider and vote upon the election of 10 directors (the “Directors”);
2.	To consider and vote upon the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending July 1, 2023;
3.	To consider the advisory vote to approve the Company’s executive compensation, as discussed and described in the proxy statement for the Annual Meeting; and
4.	To transact any other business that may properly come before the Annual Meeting or any postponement or adjournment thereof.
The foregoing items of business are more fully described in the accompanying proxy statement. The Board of Directors has fixed the close of business on September 19, 2022 as the record date for the Annual Meeting (the “Record Date”), and only holders of record of common stock at such time will be entitled to notice of or to vote at the Annual Meeting or any postponement or adjournment thereof.
BY ORDER OF THE BOARD OF DIRECTORS,

David E. Howard
General Counsel and Secretary
New York, New York
September 30, 2022

YOUR VOTE IS IMPORTANT
Regardless of whether you plan to join the meeting, please follow the instructions you received to authorize a proxy to vote your shares as soon as possible to ensure that your shares are represented and voted at the meeting. If you attend the meeting you may vote your shares personally even if you have sent in proxies or authorized a proxy to vote online. You will need your unique control number which appears on the Notice of Internet Availability of Proxy Materials, the proxy card (printed in the box and marked by the arrow) and the instructions that accompanied the proxy materials in order to vote your shares at the Annual Meeting.
If you hold your shares in street name, based on current New York Stock Exchange (“NYSE”) rules, your broker will NOT be able to vote your shares with respect to the election of Directors (Proposal No. 1) or the advisory vote to approve the Company's executive compensation (Proposal No. 3) if you have not provided directions to your broker. We strongly encourage you to provide directions to your broker to vote your shares and exercise your right to vote as a stockholder.
Help us make a difference by eliminating paper proxy mailings to your home or business: with your consent, we will provide all future proxy voting materials and annual reports to you electronically. Instructions for consenting to electronic delivery can be found on your proxy card. Your consent to receive stockholder materials electronically will remain in effect until canceled.
SPECIAL NOTE ON FORWARD-LOOKING INFORMATION
This document contains certain “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are based on management’s current expectations, that involve risks and uncertainties that could cause actual results to differ materially from current expectations. In this context, forward-looking statements often address expected future business and financial performance and financial condition, and often contain words such as “believes,” “may,” “can,” “will,” “should,” “expect,” “confidence,” “trends,” “intend,” “estimate,” “on track,” “are positioned to,” “on course,” “opportunity,” “continue,” “project,” “guidance,” “target,” “forecast,” “anticipate,” “plan,” “potential,” “position,” “see,” “would,” the negative of these terms or comparable terms. These statements include, but are not limited to, those regarding the Company’s Acceleration Program (as described herein) and other strategic initiatives and certain agreements and plans that will require us to provide compensation to our executives upon the occurrence of future events, such as the achievement of Company objectives and the termination of an individual’s employment or a change in control of the Company, and those regarding expectations that certain performance goals and/or targets for management and/or the Company will be attained. These future events may not occur as and when expected, if at all, and, together with the Company’s business, are subject to various risks and uncertainties. These risks and uncertainties include that future compensation to our named executive officers, and the events that could trigger such payments, may vary materially from the descriptions described herein due to factors beyond our control, such as the timing during the year of a triggering event, the amount of future non-equity incentive compensation and the value of our stock on the date of a triggering event. The Company assumes no obligation to revise or update any such forward-looking statements for any reason, except as required by law.
The Company’s actual results could differ materially from the results contemplated by these forward-looking statements and are subject to a number of risks, uncertainties, estimates and assumptions that may cause actual results to differ materially from current expectations due to a number of important factors, including but not limited to: (i) the impact of the ongoing coronavirus (“Covid-19”) global pandemic on our business and financial results, including impacts on our supply chain due to temporary closures of our manufacturing partners, price increases, temporary store closures, as well as production, shipping and fulfillment constraints; (ii) the impact of economic conditions; (iii) our ability to successfully execute our multi-year growth agenda; (iv) our ability to control costs; (v) our exposure to international risks, including currency fluctuations and changes in economic or political conditions in the markets where we sell or source our products; (vi) the risk of cybersecurity threats and privacy or data security breaches; (vii) the effect of existing and new competition in the marketplace; (viii) our ability to retain the value of our brands and to respond to changing fashion and retail trends in a timely manner, including our ability to execute on our e-commerce and digital strategies; (ix) the effect of seasonal and quarterly fluctuations on our sales or operating results; (x) our ability to protect against infringement of our trademarks and other proprietary rights; (xi) the impact of tax and other legislation; (xii) our ability to achieve intended benefits, cost savings and synergies from acquisitions; (xiii) the risks associated with potential changes to international trade agreements and the imposition of additional duties on importing our products; (xiv) the impact of pending and potential future legal proceedings; (xv) the risks associated with climate change and other corporate responsibility issues; and (xvi) the other risk factors set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended July 2, 2022 (“fiscal year 2022”), or those described from time to time in the Company’s future reports filed with the Securities and Exchange Commission (the “SEC”). In this proxy statement references to “we,” “our,” “us,” “Tapestry” and the “Company” refer to Tapestry, Inc., including its consolidated subsidiaries as of July 2, 2022. Unless the context requires otherwise, references to “Coach,” “Kate Spade” and “Stuart Weitzman” throughout this proxy statement refer only to the identified brand. References to fiscal year 2021 refer to the Company’s fiscal year ended July 3, 2021.

2022 ANNUAL MEETING OF STOCKHOLDERS
DATE & TIME	VIRTUAL MEETING LOCATION	RECORD DATE
Tuesday, November 15, 2022 9:00 a.m. Eastern Time	Held virtually via live webcast at www.virtualshareholdermeeting.com/TPR2022	Close of business on September 19, 2022
VOTING ROADMAP
Proposal	The Board Recommends Voting:	Page Reference (for more detail)
Proposal 1: Election of 10 Directors	FOR EACH NOMINEE	21
Proposal 2: Ratification of appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending July 1, 2023	FOR	28
Proposal 3: Advisory vote to approve the Company’s executive compensation, as discussed and described in this proxy statement	FOR	33
PARTICIPATING IN THE ANNUAL MEETING & VOTING YOUR SHARES
We invite you to join the Annual Meeting online via live webcast. There will not be a physical meeting. You will be able to participate in the virtual Annual Meeting online, vote your shares electronically and submit your questions during the Annual Meeting by visiting www.virtualshareholdermeeting.com/TPR2022.
Stockholders at the close of business on the Record Date are entitled to notice and to vote at the Annual Meeting. Each share of common stock is entitled to one vote for each Director nominee and each of the other proposals.
Prior to the Annual Meeting, you may authorize a proxy to vote your shares and submit pre-meeting questions online by visiting proxyvote.com and following the instructions on your proxy card. You do not need to participate in the Annual Meeting to vote if you submitted your proxy in advance of the Annual Meeting.
In order to vote your shares or ask questions at the Annual Meeting:
•
You will need your unique control number which appears on your Notice of Internet Availability of Proxy Materials, the proxy card (printed in the box and marked by the arrow) and the instructions that accompanied the proxy materials.

•
If your shares are held in a brokerage, financial institution or another account that bears the name of the holder and not you (shares referred to as held in “street name”) and you do not have a control number, you must contact your broker or other financial institution to obtain a control number or voting instructions.

•
Please authorize a proxy to vote your shares as soon as possible. If you are a beneficial owner of shares of our common stock, your broker will NOT be able to vote your shares with respect to any of the matters presented at the meeting other than the ratification of the selection of our independent registered public accounting firm, unless you give your broker specific voting instructions.

See “Questions You May Have Regarding this Proxy Statement” in Appendix B of this proxy statement for more information.
Even if you plan to join our Annual Meeting, please authorize a proxy to cast your vote as soon as possible by:

using the Internet at www.proxyvote.com	scanning this QR code to vote with your mobile device	calling toll-free from the United States, U.S. territories and Canada to 1-800-690-6903	mailing your signed proxy or voting instruction form

PROXY SUMMARY
This summary highlights information contained elsewhere in this proxy statement. For more complete information about these topics, please review the Tapestry, Inc. (the “Company” or “Tapestry”) Annual Report on Form 10-K (the “Form 10-K”) for fiscal year 2022 and this entire proxy statement. We are mailing the Notice of 2022 Annual Meeting of Stockholders and instructions on how to access this proxy statement via the Internet (or, for those who request it, a hard copy of this proxy statement and the proxy card) to our stockholders on or about September 30, 2022.
About Tapestry
Our global house of brands unites the magic of Coach, Kate Spade New York and Stuart Weitzman. Each of our brands are unique and independent, while sharing a commitment to innovation and authenticity defined by distinctive products and differentiated customer experiences across channels and geographies. We use our collective strengths to move our customers and empower our communities, to make the fashion industry more sustainable, and to build a company that’s equitable, inclusive and diverse. Individually, our brands are iconic. Together, we can stretch what’s possible.
Our corporate headquarters are in midtown Manhattan at 10 Hudson Yards, New York, New York 10001. Tapestry is a publicly traded company listed on the NYSE, traded under the symbol TPR.
Fiscal Year 2022 Business Highlights
We drove standout results in fiscal year 2022, despite a challenging backdrop. We delivered accelerated revenue and profit growth across our portfolio -— a direct reflection of the vibrancy of our brands and the agility and ingenuity of our talented teams around the world. Our performance this fiscal year demonstrates our competitive advantages, as well as the success of our strategic growth agenda -— our Acceleration Program -— which we developed nearly three years ago to radically transform our organization to compete in a new world of retail. Although the onset of the Covid-19 pandemic profoundly altered the world around us, it reaffirmed our strategic direction and, with consistent execution, we emerged a stronger company poised for sustainable growth.
We also remained committed to creating value for our stockholders, returning approximately $1.9 billion to our stockholders in fiscal year 2022 through repurchasing $1.6 billion in Tapestry common stock and issuing $264 million in quarterly dividends.
We made significant progress against our strategic initiatives in fiscal year 2022:

2022 PROXY STATEMENT | 1

Proxy Summary
We remain confident in the significant runway ahead, building on our strong foundation. We are harnessing our powerful combination of iconic brands, amplified by a data-rich platform that enhances our ability to build lasting customer relationships. We believe competitive advantages and established capabilities will enable us to fuel sustained top and bottom-line growth and drive meaningful shareholder value. For the fiscal year ending July 1, 2023 (“fiscal year 2023”), we anticipate returning $1.0 billion to shareholders through stock repurchases and dividends. This incorporates a 20% increase in our anticipated annual dividend rate to $1.20 per share.
Our Social Fabric: Purpose-Led, People-Centered ESG Initiatives
During the fiscal year we reaffirmed our commitment to lead with our purpose to stretch what’s possible both within our organization and our communities at large. We took actions to bring our purpose and values to life, embracing our responsibility as a global fashion company to effect meaningful and measurable change.
Highlights & Awards
Launched a partnership with the Savory Institute’s Land to Market, a verified sourcing solution for regenerative agriculture	Employees volunteered over 50,000 hours, bringing the cumulative total to over 95,000 hours since establishing our 2025 Goals in 2019	Contributed over $10 million in charitable financial contributions from our foundations and brands to support causes in our global communities

Took bold action through our newly-created Tapestry Foundation, becoming a founding partner of the Fashion Institute of Technology’s Social Justice Center and announcing a $3 million grant to World Wildlife Fund

Joanne Crevoiserat joined Catalyst’s CEO Champions for Change, a nonprofit dedicated to building workplaces that support women of diverse backgrounds
2 | 2022 PROXY STATEMENT

Proxy Summary
ESG Strategy
Tapestry’s corporate responsibility strategy, Our Social Fabric, unites teams across our business in meeting our 2025 Corporate Responsibility Goals (the “2025 Goals”) and other strategic initiatives with a shared objective: to balance true fashion authority with meaningful, positive change. Our Social Fabric covers three strategic pillars: Our People, Our Planet and Our Communities.
•
Our People: We aim to bolster Tapestry’s purpose and culture by embedding equity, inclusion and diversity (“EI&D”) throughout our organization, attracting and retaining talent with a compelling and fulfilling working experience, holding our leaders accountable and tying a portion of leadership compensation to our EI&D goals.

•
Our Planet: We aim to sustain and restore our planet through continuous innovation in solutions that improve biodiversity and reduce our impact on climate change with a focus on renewable energy, increased use of environmentally preferred materials and production methods and circular business models that design out waste and pollution, keep products in use and restore natural systems.

•
Our Communities: We aim to support and empower the communities where our employees live and work, and provide the resources and investment needed to make an impact in the regions where we operate, through volunteer efforts, philanthropic initiatives, product donations and social impact programming.

2025 Goals and Bold Commitments
Our People
•	Build diversity in leadership by increasing the number of North America based ethnic minority leaders to better reflect our general corporate population
•	Reduce differences in employee inclusion index scores based on gender and ethnicity
•	Demonstrate focus on career progression, development and mobility by filling 60% of leadership (VP+) roles internally
•	Enable all employees to manage both their work and personal life balance by achieving a global core benefit standard for self-care, parental and family care leave policies
Our Planet
•	Achieve a 20% reduction in absolute Scope 1 and Scope 2 CO2e emissions and achieve a 20% reduction in absolute Scope 3 CO2e emissions from freight shipping over a 2017 baseline
•	Attain 95% traceability and mapping of our raw materials to ensure a transparent and responsible supply chain
•	Achieve 75% recycled content in packaging and reduce North America corporate and distribution center waste by 25% over a 2017 baseline
•	Achieve a 10% reduction in water usage across Tapestry and our supply chain
•	Ensure that 90% of leather is sourced from silver- and gold-rated leather working group tanneries
•	Procure 100% renewable energy in the Company’s stores, offices and fulfillment centers by 2025
Our Communities
•	Dedicate 100,000 volunteer service hours to be completed by our employees around the globe
•	Give $75,000,000 in financial and product donations to nonprofit organizations globally
•	Provide 100,000 people crafting our products access to empowerment programs during the workday
•	Support our volunteering goal by giving all global employees one paid day off per year to volunteer
This strategy, including oversight, management and identification of risks, including climate-related risks, is ultimately governed by the Board and driven by an ESG Task Force, which is comprised of senior leaders and cross-functional members from major business functions. The Board approves long-term sustainability goals, strategic moves and major actions and receives updates at least annually. The Governance and Nominations Committee of the Board receives quarterly updates on ESG strategy and progress updates on our 2025 Goals and initiatives. The Human Resources Committee also receives regular updates on the “Our People” pillar of Our Social Fabric strategy.
2022 PROXY STATEMENT | 3

Proxy Summary
The Company is a signatory to the United Nations (“UN”) Global Compact, and as such, our corporate responsibility strategy is aligned with the UN Sustainable Development Goals. Additional information on Our Social Fabric and progress on our 2025 Goals and other commitments, along with our annual Corporate Responsibility Report, Global Reporting Initiative (GRI), Sustainability Accounting Standards Board (SASB) and Task Force on Climate-Related Financial Disclosures (TCFD) indices are available at www.tapestry.com/responsibility. The content on this website and the content in our Corporate Responsibility Reports are not incorporated by reference into this proxy statement or in any other report or document we file with the SEC. The Company regularly evaluates its programs, goals and initiatives. In early fiscal year 2022, the Company committed to setting a science-based target through the Science Based Targets initiative’s (SBTi) Business Ambition for 1.5°C and is working to establish those targets in-line with the best available climate change data.
Human Capital Management
Unlocking the power of our people is a key strategic pillar for the Company, supported by the Company’s senior leadership, as reflected in the key programs and focus areas described below. The Board and the Human Resources Committee oversee and regularly engage with management on these areas, including quarterly updates to the Human Resources Committee and the full Board on talent development, succession planning and other areas of human capital management. Our people strategy aims to build a talent engine where diverse talent can thrive and to foster an inclusive culture by welcoming people and ideas from everywhere to stretch what’s possible.
Equity, Inclusion and Diversity
Our proactive EI&D strategy is grounded in our purpose and values and includes the following strategic pillars:
•	Talent. Attract, retain and reward top diverse talent and enable them to thrive personally and professionally in our global community.
•	Culture. Empower people to express their distinctive strengths and power our engine of growth through leadership development, education and engagement programs.
•	Community. Serve the communities that need the most support through empowerment programs, donations and volunteering.
•	Marketplace. Develop solutions that set the standard for excellence through our platform of brands—for employees, customers, vendors, suppliers and our investors.
The Company is committed to fostering an equitable, inclusive and diverse culture. We are a member of the CEO Action for Diversity and Inclusion, the largest business coalition committed to advancing diversity and inclusion. In fiscal year 2022 the Company appointed a Chief Inclusion and Social Impact Officer, a newly created position to continue to shape and deliver the Company’s EI&D strategy and oversee the Company’s social impact efforts through advocacy, philanthropy and volunteerism. See Highlights & Awards above for recognition we have received for our focus on fostering an equitable work environment. We monitor our employee representation by gender, race and ethnicity throughout the Company, and disclose this information, including our EEO-1 Consolidated Report for calendar year 2021, on our website at www.tapestry.com/responsibility/our-people. See At a Glance: 2022 Board of Directors Nominees below for information on the diversity of our Director nominees.
Total Rewards
Tapestry is dedicated to being a place where our employees love to work, where they feel recognized and rewarded for all that they do. Maintaining a competitive total rewards program helps us attract, motivate and retain the key talent we need to achieve outstanding business and financial results. To accomplish this goal, we strive to appropriately align our total compensation with the pay, benefits and rewards offered by other companies that compete with us for talent in the marketplace.
Talent Development
Our talented employees are vitally important to our near and long-term success. Our recruitment strategies focus on attracting the best diverse talent to our organization and then retaining them through career development, mobility and advancement within our open and inclusive culture. We strive to provide a working environment where our highly engaged teams can grow and progress their careers. We also work to foster a dynamic, performance-driven culture, which includes regular feedback and coaching. We listen to our employees through regular pulse surveys that inform on how we can continue to strive for excellence in our work culture.
4 | 2022 PROXY STATEMENT

Proxy Summary
Well-being and Safety
We are committed to providing a safe working environment and supporting our employees in achieving and sustaining their health and well-being goals. We provide our employees with supplemental resources to achieve work-life integration and wellness, such as access to our Employee Assistance Program, regular employee programming and a subscription to a smartphone application dedicated to meditation and mindfulness. We also believe in encouraging and empowering our employees to take part in building a welcoming and inclusive community, through supplemental time-off to perform community service and a matching gift program that matches up to $10,000 per employee in donations to eligible nonprofits in North America from the Tapestry Foundation.
Covid-19 Response
Since the onset of the Covid-19 pandemic in the fiscal year ended July 4, 2020 (“fiscal year 2020”), we have implemented health and safety measures to protect our employees, customers and their families. We consult with medical professionals on our protocols, education materials and guidance to ensure our actions and resources are up-to-date and relevant. We provide our employees with additional paid time off for Covid-19 related incidents. In fiscal year 2022 we implemented a vaccine requirement in our New York and New Jersey corporate offices, with an accommodation process for individuals who are not vaccinated due to medical or religious reasons. Tapestry continues to monitor and comply with all global, federal and local Covid-19 guidance to ensure a safe and healthy working environment.
Corporate Governance Highlights
Engaged and Independent Board Focused on Continuous Evaluation and Refreshment	Commitment to Stockholder Rights	Demonstrated Corporate Governance and Compensation Best Practices

Nine of 10 Director nominees are independent
Independent Chair of the Board and Board Committees comprised solely of Independent Directors
Demonstrated commitment to
Board refreshment and rigorous
director selection criteria, with four
new Independent Directors joining
the Board in the past three years
Annual election of all Directors
Annual Board, Committee and
Director assessments, as well as
annual CEO evaluation
Regular executive sessions of Independent Directors

Bylaws contain Proxy
Access provision
Bylaws may be amended by stockholders representing a
majority of outstanding shares
entitled to vote
Active year-round stakeholder engagement
Majority vote standard for
uncontested director elections
Annual “Say on Pay” advisory vote

Longstanding environmental, social and governance (“ESG”) commitments, with strong board oversight and measurable short and long-term goals
Gender balanced Board,
representing strong company-wide
commitment to EI&D
Active Board oversight of risk management, including cybersecurity
Code of Conduct for ethical
business policies and conduct
Stock ownership guidelines for Directors and executives and clawback for incentive awards
Prohibition on political
expenditures

2022 PROXY STATEMENT | 5

Proxy Summary
At a Glance: 2022 Board of Directors Nominees
Our 2022 Director nominees bring an effective mix of viewpoints, backgrounds, diversity and experiences to the Board.

Average Tenure: 4.5 Years
Skills and Experience (see page 22 for individual skills matrix)

Skill	Nominees
Executive Leadership	10/ 10 Nominees
Industry (Retail or Consumer Goods)	10/ 10 Nominees
International	8/ 10 Nominees
Mergers & Acquisitions	7/ 10 Nominees
Marketing & Branding	8/ 10 Nominees
Financial & Accounting	10/ 10 Nominees
Public Company Experience	9/ 10 Nominees
Human Capital	7/ 10 Nominees
Technology & Digital	8/ 10 Nominees
Entrepreneurial	5/ 10 Nominees
Corporate Responsibility (ESG) – Environmental	5/ 10 Nominees
Corporate Responsibility (ESG) – Social	7/ 10 Nominees
Corporate Responsibility (ESG) – Governance	8/ 10 Nominees
Supply Chain	3/ 10 Nominees
Cybersecurity	6/ 10 Nominees

6 | 2022 PROXY STATEMENT

Proxy Summary
The following table provides summary information about each Director nominee. All of the Director nominees are currently members of the Board.
Name	Age	Director Since	Principal Occupation	Independent	Audit Committee	Human Resources Committee	Governance and Nominations Committee	Other U.S. listed Public Company Boards
John P. Bilbrey	66	2020	Retired Chairman, President and Chief Executive Officer of The Hershey Company		•			• Campbell Soup Company • Colgate-Palmolive • Elanco Animal Health
Darrell Cavens	49	2018	Retired Founder and Chief Executive Officer of zulily, inc.			•		• Big Sky Growth Partners
Joanne Crevoiserat	58	2020	Director, Chief Executive Officer of Tapestry, Inc.					• General Motors Co.
David Denton	57	2014	Chief Financial Officer and Executive Vice President of Pfizer, Inc.			•	•
Hanneke Faber*	53	2021	President, Global Nutrition at Unilever PLC		•
Anne Gates*	62	2017	Retired President of MGA Entertainment, Inc.		•		•	• Kroger • Raymond James Financial
Thomas Greco*	64	2020	President, Chief Executive Officer of Advance Auto Parts		•		•	• Advance Auto Parts
Pamela Lifford	59	2020	President, Global Brands and Experiences, Warner Bros. Discovery			•
Annabelle Yu Long	49	2016	Founding and Managing Partner of BAI Capital					• LexinFintech Holdings • NIO Inc.
Ivan Menezes	63	2005	Executive Director and Chief Executive of Diageo plc			•	•	• Diageo
Number of Meetings in fiscal year 2022					6	5	4
• Committee Chair • Member * Audit Committee Financial Expert
2022 PROXY STATEMENT | 7

Proxy Summary
Overview of 2022 Executive Compensation
Set forth below is the fiscal year 2022 compensation for each named executive officer (“NEO” or “Named Executive Officer”) as determined under SEC rules. The hallmarks of our program include a strong pay-for-performance focus and annual and long-term incentives that support our business priorities, our talent objectives and stockholder value creation. See the notes accompanying the Summary Compensation Table on page 57 for more information.
Name & Principal Position	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Joanne Crevoiserat Chief Executive Officer	1,340,385	—	4,799,985	3,199,996	4,337,550	61,510	13,739,426
Scott Roe Chief Financial Officer and Chief Operating Officer	925,000	250,000	1,100,018	—	2,122,875	47,066	4,444,959
Todd Kahn Chief Executive Officer and Brand President, Coach	950,000	—	1,199,996	799,998	2,106,625	68,110	5,124,729
Thomas Glaser Chief Operations Officer	820,192	—	900,018	600,006	1,514,700	21,110	3,856,026
Liz Fraser Chief Executive Officer and Brand President, Kate Spade	840,385	—	719,989	480,005	1,619,250	66,560	3,726,189
2022 Proxy Voting Roadmap
	THE BOARD RECOMMENDS VOTING:	PAGE REFERENCE (for more detail)
PROPOSAL 1: Election of 10 Directors	FOR EACH NOMINEE	21
PROPOSAL 2: Ratification of appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending July 1, 2023	FOR	28
PROPOSAL 3: Advisory vote to approve the Company’s executive compensation, as discussed and described in this proxy statement	FOR	33
8 | 2022 PROXY STATEMENT

CORPORATE GOVERNANCE
Meetings and Committees of the Board
The Board held five (5) meetings during fiscal year 2022. In addition to meetings of the full Board, Directors also attended meetings of Committees of the Board (the “Committees” and each a “Committee”). Each of the Directors attended at least 75% of the meetings held by the Board and Board Committees on which he or she served during the fiscal year.
The Board has an Audit Committee (the “Audit Committee”), a Human Resources Committee (the “HR Committee”), which performs the functions of a compensation committee and a Governance and Nominations Committee (the “GN Committee”). Each Committee operates pursuant to a charter, which can be found for each Committee on Tapestry's website at www.tapestry.com/investors/ under the Committees section. We will provide to any person without charge, upon request, copies of any of the committee charters. You may obtain such copies by sending a written request to Tapestry, 10 Hudson Yards, New York, New York 10001, Attention: Secretary. Each Committee has implemented procedures to ensure that during the course of each fiscal year it devotes the attention that it deems necessary or appropriate to each of the matters assigned to it under its charter.
All regular quarterly meetings of the Board and Board Committees include an executive session of our non-employee Directors, all of whom are independent (“Independent Directors”) without members of management present. In fiscal year 2022, following Susan Kropf’s retirement as independent Chair of the Board in November 2021, Anne Gates presided over executive sessions of the Board as independent Chair of the Board. Our Independent Directors and Board Committees have authority to retain outside advisors as they deem necessary.
Tapestry encourages each member of the Board to attend each Annual Meeting of Stockholders, but has not adopted a formal policy with respect to such attendance.
All of the Company's Directors then-standing for re-election attended the Annual Meeting of Stockholders held in 2021.
Board Membership and Committee Roster

Name of Director	Audit	Human Resources	Governance and Nominations
John P. Bilbrey	•
Darrell Cavens		•
Joanne Crevoiserat
David Denton		•	•
Hanneke Faber(1)	•
Anne Gates(2)	•		•
Thomas Greco(3)	•		•
Pamela Lifford		•
Annabelle Yu Long
Ivan Menezes		•	•
•	Committee Chair	•	Member
(1) Ms. Faber joined the Board on August 31, 2021 and was appointed to the Audit Committee on November 3, 2021.
(2) Ms. Gates was appointed Chair of the Board on November 3, 2021, succeeding Ms. Kropf upon her retirement.
(3) Mr. Greco was appointed Audit Committee Chair on November 3, 2021.
2022 PROXY STATEMENT | 9

CORPORATE GOVERNANCE
Audit Committee
The Audit Committee is comprised solely of Independent Directors and met six (6) times during fiscal year 2022. The Audit Committee reviews Tapestry’s auditing, accounting, financial reporting and internal control functions and has sole responsibility for the selection of independent accountants. The Audit Committee is required to pre-approve all services provided by the independent accountants to assure that these services do not impair the auditor’s independence. Services that have not received pre-approval will require specific review and approval by the Audit Committee. In addition, when the scope of services being provided (and the related fees) meaningfully change, Tapestry and the independent accountants will provide an update to the Audit Committee. The Audit Committee reviews Tapestry’s accounting principles and financial reporting, as well as the independence of Tapestry’s independent accountants. In discharging its duties, the Audit Committee:
•	is directly responsible for the appointment, compensation determination and oversight of Tapestry’s independent accountants;
•	is directly responsible for pre-approving the audit and non-audit services rendered by the independent accountants;
•	provides oversight of, and has authority for the selection and evaluation of Tapestry’s internal auditors;
•	meets independently with Tapestry’s internal auditors, its independent accountants and senior management;
•
reviews the general scope of matters relating to Tapestry’s accounting, financial reporting, internal control systems, annual audit and internal audit program as well as matters relating to Tapestry’s information system architecture and cybersecurity, and the results of the annual audit; and

•
reviews with Tapestry’s Chief Executive Officer and Chief Financial Officer the matters required to be personally certified by such officers in Tapestry’s public filings and the procedures followed to prepare for such certifications.

Tapestry’s Board determined that all members of the Audit Committee during fiscal year 2022 were “independent” as defined in the NYSE listing standards and Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and that all were “financially literate” under the rules of the NYSE. The Board has determined that Mr. Greco, the Chair of the Audit Committee, and Mses. Gates and Faber are each considered an “audit committee financial expert” under federal securities laws.
Human Resources Committee
The HR Committee is comprised solely of Independent Directors and met five (5) times during fiscal year 2022. Pursuant to the HR Committee Charter, the HR Committee:
•
determines, approves and reports to the Board on all elements of compensation for Tapestry’s executive officers and other key executives, including targeted total cash compensation and long-term equity-based incentives and oversees the administration of various employee benefit and retirement plans, except as otherwise delegated by the Board or the Committee;

•	reviews non-employee director compensation and benefits and recommends changes to the Board as necessary;
•	reviews Tapestry’s overall human capital strategy, including equity, inclusion and diversity;
•	performs, or assists the Board in performing, the duties of the Board relating to the annual performance evaluations of the Company’s executive officers;
•	monitors performance, talent development and succession planning for key executives; and
•	consults, as needed, with third-party compensation consultants.
In fiscal year 2022, the HR Committee retained the services of Compensation Advisory Partners, LLC (“CAP”); a description of the services provided to the HR Committee during fiscal year 2022 appears below under Compensation Discussion and Analysis—Compensation Decision Making Process—Roles and Responsibilities.
Tapestry’s Board determined that all members of the HR Committee during fiscal year 2022 were “independent” under the NYSE heightened independence standards for members of compensation committees.
10 | 2022 PROXY STATEMENT

CORPORATE GOVERNANCE
Governance and Nominations Committee
The GN Committee is comprised solely of Independent Directors and met four (4) times during fiscal year 2022.
The GN Committee performs a leadership role in shaping the corporate governance of the Company, and reports to the Board on matters relating to corporate governance and the identification and nomination of new directors. The GN Committee also performs succession planning for the Chief Executive Officer and conducts annual performance evaluations of the Board and its several committees, and each individual Director. The GN Committee also has primary oversight of the Company’s ESG strategy, Board succession planning and Board refreshment processes. These responsibilities are described in more detail in Board, Committee and Director Evaluations and Board Refreshment and Succession Planning Processes below.
Tapestry's Board determined that all members of the GN Committee during fiscal year 2022 were “independent” as defined in the NYSE listing standards.
Ongoing Director Education
The Board believes that ongoing Director education is essential for both new and long-serving Directors to successfully fulfill their duties. All incoming Directors participate in the Company’s Director onboarding and education program, which involves meetings with members of management to review Company strategy, Tapestry and brand business and operational performance, corporate governance, human capital management and ESG matters. Throughout the course of their service on the Board, all Directors are polled on which topics and programs they think will support them in their roles and the Company incorporates this feedback into future programming. Directors are given access to relevant educational materials and information on training programs through an online portal, as well as external memberships to corporate governance organizations. The Company reimburses Directors for all reasonable fees and expenses associated with attending outside training programs. In addition, outside experts are frequently invited to Board and Committee meetings throughout the year to present on specific topics (such as cybersecurity and ESG matters in fiscal year 2022).
Board, Committee and Director Evaluations
The Board believes that a regular, robust Board evaluation process is a critical tool in ensuring Board effectiveness and strong corporate governance. The GN Committee has primary oversight of the process, which consists of annual evaluations by each Director of the full Board, the Board Committees, and each individual Director. Additionally, members of the Company’s management team are asked for their feedback and perspective on Board process and effectiveness. These collective evaluations are intended to determine whether the Board and its Committees are functioning effectively, to assess Director performance, and to identify opportunities for overall improvement.
Evaluations are conducted annually through confidential questionnaires, which solicit quantitative and textual feedback. On a periodic basis (most recently for the fiscal year 2021 review cycle), the process also includes one-on-one interviews with Board members and certain members of management conducted by an independent third party facilitator.
Evaluations consider a number of topics, including:
•	board structure, composition and performance;
•	board and Committee roles, and meeting agendas and materials;
•	access to management, outside advisors and other information and resources necessary for the Board to fulfill its duties;
•	the overall function of the Board and its Committees; and
•	assessment of individual and peer contributions, including solicitation of feedback to ensure each director’s skills are being utilized most effectively.
The Independent Directors also evaluate the performance of Tapestry's Chief Executive Officer annually.
The results of the evaluations are discussed with the Chair of the Board, the GN Committee, each Committee Chair, and with the full Board in executive session. The Chair provides anonymous feedback to each Director during one on one conversations.
While this formal evaluation process is conducted on an annual basis, Directors are encouraged to continuously share their perspectives, feedback and suggestions throughout the year. Items requiring follow-up and execution from the annual evaluation process and other engagements are monitored throughout the year by the Board, the applicable committees and management.
2022 PROXY STATEMENT | 11

CORPORATE GOVERNANCE
Board Refreshment and Succession Planning Processes
The Board is committed to active and ongoing Board refreshment practices and succession planning, working to continuously align Board composition and leadership with the Company’s strategic needs. Building and maintaining an effective Board is a critical responsibility of our GN Committee, designed to ensure that the Board and each Committee is operating effectively and comprised of highly qualified directors, with the appropriate skills, experience, perspective and independence to provide effective oversight and serve the best interest of our stockholders. The GN Committee conducts a year-round process, which includes
(i) regular review and discussion of the existing Board composition, utilizing a matrix of certain director skills and experience as a discussion tool; (ii) consideration of disclosures by each Director in their Annual Director and Officer Questionnaire, including with respect to external commitments, with semi-annual abridged questionnaires for interim updates (iii) review of the annual Board, Committee and individual Director evaluations, and (iv) regular GN Committee agenda items devoted specifically to Board refreshment and succession planning, reporting out to the full Board.
Refreshment Practices
In identifying and recommending Director candidates, the GN Committee places emphasis on the Company’s Corporate Governance Principles, as approved by the Board and posted on our website, which set forth qualifications and criteria for director selection, including the following minimum qualifications: the highest personal and professional ethics, integrity and values; commitment to representing the long-term interests of our stockholders; an inquisitive and objective perspective, practical wisdom and mature judgment; freedom from significant conflicts of interest; the willingness and ability to devote the time necessary to perform the duties and responsibilities of a director; and a commitment to serve on the Board for an extended period of time. The GN Committee’s selection process also provides for engagement of third-party search firms, interviews with various members of the GN Committee, the Board and management, and an evaluation of each individual in the context of the Board as a whole, applying criteria that it deems appropriate. The final selection of nominees is made by the Board.
The GN Committee will consider all candidates recommended by stockholders in accordance with the timing and other procedures established in Tapestry’s Bylaws for stockholder nominations. See Other Information—Stockholder Proposals for the 2023 Annual Meeting for more information. The GN Committee evaluates all candidates in the same manner, regardless of the source of such recommendation, and, subject to provisions in our Bylaws concerning proper notice by stockholders of proposed nominees, will consider all candidates recommended by stockholders. Such recommendations should include the name and address and other pertinent information about the candidate as is required by Tapestry’s Bylaws. Recommendations should be submitted in writing to Tapestry, 10 Hudson Yards, New York, New York 10001, Attention: Secretary. The policy and procedures for considering candidates recommended by stockholders were formally adopted by our Board in May 2004.
Board Succession Planning
Led by the GN Committee, our Board reviews the composition, skills and dynamics of the full Board and each Committee no less than annually to ensure appropriate Board succession plans are in place.
Based on these reviews, the GN Committee determines optimal utilization of each Director’s skills and experience and confirms or modifies succession plans for the Board Chair and Committee Chairs and members. The full Board appoints the Board and Committee Chairs and Committee members annually, following the Company’s Annual Meeting.

12 | 2022 PROXY STATEMENT

CORPORATE GOVERNANCE
Board Diversity
While the Company does not have a formal policy regarding the diversity of the Board, we believe the Board is diverse based on gender, ethnicity and national origin, as reflected in the charts below. The GN Committee considers the Board’s overall composition when considering director candidates, including whether the Board has an appropriate combination of professional experience, skills, knowledge and variety of viewpoints and backgrounds in light of the Company’s current and expected future needs.
In addition, the GN Committee also believes that it is desirable for new candidates to contribute to the variety of viewpoints on the Board, which may be enhanced by a mix of different professional and personal backgrounds and experiences.

Average Tenure: 4.5 Years
2022 PROXY STATEMENT | 13

CORPORATE GOVERNANCE
Board Oversight Structure
The Board is elected annually by our stockholders to provide ultimate oversight of the management of Tapestry's business strategy and risks and to ensure that the long-term interests of the stockholders are being served.
Separation of Chair and Chief Executive Officer; Strong Independent Board
Under Tapestry’s Bylaws and Corporate Governance Principles, the positions of Chair of the Board and Chief Executive Officer may be held by one person or separately. Our policy as to whether the role of the Chair and the Chief Executive Officer should be separate is to adopt the practice that best serves the stockholders’ interests and the Company’s needs at any particular time. The positions of Chair of the Board and Chief Executive Officer have been held separately since July 2020, with Ms. Gates currently serving as Chair of the Board and Ms. Crevoiserat serving as Chief Executive Officer. The position of Chair of the Board and Chief Executive Officer was also held separately from 2014 through September 2019. From September 2019 through July 2020, the role was combined.
The Board believes that the current governance structure—Ms. Gates as the independent Chair of the Board and Ms. Crevoiserat as the Company's Chief Executive Officer—will allow Ms. Crevoiserat to focus her time and energy on managing the Company and Ms. Gates to lead the Board in its fundamental role of providing guidance, advice and counsel regarding the business, operations and strategy of the Company, as well as oversight of the Company's risk management policies and processes. We believe this structure will allow the Company to continue to execute its strategy and business plans to maximize stockholder value.
The Company has also adopted various policies to provide for a strong and independent Board. The Board and the GN Committee have assembled a Board comprised of capable and experienced Directors who are currently or have been leaders of major companies or institutions, are independent thinkers, and have a wide range of expertise and skills. The Board annually examines the relationships between the Company and each of its Directors. After this examination, the Board has determined that each of the Directors who are nominated for election at the Annual Meeting (other than Ms. Crevoiserat) have no material relationship with the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company) and is independent as defined in the NYSE listing standards. In addition, all standing committees of the Board are made up entirely of Independent Directors. The Board and these Committees are empowered to retain their own counsel or advisors as they deem necessary.
Board’s Role in the Oversight of Strategy
Our Board has active oversight responsibility for our corporate strategy and planning, including through: formal dedicated meetings to review our annual operating and long-range strategic plans, including risks and opportunities facing our business; quarterly engagement at Board and Committee meetings, and during executive sessions; and regular discussions with our Chief Executive Officer and members of management throughout the year. With this strong Board oversight, our management team is responsible for executing our strategy and providing the Board with regular updates on key strategic initiatives, market and macro-environmental trends and other developments with respect to our strategic initiatives.
During fiscal year 2022, the Board was highly engaged in oversight of business and operational priorities, including continued implementation of the strategies under our Acceleration Program, ESG and human capital management activities, including progress on our 2025 Goals under the pillars of Our People, Our Planet and Our Communities and our EI&D priorities.
Board’s Role in the Oversight of Risk
The Board provides critical oversight of the risks facing the Company and the risk management programs the Company has put into place. The Board views effective risk management as a key priority and approaches this work as an integrated part of our strategic planning process. In compliance with its duties under Tapestry’s Charter, Bylaws and Corporate Governance Principles and, pursuant to Maryland law, the Board and its Committees consider whether the Company’s risk management programs adequately:
•	identify and assess material and emerging risks facing the Company in a timely fashion;
•	allocate ownership for risk management amongst members of management, with appropriate visibility to the Board and its committees;
•	implement appropriate responsive risk management strategies;
•	facilitate open communication between management and the Board;
•	transmit necessary information with respect to material risks within the Company; and
•	foster an appropriate culture of ethics, integrity, and risk management.
The Company believes that the Board’s structure provides appropriate risk oversight of the Company’s activities.
14 | 2022 PROXY STATEMENT

CORPORATE GOVERNANCE
Board Risk Oversight

The Board reviews the Company's enterprise risk management (“ERM”) programs to ensure risk management is consistent with the Company’s corporate strategy and effective in fostering a culture of risk-aware and risk-adjusted decision making throughout the organization. The Board's review of the ERM program and other risk management processes includes strategic, operational, financial, reputational and external risks. The Board works with senior management and Tapestry's independent and internal auditors, to ensure that enterprise-wide risk management is incorporated into corporate strategy and business operations.

As set forth below, the Board delegates to its Committees primary responsibility to evaluate elements of the Company’s risk management program based on the Committee’s expertise and applicable regulatory requirements. Each Committee, through its chairperson, reports out to the full Board at its quarterly meeting on the Committee’s activities, including agenda items relating to risk; the full Board engages in discussion on these delegated activities at that time.

Audit Committee Risk Oversight	HR Committee Risk Oversight	GN Committee Risk Oversight

Accounting and financial reporting
System of internal controls
Annual financial audit, including meeting privately on a regular basis with the Company’s external auditors
Internal audit program, including oversight and quarterly reports on the ERM program
Business Continuity Program governance
Litigation and ethics and compliance
Information system architecture, privacy and cybersecurity

Human capital management programs and strategies, including talent development, EI&D, management succession planning (other than CEO), and updates on Corporate Responsibility program goals under the “Our People” program pillar
Annual performance evaluations of the Company's executive officers and other key executives
Compensation programs and policies, including conducting a risk assessment of the company’s compensation programs annually to determine whether any aspects encourage excessive or inappropriate risk taking

Corporate Governance policies and practices, including related party policies and disclosures
Board refreshment and succession planning, including for Board Committee chair and membership positions
CEO succession planning, as presented and approved by the full Board
Quarterly updates on Environmental, Social and Governance program risks (with updates on ESG programs to the Board at least annually)

Role of Management

Management has day-to-day responsibility for the identification and assessment of the various risks facing the Company, and the implementation of effective risk management programs and policies. Management conducts comprehensive annual enterprise risk assessments to identify the most critical risks facing the Company, as well as emerging risks, and the development of risk mitigation strategies. Management regularly reports to the full Board and/or its Committees, as applicable on risk assessment and mitigation strategies, to enable the Board to successfully oversee the Company’s risk management activities.

2022 PROXY STATEMENT | 15

CORPORATE GOVERNANCE
ESG Risk Management
ESG and climate-related risk management is a key priority for management and the Board and is approached as an integrated part of ERM and our strategic planning process. Management and the Board evaluate sustainability and climate-related risks and opportunities that have the potential to impact Tapestry’s operations, products and services, supply chain, adaptation and mitigation activities and investment in innovation.
Our GN Committee receives quarterly updates on matters of ESG strategy, compliance and risk, with updates to the full Board at least annually and Audit and HR Committees as appropriate.

Our ESG Steering Committee, comprised of Tapestry Executive Committee members, meets quarterly and is responsible for strategy recommendations and supporting execution and final decision-making of ESG-related opportunities.
	Our ESG Task Force, comprised of senior leaders and cross-functional members from major business functions at Tapestry, meets monthly to set and drive company-wide ESG strategy.	Our Global ESG Team, led by our Vice President, ESG & Sustainability, has direct day-to-day responsibility for managing our program, including leadership of the ESG Task Force.

Our ESG Program is supported by additional working groups including a Cultural Moments Action Committee, Inclusion Councils, several Employee Resource Groups (ERGs) and our Tapestry and brand foundations.

Spotlight: Oversight of Cybersecurity Risk

Cybersecurity is a critical component of risk management at Tapestry, consisting of global information security and privacy compliance programs focused on the Company’s information systems, cybersecurity practices and protection of consumer and employee personal data and confidential information. The Audit Committee receives quarterly updates from the Company’s Chief Information Officer and Chief Information Security Officer on information security and privacy risk and compliance, with periodic updates to the full Board (no less than annually). All global employees are required to take annual training on information security, including cybersecurity, and global data privacy requirements and compliance measures. We also conduct periodic internal and third party assessments to test our cybersecurity controls, perform cyber simulations and annual tabletop exercises, and continually evaluate our privacy notices, policies and procedures surrounding our handling and control of personal data and the systems we have in place to help protect us from cybersecurity or personal data breaches. The Company has rigorous controls in place to monitor personal and confidential information and documentation distributed electronically by all of its employees. The Company also surveyed its Directors during fiscal year 2022 on their skills and experience relating to cybersecurity to ensure effective oversight of the Company’s programs, as discussed in Director Qualifications, Skills and Experience on page 22.

16 | 2022 PROXY STATEMENT

CORPORATE GOVERNANCE
Compensation Committee Interlocks and Insider Participation
The HR Committee is currently comprised of the following Independent Directors: David Denton, Chair, Darrell Cavens, Pamela Lifford and Ivan Menezes. No Director who served as a member of the HR Committee during any portion of fiscal year 2022 was an employee of the Company during their service on the HR Committee or a former officer of the Company. None of Tapestry's executive officers serve on the compensation committee (or other committee serving an equivalent function) or the board of directors of any other company of which any member of the HR Committee or the Board is an executive officer. The HR Committee makes all compensation decisions regarding the Company’s executive officers.
Code of Conduct and Other Policies
Tapestry has adopted a Code of Conduct (the “Code”). The purpose of the Code is to convey the basic principles of business conduct expected of all Tapestry employees, officers and directors, including our Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer and Controller and other senior financial personnel performing similar functions. We require officers and corporate employees (and selected retail employees) to attend training on the Code and other matters of business ethics. We require all employees to review and certify the Code annually. In support of the Code, we have provided our employees with numerous avenues for the reporting of ethics violations or other similar concerns, including a toll-free telephone hotline and a reporting website, both allowing for anonymity. The Code meets the definition of “code of ethics” under the rules and regulations of the SEC and the NYSE and is posted on our website at www.tapestry.com/investors/ under the Global Business Integrity Program section.
We will provide to any person without charge, upon request, a copy of the Code. You may obtain a copy of the Code by sending a written request to Tapestry, 10 Hudson Yards, New York, New York 10001, Attention: Secretary.
Tapestry has also adopted a Political Activities and Contributions Policy. Tapestry does not make political contributions and prohibits all employees from using any Company funds or assets for direct or in-kind political contributions, including contributions to any ballot initiative, referendum or other question, Political Action Committee (PAC), political party or candidate, whether federal, state or local, in the United States or abroad, subject to certain pre-approved specific foreign country exclusions. Employees are permitted to make personal contributions that do not involve any funds or resources of the Company, including Company time, facilities, office supplies, letterhead, phones and other Company devices.
2022 PROXY STATEMENT | 17

CORPORATE GOVERNANCE
Other Corporate Governance Matters
Stockholder Engagement
We communicate with our stockholders throughout the year and are committed to fostering effective and transparent communication. We engage regularly through quarterly earnings calls, our investor relations website, and group as well as one-on-one meetings and calls to ensure we have a strong understanding of their perspectives, including potential concerns with respect to our Company and business.
In advance of our Annual Meeting of Stockholders each year, we reach out to many of our investors to discuss topics of corporate governance, executive compensation and any other items of interest or concern. Our engagements typically involve representatives from Investor Relations, Legal, Human Resources, ESG and other business areas, including our senior management team and Board of Directors when appropriate.
In advance of our prior year Annual Meeting of Stockholders, we reached out to approximately 40 holders, representing approximately 70% of shares outstanding. Although our investors did not have concerns requiring engagement in advance of the meeting, we engaged with our holders on a number of issues throughout fiscal year 2022.
Key topics of discussion during our fiscal year 2022 engagements included:
•	our business strategies and financial performance, including our progress under the Acceleration Program;
•	topics related to ESG, including sustainability and climate change, as well as Our Social Fabric initiatives and 2025 Goals;
•	our strategies around EI&D, and other matters of human capital management;
•
our executive compensation programs and practices, specifically the addition of EI&D metrics to our annual incentive plan (“AIP”) for fiscal year 2022 and our return to our standard mix of performance-based equity, after the one-time changes we made in fiscal year 2021 as a result of the pandemic; and

•	topics around Board refreshment, Board diversity and general Board oversight and governance.
Corporate Governance Principles
Tapestry’s Corporate Governance Principles provide the framework for the governance of Tapestry. These guidelines reflect the governance rules for NYSE-listed companies and those contained in the Sarbanes-Oxley Act of 2002. The Board reviews these principles and other aspects of governance periodically. The guidelines, together with other corporate governance documents of Tapestry, are posted on our website at www.tapestry.com/investors/ under the Governance Documents section. We will provide to any person without charge, upon request, a copy of the Corporate Governance Principles. You may obtain a copy by sending a written request to Tapestry, 10 Hudson Yards, New York, New York 10001, Attention: Secretary.
Sarbanes-Oxley Certifications
Tapestry has filed with the SEC, as exhibits to its most recently filed Annual Report on Form 10-K, the certifications required by the Sarbanes-Oxley Act of 2002 regarding the quality of the Company’s public disclosure.
18 | 2022 PROXY STATEMENT

CORPORATE GOVERNANCE
Director Compensation
Directors who are Tapestry employees receive no additional compensation for their services as Directors. Compensation for Independent Directors is recommended by the HR Committee and approved by the Board. Compensation for Independent Directors consists of an annual cash retainer for Board service and additional cash retainers for service as the Independent Chair of the Board or Lead Outside Director, as applicable, and as the chairperson of Board Committees. Annual grants of stock options and restricted stock units (“RSUs”) are made to each elected Independent Director on the date of Tapestry's Annual Meeting. Upon joining the Board, a new Independent Director receives a grant of stock options and RSUs with approximately the same value as this annual grant. The Second Amended and Restated Tapestry, Inc. 2018 Stock Incentive Plan (the “2018 Stock Incentive Plan”) includes an overall limit on annual Independent Director compensation of $800,000 per director.
Due to complex regulatory requirements related to equity compensation in China, in lieu of an annual equity award of stock options and RSUs, Ms. Long receives a cash payment equal to $150,000, representing the targeted fair market value of equity awards granted to the other Independent Directors, paid one year after the date of each Annual Meeting of Stockholders.
Tapestry's Outside Director retainers in effect during fiscal year 2022 were as follows:
Compensation Element	Annual Amount* ($)
Basic annual retainer	90,000
Annual equity grant value(1)	150,000
Audit Committee Chair annual retainer	30,000
HR Committee Chair annual retainer	30,000
GN Committee Chair annual retainer	20,000
Independent Chair of the Board retainer	200,000
Lead Outside Director (not applicable in fiscal year 2022)	30,000
Cash payment in lieu of annual equity grant for Annabelle Long	150,000
*Amounts shown reflect the full value of the retainers for fiscal year 2022.
(1) The annual equity grant to our Independent Directors is fixed at a fair market value of approximately $150,000, with 50% of the value of the award made in the form of stock options and 50% made in the form of RSUs. These awards vest in full one year from the date of grant, subject to the Director’s continued service until that time.
From time to time, most recently in August 2022, the HR Committee's consultant, CAP, evaluates the Independent Director compensation program and, as appropriate, the HR Committee may recommend changes to the Board. The 2022 study compared Tapestry's Independent Director compensation program to:
•	the same peer group used for executive compensation benchmarking, described below in the Compensation Discussion & Analysis; and
•
general industry survey data (303 companies across industries with revenues between $2.5 billion and $10 billion), from the 2021-22 Director Compensation Report from the National Association of Corporate Directors.

The study found that current Independent Director compensation was between the 25th percentile and median of the peer group, and was also positioned below median versus the general industry data. The HR Committee recommended, and the Board approved, the following updates to the Independent Director compensation program, to be effective in November 2022:
•	Increase cash retainer by $10,000
•	Increase annual equity value by $20,000
•	Increase Audit Committee Chair cash retainer by $5,000
•	Increase GN Committee Chair cash retainer by $5,000
This would bring the total pay for Independent Director compensation to median of peer group.
2022 PROXY STATEMENT | 19

CORPORATE GOVERNANCE
Director Stock Ownership Policy
Tapestry has a stock ownership policy for Independent Directors. Under the policy, each Independent Director is expected to accumulate Tapestry shares valued at five times the basic annual retainer ($90,000 during fiscal year 2022). The Board expects the required level of ownership to be achieved within five years of the date an Independent Director is appointed to the Board. Until the requirement is met, each Director is required to retain 50% of the net shares obtained from RSUs that vest and stock options that are exercised. Ownership includes shares owned, deferred stock units and shares equivalent to the after-tax value of unvested RSUs and the after-tax value of vested, unexercised, in-the-money stock options.
The Board has waived the Director Stock Ownership Policy for Ms. Long due to the complex regulatory framework for equity compensation in China.
As of the last measurement date (December 31, 2021):
•	Messrs. Bilbrey, Cavens, Denton and Menezes and Ms. Gates had achieved the desired level of ownership; and
•	Mr. Greco and Mses. Faber and Lifford were making appropriate progress toward achieving the desired level of ownership (all have been Independent Directors for less than five years).
2022 Director Compensation
Compensation paid in fiscal year 2022 for each Independent Director is detailed below:
Name	Fees Earned or Paid in Cash(3) ($)	Stock Awards(4) ($)	Option Awards(4) ($)	All Other Compensation(5) ($)	Total ($)
John P. Bilbrey	90,000	74,983	75,002	—	239,985
Darrell Cavens	90,000	74,983	75,002	10,000	249,985
David Denton	120,000	74,983	75,002	—	269,985
Hanneke Faber(1)	52,742	149,978	150,001	—	352,721
Anne Gates(2)	190,105	74,983	75,002	2,000	342,090
Thomas Greco	109,750	74,983	75,002	—	259,735
Susan Kropf(2)	183,417	—	—	10,000	193,417
Pamela Lifford	90,000	74,983	75,002	—	239,985
Annabelle Yu Long	240,000	—	—	—	240,000
Ivan Menezes	90,000	74,983	75,002	—	239,985
(1) Ms. Faber joined the Board after the start of fiscal year 2022, and therefore received a pro-rated annual retainer and received two equity awards—a standard joining grant upon appointment and a standard annual grant.
(2) Ms. Gates was appointed Independent Chair of the Board on November 3, 2021, upon the retirement of Ms. Kropf, which was effective on the same date.
(3) Fees paid in cash reflect the time Directors spent on the Board during fiscal year 2022, and any leadership roles. In addition to the basic annual retainer, Ms. Long received a cash payment in lieu of stock options and RSUs.
(4) Reflects the aggregate grant date fair value of all RSU awards and stock options, assuming no risk of forfeitures. The assumptions used in calculating the grant-date fair value of these awards are described in footnote 4 to the Summary Compensation Table. As of July 2, 2022, the last day of fiscal year 2022, each Independent Director held 1,830 unvested RSUs, except Ms. Faber who held an additional 1,910 unvested RSUs due to her joining grant upon appointment. The outstanding stock options held by each Independent Director were: Mr. Bilbrey 25,781; Mr. Cavens 41,158; Mr. Denton, 86,489; Ms. Faber 11,222; Ms. Gates, 42,500; Mr. Greco, 11,640; Ms. Kropf, 82,909; Ms. Lifford, 11,640; Mr. Menezes, 65,377.
(5) Amounts shown in “All Other Compensation” are matching charitable contributions under the Company's Matching Gift program.
20 | 2022 PROXY STATEMENT

PROPOSAL 1: ELECTION OF DIRECTORS
All of Tapestry's Directors are elected each year at the Annual Meeting by the stockholders. We do not have staggered elections of our Board members. Ten Directors will be elected at this year’s Annual Meeting. Each Director’s term lasts until the 2023 Annual Meeting of Stockholders and until his or her successor has been duly elected and qualifies. All of the nominees are currently members of Tapestry's Board. The Board recommends that you vote FOR each of the Director nominees below.
If a nominee is unable to serve or for good cause will not serve as a Director, the proxy holders may vote for another nominee proposed by the Board, or the Board may reduce the number of Directors to be elected at the Annual Meeting. The following information is furnished with respect to each nominee for election as a Director. The ages of the nominees are as of September 30, 2022.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE BELOW NOMINEES FOR DIRECTOR.
Director Nominees
Name	Age	Position with Tapestry
Anne Gates	62	Independent Chair of the Board of Directors
John P. Bilbrey	66	Director
Darrell Cavens	49	Director
Joanne Crevoiserat	58	Director
David Denton	57	Director
Johanna (Hanneke) Faber	53	Director
Thomas Greco	64	Director
Pamela Lifford	59	Director
Annabelle Yu Long	49	Director
Ivan Menezes	63	Director
2022 PROXY STATEMENT | 21

PROPOSAL 1: ELECTION OF DIRECTORS
Director Qualifications, Skills and Experience
The Company does not set specific criteria for Directors, except to the extent required to meet applicable legal, regulatory and stock exchange requirements, including the independence requirements of the SEC and the NYSE. Nominees for Director will be selected on the basis of outstanding achievement in their personal careers, board experience, wisdom, integrity, ability to make independent, analytical inquiries, understanding of the business environment and willingness to devote adequate time to Board duties.
While the selection of qualified Directors is a complex and subjective process that requires consideration of many intangible factors, the GN Committee of the Board believes that each Director should have a basic understanding of (a) the principal operational and financial objectives, plans and strategies of the Company, (b) the results of operations and financial condition of the Company and its business, and (c) the relative standing of the Company and its business in relation to its competitors. The Board believes that each of its current Directors meet all of these qualifications, as well as the individual qualifications presented in each of their biographies.
During fiscal year 2022, we enhanced our survey of director skills in the area of ESG, further defining each Director’s related experience, including in the areas below:
•
Environmental (E): climate change, greenhouse gas emissions, renewable energy, product circularity, biodiversity, deforestation and land use, waste, chemicals and water usage, restricted substances and raw materials sourcing.

•	Social (S): equity, inclusion and diversity, human rights, supply chain labor practices, community outreach and human capital management.
•	Governance (G): corporate governance, business ethics and compliance, data privacy, public policy, risk management and board governance.
We further expanded our survey to include additional questions on cybersecurity experience gained through direct responsibilities, oversight or other relevant education and experience.
As reflected in the chart below, we believe our Director nominees offer a diverse range of key skills and experience to provide effective oversight of the Company and create long-term sustainable growth through successful execution of the Company's strategic initiatives
	Public Company	Leadership	Financial / Accounting	M&A	Industry: Retail/ Consumer Goods	International	Marketing / Branding	Technology / Digital / E-commerce	Human Capital	Supply Chain	Cyber- security	Entrepre neurial	ESG
Bilbrey	•	•	•	•	•	•	•						ESG
Cavens	•	•	•	•	•		•	•	•	•	•	•	G
Crevoiserat	•	•	•		•	•		•	•		•		ESG
Denton	•	•	•	•	•				•		•		SG
Faber	•	•	•	•	•	•	•	•	•	•	•	•	ESG
Gates	•	•	•	•	•	•	•	•			•	•	ESG
Greco	•	•	•		•	•	•	•	•	•	•		SG
Lifford		•	•		•	•	•	•	•			•
Long	•	•	•	•	•	•	•	•				•
Menezes	•	•	•	•	•	•	•	•	•				ESG
Total	9	10	10	7	10	8	8	8	7	3	6	5	8
22 | 2022 PROXY STATEMENT

PROPOSAL 1: ELECTION OF DIRECTORS
JOHN P. BILBREY (J.P.)
Director since 2020 Audit Committee Member
Skills & Qualifications:

Mr. Bilbrey is qualified to serve as a Director based on his experience as the chief executive officer of a large, publicly-traded company as well as his strong operational and financial background in consumer facing industries.

John P. Bilbrey served as President and Chief Executive Officer of The Hershey Company, a global confectionery leader and producer of snack products in the U.S., from 2011 until his retirement in March 2017. He also served as Chairman of Hershey from 2015 until March 2017 and as Non-Executive Chairman from March 2017 to May 2018. Mr. Bilbrey joined the management team of Hershey as Senior Vice President, President Hershey International in 2003, serving as Senior Vice President, President Hershey North America from 2007 to 2010 and Executive Vice President and Chief Operating Officer from 2010 to 2011. He previously spent 22 years at The Procter & Gamble Company. Mr. Bilbrey serves on the Board of Directors of Campbell Soup Company, Colgate-Palmolive and Elanco Animal Health. Mr. Bilbrey holds a Bachelor of Science in Psychology from Kansas State University.

DARRELL CAVENS
Director since 2018 Human Resources Committee Member
Skills & Qualifications:

Mr. Cavens is qualified to serve as a Director based on his experience as a chief executive officer and co-founder of a large, publicly-traded company, his strong background in online retailing, technology and data analytics and his understanding of the retail industry.

Darrell Cavens was President, New Ventures for the Qurate Retail Group from December 2017 until his retirement in September 2018. In this role, Mr. Cavens led a team responsible for driving innovative retail concepts and looking beyond the Qurate Retail Group’s current business for additional growth opportunities, through internal innovation, strategic partnerships, joint ventures and acquisitions. Mr. Cavens was previously President and Chief Executive Officer of zulily, inc., which he co-founded, from October 2009 until December 2017. From July 2008 to October 2009, Mr. Cavens served as the director of BizTalk Server at Microsoft. From 1999 to 2008, Mr. Cavens held various positions at Blue Nile, most recently serving as Senior Vice President of Marketing and Technology. From 1996 to 1999, Mr. Cavens served as a staff engineer within the Advanced Development team at Starwave Corp. Mr. Cavens serves on the Board of Directors of Big Sky Growth Partners, an e-commerce focused Special Purpose Acquisition Company. He also serves as a director of Rad Power Bikes, Vouched and is a member of the Advisory Board of Brooks Running. Mr. Cavens previously served, within the last five years, as a director of Plated, Offer Up, and Deliveroo. Mr. Cavens attended the University of Victoria.

2022 PROXY STATEMENT | 23

PROPOSAL 1: ELECTION OF DIRECTORS
JOANNE CREVOISERAT
Director since 2020 Chief Executive Officer and President of Tapestry, Inc.
Skills & Qualifications:

Ms. Crevoiserat is uniquely qualified to serve as a Director based on her experience in the management of the Company and oversight of strategic planning and operations, as well as her significant financial expertise and experience in the retail industry.

Joanne Crevoiserat was appointed Chief Executive Officer in October 2020, having served as Interim Chief Executive Officer since July 2020. Prior to her appointment, Ms. Crevoiserat served as Chief Financial Officer from August 2019 to July 2020. Prior to joining Tapestry, Ms. Crevoiserat was Executive Vice President and Chief Operating Officer at Abercrombie & Fitch Co. from February 2017 to June 2019. She joined Abercrombie & Fitch in May 2014 as Chief Financial Officer. Prior to joining Abercrombie & Fitch, she served in a number of senior management roles at Kohl’s Inc. including Executive Vice President of Finance and Executive Vice President of Merchandise Planning and Allocation. Prior to her time with Kohl’s, Ms. Crevoiserat held senior finance positions with Wal-Mart Stores and May Department Stores, including Chief Financial Officer of the Filene’s, Foley’s and Famous-Barr brands. Ms. Crevoiserat serves on the Board of Directors of General Motors Co., and, within the last five years, served on the Board of Directors of At Home Group, Inc. She is a summa cum laude graduate of the University of Connecticut where she received a Bachelor of Science degree in Finance.

DAVID DENTON
Director Since 2014 Human Resources Committee Chair Governance & Nominations Committee Member
Skills & Qualifications:

Mr. Denton is qualified to serve as a Director based on his experience as an executive officer of a large, publicly-traded, consumer-facing company, his strong financial background, and understanding of the retail industry.

David Denton was elected to our Board of Directors in May 2014. Mr. Denton currently serves as Chief Financial Officer and Executive Vice President of Pfizer, Inc., where he is responsible for leading the corporate finance functions including audit, treasury, tax, insurance, operations planning and analysis, corporate controllership, and business and finance analytics. Mr. Denton joined Pfizer in 2022. Mr. Denton previously served as Chief Financial Officer and Executive Vice President of Lowe’s Companies Inc., where he was responsible for all of Lowe’s financial functions and processes. Before joining Lowe’s in 2018, Mr. Denton was Chief Financial Officer and Executive Vice President of CVS Caremark, and had served as Senior Vice President and Controller/Chief Accounting Officer of CVS Caremark and as Chief Financial Officer and Controller of PharmaCare, CVS Corporation’s legacy PBM subsidiary. Mr. Denton holds a Bachelor of Science degree in Business Administration from Kansas State University and a Masters of Business Administration from Wake Forest University.

24 | 2022 PROXY STATEMENT

PROPOSAL 1: ELECTION OF DIRECTORS
HANNEKE FABER
Director since 2021 Audit Committee Member
Skills & Qualifications:

Ms. Faber is qualified to serve as a Director based on her experience as a senior executive of large global publicly traded companies and her nearly 30 years of experience in consumer goods and retail.

Hanneke Faber currently serves as President, Global Nutrition at Unilever PLC, after joining Unilever in January 2018 as President of Europe and member of the Unilever Executive. Previously, from 2013 until 2017, Ms. Faber held global leadership roles at Royal Ahold Delhaize where she most recently served as Chief eCommerce & Innovation Officer after starting at The Procter & Gamble Company where she became Vice President and global Leader of Procter & Gamble's top brands. Ms. Faber is a Board member at the World Economic Forum Food Stewards Board; Food Drink Europe; and Leading Executives Advancing Diversity (LEAD). During the past five years, Ms. Faber served as a director of Bayer AG. Ms. Faber holds a Bachelor of Journalism and Master of Business Administration from the University of Houston.

ANNE GATES
Director Since 2017 Chair of the Board since 2021 Governance & Nominations Committee Chair Audit Committee Member
Skills & Qualifications:

Ms. Gates is qualified to serve as a Director and Board Chair based on her business acumen, financial literacy and her broad background in finance, marketing, strategy and business development, including growing international businesses, and her understanding of the retail and consumer products industries.

Anne Gates was President of MGA Entertainment, Inc., a privately held developer, manufacturer and marketer of toy and entertainment products for children, a position she held from 2014 through her retirement in 2017. Ms. Gates held roles of increasing responsibility with The Walt Disney Company from 1991 through 2012. Her roles included Executive Vice President, Chief Financial Officer for Disney Consumer Products, Managing Director for Disney Consumer Products Europe and Emerging Markets, and Senior Vice President of operations, planning and analysis for The Walt Disney Company. Prior to joining Disney, Ms. Gates worked for PepsiCo and Bear Stearns. Ms. Gates has over 25 years of experience in the retail and consumer products industry. In addition, Ms. Gates has a broad business background in finance, marketing, strategy and business development, including growing international businesses. Ms. Gates serves on the Board of Directors of The Kroger Company and Raymond James Financial, Inc. She is also a member of the Boards of Cynosure, LLC, the University of California, Berkeley Foundation and the Packard Foundation. Ms. Gates holds Bachelor of Arts in Mathematics from the University of California, Berkeley, and an M.Sc. in Operations Research from Columbia University.

2022 PROXY STATEMENT | 25

PROPOSAL 1: ELECTION OF DIRECTORS
THOMAS GRECO
Director since 2020 Audit Committee Chair Governance & Nominations Committee Member
Skills & Qualifications:

Mr. Greco is qualified to serve as a Director based on his extensive leadership experience, including his role as CEO of a large public company, and his background in strategy, supply chain and logistics.

Thomas Greco was elected to our Board of Directors in December 2020. Mr. Greco has held his current role as President, Chief Executive Officer and a member of the Board of Directors of Advance Auto Parts since August 2016 and served as Advance’s Chief Executive Officer from April 2016 to August 2016. Prior to joining Advance, from September 2014 until April 2016, Mr. Greco served as CEO, Frito-Lay North America, a unit of PepsiCo, Inc. (“PepsiCo”), a leading global food and beverage company. In this role, he was responsible for overseeing PepsiCo’s snack and convenient foods business in the U.S. and Canada. Mr. Greco previously served as Executive Vice President, PepsiCo and President, Frito-Lay North America from September 2011 to September 2014 and as Executive Vice President and Chief Commercial Officer for Pepsi Beverages Company from 2009 to September 2011. Mr. Greco joined PepsiCo in Canada in 1986 and served in a variety of leadership positions. Before joining PepsiCo, he worked at The Proctor & Gamble Company. Mr. Greco holds a Bachelor of Commerce degree from Laurentian University in Sudbury, Ontario, Canada and a Master of Business Administration from the Richard Ivey School of Business in London, Ontario, Canada.

PAMELA LIFFORD
Director since 2020 Human Resources Committee Member
Skills & Qualifications:

Ms. Lifford is qualified to serve as a Director based on her unique and proven abilities to create global lifestyle brands through successful collaborations and her extensive experience in retail and licensing.

Pam Lifford serves as President, Global Brands and Experiences, Warner Bros. Discovery, overseeing the development of innovative fan-engagement opportunities across content and networks businesses, which include Warner Bros., Discovery, HBO, Network properties, consumer products and themed entertainment. In addition, she heads storytelling giant DC, home to iconic characters such as Batman, Superman, and Wonder Woman. With more than 25 years of experience, Ms. Lifford spent 12 years at the Disney Company where in her role as Executive Vice President she oversaw the global home, fashion and infant businesses. Earlier in her career, Ms. Lifford held positions at leading brands, including Nike, Quiksilver, Inc., and Road Runner Sports.

26 | 2022 PROXY STATEMENT

PROPOSAL 1: ELECTION OF DIRECTORS
ANNABELLE YU LONG
Director since 2016
Skills & Qualifications:

Ms. Long is qualified to serve as a Director based on her insight about the Chinese consumer and knowledge of and experience with the media landscape in China, along with her track record of investing in digital and lifestyle companies.

Annabelle Yu Long serves as the Founding and Managing Partner of BAI Capital. She also serves as a member of the Bertelsmann Group Management Committee and the governor of China Venture Capital and Private Equity Association. Formerly, Ms. Long was the chief executive officer of Bertelsmann China Corporate Center and the managing partner of Bertelsmann Asia Investments. Prior to that, she was a Principal at Bertelsmann Digital Media Investments. She joined the international media, services and education company via the Bertelsmann Entrepreneurs Program in 2005. Ms. Long is a member of the World Economic Forum’s Young Global Leaders Advisory Council and its Global Agenda Council on the Future of Media, Entertainment & Information and was a member of the Stanford Graduate School of Business Advisory Council from May 2015 to May 2021. Ms. Long serves on the board of directors of U.S. listed companies Nio Inc. and LexinFintech Holdings Ltd. She also serves on the board of directors of The Hongkong and Shanghai Banking Corporation Limited and Limon Media Limited. Ms. Long received a bachelor’s degree in electrical engineering from University of Electronic Science and Technology in China and an MBA from Stanford Graduate School of Business.

IVAN MENEZES
Director Since 2005 Governance & Nominations Committee and Human Resources Committee Member
Skills & Qualifications:

Mr. Menezes is qualified to serve as a Director based on his experience as a chief executive of a major global consumer products company, his strong financial background, and his proven track record of driving international growth and expansion.

Ivan Menezes currently serves as Executive Director and the Chief Executive of Diageo plc, a premium drinks company; he was appointed Chief Executive in July 2013 and has been an Executive Director since July 2012. Prior to that, he held several executive and senior appointments at Diageo plc and was the Chief Operating Officer, Diageo plc since March 2012, the Chairman, Diageo Latin America & Caribbean since July 2011, the Chairman, Diageo Asia Pacific since October 2008, and the President and Chief Executive Officer of Diageo North America since January 2004. He previously served as President and Chief Operating Officer of Diageo North America from July 2002 and as President of Diageo, Venture Markets since July 2000. Before joining Diageo in 1997, he held senior marketing positions with Whirlpool Europe, a manufacturer and marketer of major home appliances, in Milan and was a principal with Booz Allen Hamilton, Inc., a strategy and technology consulting firm, both in Chicago and in London. Mr. Menezes also serves as an Executive Director on the Board of Directors of Diageo plc. Mr. Menezes holds a Bachelor of Arts degree in Economics from St. Stephen’s College, Delhi, a post-graduate diploma from the Indian Institute of Management, Ahmedabad and an M.B.A. from Northwestern University’s Kellogg School of Management.

2022 PROXY STATEMENT | 27

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
This section should be read in conjunction with the Audit Committee Report presented below.
Ratification of Appointment of Auditors; Attendance at Meetings
The Audit Committee of Tapestry’s Board has appointed Deloitte & Touche LLP (“D&T”) as our independent registered public accounting firm for fiscal year 2023. We are asking stockholders to ratify the appointment of D&T as our independent registered public accounting firm at the Annual Meeting. Representatives of D&T are expected to be present at the virtual Annual Meeting. They will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.
Our Bylaws do not require that the stockholders ratify the appointment of D&T as our independent auditors. However, we are submitting the appointment of D&T to the stockholders for ratification as a matter of good corporate practice. If the stockholders do not ratify the appointment, the Board and the Audit Committee will consider this fact when it appoints the independent auditors for the fiscal year ending June 29, 2024
(“fiscal year 2024”). Even if the appointment of D&T is ratified, the Audit Committee retains the discretion to appoint a different independent auditor at any time if it determines that such a change is in the best interests of the Company and our stockholders. At this time, the Board and the Audit Committee believe that the continued retention of D&T to serve as our independent auditors is in the best interest of the Company and our stockholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF D&T AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2023.
Fees for Audit and Other Services
The aggregate fees for professional services rendered by D&T for the fiscal years ended July 3, 2021 and July 2, 2022 were approximately as follows:
	Fiscal Year 2021	Fiscal Year 2022
Audit Fees(1)	$5,095,000	$5,450,000
Audit-Related Fees(2)	201,000	339,000
Tax Fees(3)	1,266,000	882,000
All Other Fees(4)	15,000	8,000
(1) Includes the audit of the Company’s annual consolidated financial statements and internal control over financial reporting, reviews of quarterly financial statements and audits of statutory filings.
(2) Includes registration statement procedures, other accounting consultations and an audit of the employee benefit plan.
(3) Includes fees for professional services related to national tax consulting services.
(4) Includes fees for professional services related to HR advisory services.
Audit Committee Pre-Approval Policy
The Audit Committee is responsible for approving audit fees and is required to pre-approve all services provided by the independent auditors to assure that these services do not impair the auditors independence. Services that have not received pre-approval will require specific review and approval by the Audit Committee. In addition, when the scope of services being provided (and the related fees) meaningfully change, Tapestry and the independent auditors will provide an update to the Audit Committee. All services described in the table above have been approved by the Audit Committee or the Audit Committee Chair on an engagement-by-engagement basis.
The Audit Committee considered the services listed above to be compatible with maintaining D&T’s independence.
28 | 2022 PROXY STATEMENT

AUDIT COMMITTEE REPORT
The Audit Committee (the “Audit Committee”) of the Board of Directors of Tapestry, Inc. (“Tapestry”) is responsible for overseeing Tapestry’s accounting and financial reporting principles and policies, financial statements and the independent audit thereof and Tapestry’s internal audit controls and procedures. The Audit Committee is also responsible for selecting and evaluating the independence of Tapestry’s independent auditors and for pre-approving the audit and non-audit services rendered by the independent auditors. Management has the primary responsibility for the financial statements and the reporting process, including Tapestry’s systems of internal controls. The independent auditors are responsible for auditing the annual consolidated financial statements prepared by management and expressing an opinion as to whether those financial statements conform with accounting principles generally accepted in the United States of America as well as expressing an opinion on the effectiveness of internal control over financial reporting.
The Audit Committee reviewed and discussed the audited consolidated financial statements for the fiscal year ended July 2, 2022 with management and Tapestry’s independent auditors. These discussions included a review of the reasonableness of significant judgments, the quality, not just acceptability, of Tapestry’s accounting principles and such other matters as are required to be discussed with the Audit Committee. Tapestry’s independent auditors discussed their independence and also provided to the Audit Committee the written disclosures required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the Audit Committee concerning independence. The Audit Committee has discussed with the independent auditors the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC.
Based upon the review and discussions described in this report, the Audit Committee recommended to the Board of Directors of Tapestry that the audited financial statements be included in Tapestry's Annual Report on Form 10-K for the fiscal year ended July 2, 2022 that has been filed with the Securities and Exchange Commission.
Audit Committee

Thomas Greco, Chair John P. Bilbrey Anne Gates Hanneke Faber*
* Ms. Faber joined the Audit Committee effective November 3, 2021.
2022 PROXY STATEMENT | 29

EXECUTIVE OFFICERS
The following table sets forth information regarding each of Tapestry’s executive officers as of September 30, 2022:
Name	Age	Position
Joanne Crevoiserat(1)	58	Chief Executive Officer
Sarah Dunn	62	Global Human Resources Officer
Liz Fraser	60	Chief Executive Officer and Brand President, Kate Spade
Thomas Glaser	61	Chief Operations Officer
David Howard	47	General Counsel and Secretary
Todd Kahn	58	Chief Executive Officer and Brand President, Coach
Scott Roe	57	Chief Financial Officer and Chief Operating Officer
(1) Information regarding Ms. Crevoiserat is listed under Proposal 1: Election of Directors.
Sarah Dunn was appointed Global Human Resources Officer in April 2014, after becoming Executive Vice President in August 2011, and joining Tapestry as Senior Vice President, Human Resources in July 2008. Prior to joining Tapestry, Ms. Dunn held executive positions at Thomson Financial and at Reuters, international multimedia news and financial information agencies in London and New York. Ms. Dunn holds a Bachelor of Science degree in Human Sciences from University College, London, U.K., and a Masters degree in Information Science from City University, London.
Liz Fraser was appointed Chief Executive Officer and Brand President, Kate Spade, effective March 2020. Prior to joining Tapestry, Ms. Fraser served as the President at Lafayette 148, a New York-based, women’s fashion brand, since December 2018. Ms. Fraser joined Lafayette 148 from Anne Klein where she was Chief Executive Officer from 2015 until 2018 and, before that, Marc by Marc Jacobs, where she was President. Ms. Fraser holds a Bachelor of Arts degree in Art History from Columbia University, Barnard College.
Thomas Glaser was appointed Chief Operations Officer in July 2019. Mr. Glaser joined Tapestry from VF Corporation, where he most recently held the position of Executive Vice President, VF Corporation & President, Supply Chain, responsible for the oversight of all of the company’s global manufacturing, sourcing and operations. Prior to joining VF in 2001, Mr. Glaser served as Vice President of Sourcing and Operations for various brands of Phillips-Van Heusen (PVH) where he began his career in sales and sourcing management positions within the company’s North America and Asia divisions. Mr. Glaser holds a bachelor’s degree in government and economics from Franklin & Marshall College.
David Howard has served as General Counsel since June 2020, and Secretary since August 2020. He previously served as Senior Vice President, Deputy General Counsel and Assistant Secretary from August 2018 through May 2020 and held several key roles in the Law Department since joining the Company in January 2011. Prior to joining the Company, from June 2008 to
January 2011, Mr. Howard served as Associate General Counsel and Assistant Corporate Secretary at Mirant Corporation. From 2002 to 2008, Mr. Howard was a corporate attorney at Arnall Golden Gregory, LLP and from 1997 to 1999, Mr. Howard practiced public accounting with Arthur Andersen LLP. Mr. Howard holds a Bachelor and Master of Science degrees in Accounting from Wake Forest University and a Juris Doctor from the University of Georgia School of Law. Mr. Howard is also a Certified Public Accountant.
Todd Kahn was appointed Chief Executive Officer and Brand President, Coach in April 2021 after having served as the Interim Chief Executive Officer and Brand President since July 2020 and having led the revenue generating business units of the brand since March 2020. He joined the Company as Senior Vice President, General Counsel and Secretary in January 2008 and held a number of successively senior roles, including serving as Chief Legal Officer until March 2020, Company Secretary until August 2020, and President and Chief Administrative Officer from May 2016 until April 2021. Prior to joining the Company, Mr. Kahn, a seasoned industry veteran, held leadership positions at several public and private companies. Mr. Kahn holds a Bachelor of Science degree from Touro College and a Juris Doctor from Boston University Law School.
Scott Roe has served as Chief Financial Officer since joining the Company on June 2021, and as Chief Operating Officer since August 2022. He also served as Head of Strategy from June 2021 until August 2022. Mr. Roe joined the Company from VF Corporation, where he served as Chief Financial Officer since April 2015, and as Executive Vice President since March 2019. Prior to his appointment as CFO in 2015, Mr. Roe served in a number of senior management positions since joining the company in 1996. Before joining VF Corporation, Mr. Roe worked in the OEM Automotive and Basic Materials industries after beginning his career at Ernst & Young. Mr. Roe holds a Bachelor of Science degree in Accounting from the University of Tennessee.
30 | 2022 PROXY STATEMENT

TAPESTRY STOCK OWNERSHIP BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The table below presents information, as of August 31, 2022, except as otherwise noted below, with respect to the beneficial ownership of Tapestry's common stock by each stockholder known to us to be the beneficial owner of more than 5% of our common stock, each Director and Director nominee, our NEOs, and all Directors, NEOs and all executive officers as a group. Except as otherwise noted, the persons named in the table below have sole voting and investment power with respect to all shares shown as beneficially owned by them.
In general, “beneficial ownership” by an individual or entity includes those shares a Director or executive officer has the power to vote, or the power to transfer, and stock options or other derivative securities that are exercisable currently or will become exercisable within 60 days; however, shares exercisable within 60 days are not considered outstanding for purposes of computing the percentage of ownership of any other individual or entity. Where indicated, the beneficial ownership described below includes share unit balances held under Tapestry's stock incentive plans and Non-Qualified Deferred Compensation Plan for Outside Directors. The value of share units and share equivalents mirrors the value of Tapestry's common stock. The amounts ultimately realized by the Directors will reflect all changes in the market value of Tapestry common stock from the date of deferral or accrual until the date of payout. The share equivalents do not have voting rights but are credited with dividend equivalents, if any, which will be forfeited if the underlying award forfeits.
Beneficial Owner	Shares owned	Percent of Class (%)
Vanguard(1)	31,903,125	13.13
FMR(2)	29,140,080	11.99
JPMorgan(3)	18,469,495	7.60
Blackrock(4)	17,203,942	7.08
Joanne Crevoiserat(5)	438,608	*
Scott Roe(6)	17,001	*
Liz Fraser(7)	62,818	*
Thomas Glaser(8)	82,237	*
Todd Kahn(9)	608,461	*
John P. Bilbrey(10)	57,068	*
Darrell Cavens(11)	52,452	*
David Denton(12)	114,335	*
Hanneke Faber(13)	7,608	*
Anne Gates(14)	46,580	*
Thomas Greco(15)	14,329	*
Pamela Lifford(16)	8,679	*
Annabelle Yu Long(17)	—	*
Ivan Menezes(18)	85,453	*
All Directors and Executive Officers as a Group (19 people)(19)	1,960,727	*
* Less than 1%.
(1) The Vanguard Group (“Vanguard”), as of December 31, 2021, possessed shared voting power with respect to 344,739 securities, sole dispositive power with respect to 30,970,099 securities and shared dispositive power with respect to 933,026 securities, based on a Schedule 13G/A filed with the SEC on February 10, 2022. Vanguard is located at 100 Vanguard Boulevard, Malvern, PA 19355.
2022 PROXY STATEMENT | 31

TAPESTRY STOCK OWNERSHIP BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
(2) FMR LLC (“FMR”) as of December 31 2021, possessed sole voting power with respect to 3,147,326 securities and sole dispositive power with respect to 29,140,080 securities, respectively, based on a Schedule 13G/A filed with the SEC on February 9, 2022. FMR is located at 245 Summer Street, Boston, Massachusetts 02210.
(3) JPMorgan Chase & Co. (“JPMorgan”), as of December 31, 2021, possessed shared voting power with respect to 997 securities, sole voting power with respect to 18,310,688 securities, sole dispositive power with respect to 18,463,680 securities and shared dispositive power with respect to 2,485 securities, based on a Schedule 13G filed with the SEC on January 28, 2022. JPMorgan is located at 383 Madison Avenue, New York, New York 10179
(4) Blackrock, Inc. (“Blackrock”), as of December 31, 2021, possessed sole voting power with respect to 15,427,420 securities and sole dispositive power with respect to 17,203,942 securities, respectively, based on a Schedule 13G/A filed with the SEC on February 3, 2022. Blackrock is located at 55 East 52nd Street, New York, New York 10055.
(5) Includes 321,315 shares of common stock that may be purchased within 60 days of August 31, 2022 pursuant to the exercise of options.
(6) Includes 14,386 shares of common stock that may be purchased within 60 days of August 31, 2022 pursuant to the exercise of options.
(7) Includes 41,269 shares of common stock that may be purchased within 60 days of August 31, 2022 pursuant to the exercise of options.
(8) Includes 10,742 shares of common stock that may be purchased within 60 days of August 31, 2022 pursuant to the exercise of options.
(9) Includes 492.171 shares of common stock that may be acquired within 60 days of August 31, 2022 pursuant to the exercise of options.
(10) Includes 20,258 shares of common stock that may be acquired within 60 days of August 31, 2022 pursuant to the exercise of options.
(11) Includes 35,635 shares of common stock that may be acquired within 60 days of August 31, 2022 pursuant to the exercise of options.
(12) Includes 80,966 shares of common stock that may be acquired within 60 days of August 31, 2022 pursuant to the exercise of options.
(13) Includes 5,699 shares of common stock that may be acquired within 60 days of August 31, 2022 pursuant to the exercise of options.
(14) Includes 36,977 shares of common stock that may be acquired within 60 days of August 31, 2022 pursuant to the exercise of options.
(15) Includes 6,117 shares of common stock that may be acquired within 60 days of August 31, 2022 pursuant to the exercise of options.
(16) Includes 6,117 shares of common stock that may be acquired within 60 days of August 31, 2022 pursuant to the exercise of options.
(17) Ms. Long receives cash payments, in lieu of equity awards, due to complex regulatory requirements related to equity compensation in China.
(18) Includes 59,854 shares of common stock that may be acquired within 60 days of August 31, 2022 pursuant to the exercise of options and 9,107 stock equivalents held under the Tapestry, Inc. Non-Qualified Deferred Compensation Plan for Independent Directors and the Company's stock incentive plans and includes 26,937 shares held indirectly through an irrevocable trust of which his spouse is the trustee.
(19) Reflects ownership of all Directors, NEOs, and the Company's other executive officers not listed individually in the table above as a group. Includes 1,345,360 shares subject to options exercisable and 1,909 RSUs that will vest and convert to common stock within 60 days of August 31, 2022 and 9,107 stock equivalents held by our Independent Directors held under the Tapestry, Inc. Non-Qualified Deferred Compensation Plan for Independent Directors and the Company's stock incentive plans.
32 | 2022 PROXY STATEMENT

PROPOSAL 3: ADVISORY VOTE TO APPROVE THE COMPANY’S EXECUTIVE COMPENSATION
The Board is committed to sound compensation governance and recognizes the interest of stockholders in executive compensation matters. On an annual basis, we provide our stockholders with an opportunity to cast an advisory vote to approve the compensation of our Named Executive Officers, or NEOs, as described in the Compensation Discussion and Analysis section beginning on page 34 and the Executive Compensation section beginning on page 57 in this proxy statement.
As this is an advisory vote, the result will not be binding on the Company, the Board or the HR Committee. However, the Board and HR Committee value the opinions expressed by our stockholders through their vote on this proposal, and the HR Committee will take into account the outcome of the advisory vote when evaluating the effectiveness of our compensation policies and practices and when making future compensation decisions for NEOs.
At our 2021 Annual Meeting of Stockholders, approximately 95% of the votes cast were in favor of our advisory vote on executive compensation. The HR Committee believes this result reflected strong stockholder support for our executive compensation programs.
We believe our people are our greatest differentiator and our executive compensation programs are designed to attract, motivate and retain individuals who are critical to our success. Tapestry’s pay-for-performance philosophy regarding executive compensation is straightforward: reward our executives for their contributions to the Company’s annual and long-term performance by tying a significant portion of their total compensation to key business drivers and stockholder value. Reflecting this philosophy, a significant portion of executive compensation is subject to increase when results exceed target, reduction when results fall below target and elimination if results do not achieve a threshold level of performance.
In fiscal year 2022, the HR Committee reverted to its normalized performance pay mix, returning to annual performance restricted stock units (“PRSUs”), after making the decision to temporarily utilize three-year cliff vesting RSUs in fiscal year 2021 due to the more significant uncertainty surrounding the Covid-19 pandemic at the time. In fiscal year 2022, the HR Committee also added EI&D measures worth 10% of AIP compensation for vice-president and above (“Leadership”). This change is intended to reinforce the importance of creating an inclusive and diverse culture and holding Leadership accountable for supporting inclusive behaviors.
We believe that we have created a compensation program deserving of stockholder support. Stockholders are urged to read the Executive Compensation and Compensation Discussion and Analysis sections of this proxy statement, which describes our executive compensation philosophy and programs in greater detail, as well as compensation decisions made by the HR Committee for our NEOs with respect to the fiscal year ended July 2, 2022.
Say on Pay Proposal
The Board recommends that stockholders vote FOR the following resolution:
“RESOLVED, that the stockholders approve, on an advisory non-binding vote basis, the compensation of the Company’s Named Executive Officers, as discussed and described in the proxy statement for the 2022 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, set forth in Item 402 of Regulation S-K, including the Compensation Discussion and Analysis and the accompanying executive compensation tables and narrative discussion.”
Adoption of the above resolution requires “FOR” votes from a majority of the votes cast on the matter at the Annual Meeting.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RESOLUTION APPROVING THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.
2022 PROXY STATEMENT | 33

COMPENSATION DISCUSSION AND ANALYSIS
This Compensation Discussion and Analysis describes the compensation program for our NEOs for fiscal year 2022:
Name	Title
Joanne Crevoiserat	Chief Executive Officer
Scott Roe(1)	Chief Financial Officer and Chief Operating Officer
Todd Kahn	Chief Executive Officer and Brand President, Coach
Tom Glaser(2)	Chief Operations Officer
Liz Fraser	Chief Executive Officer and Brand President, Kate Spade
(1) Mr. Roe was appointed Chief Financial Officer and Chief Operating Officer on August 4, 2022, after the close of fiscal year 2022. He previously served as the Company’s Chief Financial Officer and Head of Strategy since joining the Company on June 1, 2021.
(2) The Company announced on August 4, 2022, after the close of fiscal year 2022, that Mr. Glaser would be voluntarily departing the Company, effective October 1, 2022.
This Compensation Discussion and Analysis is divided into the following sections:
34 | 2022 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS
Executive Summary
Fiscal Year 2022 Performance
We delivered accelerated revenue and profit growth across our portfolio in fiscal year 2022—a direct reflection of the vibrancy of our brands and the agility and ingenuity of our talented teams around the world, despite a challenging backdrop.
We successfully implemented our Acceleration Program to radically transform our organization to compete in a new world of omnichannel retail. Through this work we pivoted in how we build our brands, centered around: Sharpening our Focus on the Consumer; Leveraging Data and Leading With a Digital First Mindset; and Transforming into a Leaner and More Responsive Organization.
Although the onset of the Covid-19 pandemic created profound disruption, consistent execution of our strategies allowed us to weather these challenges and emerge a stronger company.
We also remained committed to creating value for our stockholders, resuming our capital return programs during fiscal year 2022 after pausing in the fourth quarter of fiscal year 2020 and throughout fiscal year 2021 due to the Covid-19 pandemic. We returned approximately $1.9 billion to our stockholders by repurchasing $1.6 billion in Tapestry common stock and paying $264 million in quarterly dividends in fiscal year 2022.
We are confident in the foundation we have built, which positions us to continue to be agile in an ever-changing environment, as we remain focused on our customers to drive sustainable growth across our brands for years to come.
Financial Results
Select Tapestry, Inc. fiscal year 2022 financial results include:
	Fiscal Year 2022 Results(1) ($ in millions, except per share amounts)
Measure	GAAP	Non-GAAP	Change Versus Fiscal Year 2021 on a GAAP Basis(3)	Change Versus Fiscal Year 2021 on a Non- GAAP Basis(4)
Net Sales	$6,684.5	$6,684.5	16.3%	18.2%
Diluted Earnings Per Share	$3.17	$3.47	7.5%	20.2%
Annual Cash Dividend	$1.000 per share as of July 2, 2022		n/m(5)
Share Repurchases	42M shares repurchased at $1.6B as of July 2, 2022
Total Stockholder Return(2)	1 year: (25.9)%		3 year: 4.0%
(1) See Appendix A for a reconciliation of non-GAAP financial measures to our results as reported under Generally Accepted Accounting Principles (“GAAP”).
(2) Total Stockholder Return includes dividends reinvested.
(3) Change versus fiscal year 2021 calculated on a 53-week basis.
(4) Change versus fiscal year 2021 calculated on a 52-week basis.
(5) The Company reinstated its quarterly dividend in the first quarter of fiscal year 2022 after suspending its capital return programs in the fourth quarter of fiscal year 2020 and throughout fiscal year 2021 due to the impact of the Covid-19 pandemic.
2022 PROXY STATEMENT | 35

COMPENSATION DISCUSSION AND ANALYSIS
Fiscal Year 2022 Compensation Actions
We believe our people are our greatest competitive differentiator. At the start of fiscal year 2022, our HR Committee approved actions to revert to a normalized compensation environment, after the temporary actions we took during the Covid-19 pandemic in fiscal years 2020 and 2021. After eliminating all merit increases and instituting temporary salary reductions for a portion of fiscal year 2021, we resumed regular merit increases in fiscal year 2022. We also returned to our standard executive pay mix by granting annual PRSUs, after granting time-based RSUs in fiscal year 2021 instead of PRSUs given the uncertain environment.
Beginning in fiscal year 2022, we implemented the following additional changes to our employee compensation programs, guided by our commitment to operate as a purpose-led, people centered organization:
•
On a global level, tied 10% of Leadership’s AIP compensation to EI&D goals. This reinforces the importance of creating an inclusive and diverse culture and holds Leadership accountable for supporting nurturing and inclusive behaviors.

•
All U.S. Tapestry employees earned a wage of at least $15 per hour. This action was an important investment in building strong teams and demonstrates Tapestry’s ongoing commitment to unlock the power of its people.

Fiscal Year 2023 Compensation Actions and Organizational Changes
As we entered fiscal year 2023, we increased our company-wide merit budgets by up to 50% compared to prior years to recognize the highly inflationary environment in particular regions, including the United States. Employees at the Leadership level, including our NEOs, did not receive automatic merit increases. Instead, only targeted merit increases were given at this level if warranted by annual benchmarking analysis. We redistributed the majority of these merit funds to employees below Leadership.
After the close of fiscal year 2022, the Company announced that Mr. Glaser, the Company’s Chief Operations Officer, would be voluntarily leaving the Company on October 1, 2022. Mr. Roe, who had been serving as Chief Financial Officer and Head of Strategy, was appointed Chief Financial Officer and Chief Operating Officer, effective August 4, 2022.
Additionally, Ms. Dunn, the Company’s Global Human Resources Officer, notified the Company that she would be retiring, effective November 2022. The Company intends to announce her successor in fiscal year 2023.
Performance-Based Compensation
Our financial results in fiscal year 2022 were strong and significantly above the targets established by the HR Committee for our AIP, and therefore our NEOs earned above target payout under the plan. We also made strong progress on the EI&D measures constituting 10% of Leadership’s AIP.
At the start of fiscal year 2021 the HR Committee also granted one-time special PRSUs tied to successfully executing on our
Acceleration Program (the “Acceleration PRSU”) in fiscal years 2021-2022, to approximately 100 corporate leaders, including certain of our NEOs, to incentivize the teams responsible for driving progress under the program. The financial results for the Acceleration PRSUs were beyond the maximum and, therefore, the number of shares earned by NEOs under that plan are at maximum payout levels.
36 | 2022 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS
The following table summarizes the status of NEO incentive plan awards as of the end of fiscal year 2022:

Grant/Pay Date	Award Type	Performance Period (Fiscal Years)	Named Executive Officers	Performance Targets ☐ = In progress ☒ = Not Achieved ☑ = Achieved	Payout as a % of Target
August 2022	Annual Incentive Plan	2022	Joanne Crevoiserat Scott Roe Thomas Glaser	☑ Tapestry Net Sales ☑ Tapestry Operating Income ☑ Tapestry Inventory Turn ☑ Equity, Inclusion & Diversity	Performance Period Complete: 183.6% Payout
August 2022	Annual Incentive Plan	2022	Todd Kahn	☑ Tapestry Net Sales ☑ Tapestry Operating Income ☑ Tapestry Inventory Turn ☑ Coach Net Sales ☑ Coach Operating Income ☑ Coach Inventory Turn ☑ Equity, Inclusion & Diversity	Performance Period Complete: 177.4% Payout
August 2022	Annual Incentive Plan	2022	Liz Fraser	☑ Tapestry Net Sales ☑ Tapestry Operating Income ☑ Tapestry Inventory Turn ☑ Kate Spade Net Sales ☑ Kate Spade Operating Income ☑ Kate Spade Inventory Turn ☑ Equity, Inclusion & Diversity	Performance Period Complete: 190.5% Payout
August 2020	Acceleration PRSU	2021 - 2022	Joanne Crevoiserat Todd Kahn Thomas Glaser Liz Fraser	☑ Cumulative Net Income ☑ Return on Net Assets (RONA)	Performance Period Complete: 200% Payout
November 2020	Appointment PRSU	2021 - 2022	Joanne Crevoiserat[(1)]	☑ Cumulative Net Income ☑ Return on Net Assets (RONA)	Performance Period Complete: 200% Payout
August 2021	Annual PRSU	2022 - 2023	Joanne Crevoiserat Todd Kahn Thomas Glaser Liz Fraser Scott Roe	☐ Cumulative Net Income ☐ Return on Net Assets (RONA)	Performance Period In Progress

(1) Upon appointment to CEO, Ms. Crevoiserat received a PRSU award as part of her annual compensation with the same measures and parameters as the August 2020 Acceleration PRSU award. This award is scheduled to vest in November 2022.
Results of Stockholder Advisory Vote to Approve Executive Compensation and the HR Committee's Response to Stockholder Feedback
At our 2021 Annual Meeting of Stockholders, approximately 95% of the votes cast were in favor of our advisory vote on executive compensation.
Ahead of the 2021 Annual Meeting of Stockholders, we reached out to approximately 40 holders, representing approximately 70% of shares outstanding. Although our investors did not have concerns requiring engagement in advance of our 2021 Annual Meeting of Stockholders, we engaged with our holders on a number of issues throughout fiscal year 2022 to understand their perspectives on the Company’s executive compensation program and other items of interest or concern. Our stockholders expressed support for returning to pre-Covid compensation structure and actions, and the introduction of EI&D goals to our AIP, which we implemented during fiscal year 2022.
After the close of fiscal year 2020 several investors provided feedback regarding our historical and forward looking burn rate under the 2018 Stock Incentive Plan. Based on these conversations and consistent with the feedback received from stockholders, the Company and the HR Committee, which serves as administrator of the 2018 Stock Incentive Plan, committed to maintain an unadjusted burn rate at or below 2.0% annually for its fiscal years 2022 through 2024. In fiscal year 2022 our burn rate (calculated as full value shares and stock options granted during the fiscal year divided by weighted average common shares outstanding excluding share repurchases) was 1.0%.
Our engagement with stockholders is valuable and informative and we intend to continue discussions to further understand our investors’ perspective on our executive compensation program and other governance issues.
2022 PROXY STATEMENT | 37

COMPENSATION DISCUSSION AND ANALYSIS
Executive Compensation Practices
Tapestry's executive compensation philosophy is focused on pay for performance and reflects governance practices that align with the needs of our business. Below is a summary of compensation practices we have adopted to drive performance and to align with stockholder interests, alongside those practices we do not employ.
WHAT WE DO	WHAT WE DON’T DO
Pay for Performance, with 10% of AIP tied to EI&D goals for Leadership starting in fiscal year 2022.	No Excise Tax Gross-Ups Upon Change in Control.
Stock Ownership Policy for NEOs.	No Excessive Executive Perquisites.
Double Trigger Equity Acceleration Upon a Change-in-Control.	No Tax Gross-Ups on Perquisites or Benefits, other than standard relocation costs.
Independent Compensation Consultant Retained by HR Committee.	No Payment of Dividends on Unvested Long-term Incentives.
Regular Review of Share Utilization.	No Repricing of Underwater Stock Options Without Stockholder Approval.
Maintain a Clawback Policy.	No Inclusion of Long-term Incentive Awards in Severance or Retirement Benefit Calculations.
Minimum Required Notice Period for voluntary resignations of NEOs.	No Permitted Hedging, Short Sales or Derivative Transactions in Company stock.
Balance of short and long-term performance metrics.	No guaranteed or automatic annual salary increases for NEOs.
Annual Say on Pay vote.	No Fixed Term or Evergreen NEO Employment Agreements.
Regular stockholder outreach.
38 | 2022 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS
What We Pay and Why
Compensation Program Objectives
Over the long-term, the Company is focused on driving innovation across all of our brands and adopting strategies that promote long-term brand health and sustained increases in stockholder value through accelerating growth and enhanced profitability across the portfolio.
Our compensation programs are aligned with this objective: we deliver a market-competitive level of fixed compensation with the opportunity for above-average rewards when the Company and the executive exceed our performance objectives. The compensation program for Tapestry’s NEOs is designed to serve the following goals:
•	reward performance, with performance-based pay constituting a significant portion of total compensation;
•	support the attainment of the Company’s short- and long-term strategic and financial objectives;
•	align NEOs’ interests with those of our stockholders and encourage ownership of Company stock by our NEOs;
•	reward NEOs for achieving the challenging financial and strategic targets that we believe ultimately will drive stockholder value;
•	enable us to attract, retain and reward the best talent in the luxury retail industry, which is necessary to profitably grow our business and drive stockholder value; and
•	be competitive with our peer companies.
In implementing our compensation programs, we are also committed to taking actions that embrace our responsibility as a global fashion company to affect positive change for our people, our industry and the world at large. Beginning in fiscal year 2022, on a global level, 10% of AIP compensation for Leadership is tied to EI&D measures. This action is intended to further incentivize leaders to create a diverse and inclusive culture and hold them accountable for supporting inclusive behaviors.
Elements of Compensation
Compensation for our NEOs includes both fixed and performance-based components, with an emphasis on performance-based elements to support the objectives listed above. We consider a component to be performance-based if the amount eventually earned or paid varies based on one or more elements of the Company’s financial performance (e.g., operating income, inventory turns, etc.), operational measures (e.g. EI&D goals) or stock price appreciation. Performance-based components are designed so that above-plan performance is rewarded with above-target payouts and vice versa. The fixed components of compensation are designed to be competitive and are typically a minority portion of the total mix of each executive’s compensation package. We do not attempt to align each element of compensation to specific peer company percentiles or ratios; rather peer company data is one of several factors considered by the HR Committee when determining executive compensation. See the Compensation Decision Making Process section for details.
The following table briefly describes each element of compensation. A detailed explanation of each component for fiscal year 2022 is provided in the next section, Fiscal Year 2022 Compensation.
2022 PROXY STATEMENT | 39

COMPENSATION DISCUSSION AND ANALYSIS
Compensation Component	Reason to Provide	Performance Based	Not- Performance Based	Value Linked to Stock Price	Value Linked to Operating Results
Annual Incentive
Rewards for achieving the annual financial performance goals established by the HR Committee early in each fiscal year. Starting in the Company's fiscal year 2022, a portion of AIP compensation for the Company's Leadership team is tied to achievement of EI&D goals.

Long-term Incentive: PRSUs
Granted to drive focus on Tapestry’s long-term performance, align executive rewards with stockholders and link explicitly to achievement of long-term value creation. To further maximize Total Stockholder Return (TSR) growth, starting in the Company’s fiscal year 2023, a portion of the PRSU will be tied to Relative TSR.

Long-term Incentive: RSUs
Granted to encourage retention. Although the number of shares earned is fixed, provided the executive is still employed, their value rises and falls with the price of our common stock, adding a performance element.

Long-term Incentive: Stock Options
Granted to drive focus on Tapestry’s long-term performance and align executive rewards with stockholders. Stock options have value only when our stock price increases from the price on the date of grant so they are a critical motivational tool to support Tapestry’s success and growth; we utilize stock options because of this strong pay for performance relationship.

Base salary
Competitive base salaries are necessary to attract and retain qualified, high-performing executives. Prior experience, scope of responsibility and performance are key elements considered in setting base salaries.

Benefits & Limited Perquisites	Competitive benefits and modest perquisites are necessary to attract and retain qualified, high-performing executives.
40 | 2022 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS
Fiscal Year 2022 Compensation Summary—Target Pay Mix
The following charts depict the relationship between the primary elements of the Company’s target annual total direct compensation mix for fiscal year 2022 for each NEO. For Ms. Crevoiserat during fiscal year 2022, 74% of her target total compensation was performance-based. For the other
NEOs, 64% of target total compensation was performance-based. These charts illustrate target total compensation for fiscal year 2022 as described in the Base Salary, Annual Incentive Plan and Long-Term Incentive Plan sections below.

(1) Charts represent regular, ongoing annual target compensation for the full fiscal year 2022.
2022 PROXY STATEMENT | 41

COMPENSATION DISCUSSION AND ANALYSIS
The HR Committee routinely discusses the Company's strategy and programs with its executive compensation consultant, CAP. CAP advises the HR Committee on market trends and best practices, which the HR Committee considered in setting fiscal year 2022 and 2023 executive compensation. Significant actions are summarized in the table below:
Compensation Program Changes	Rationale
For Fiscal Year 2022
Awarded salary increases to Ms. Crevoiserat, Mr. Glaser, and Ms. Fraser as part of the annual review cycle in September 2021.	To remain aligned with median total cash compensation for similar positions in our executive compensation peer group.
Increased Ms. Crevoiserat’s annual target equity value from $6.5 million to $8.0 million.	To align more closely with median total compensation for CEOs in our executive compensation peer group.
Increased Ms. Fraser's annual equity award value and changed the mix of her equity to 40% PRSUs, 40% Options and 20% RSUs.
To align more closely with median total compensation for similar positions in our executive compensation peer group. The new equity mix is consistent with the mix of equity awards received by other NEOs.

Added EI&D component worth 10% of target AIP bonus for all Leadership, including NEOs. Designed as a scorecard with shared goals focused on fostering inclusive behaviors in our sourcing, recruitment and talent mobility practices and policies, and rewarding progress against our goals.

To hold leaders accountable for supporting inclusive behaviors and further incentivizing them to shape a culture that is equitable, inclusive and diverse, which will help us grow, attract talent and enhance performance.

For AIP, tightened our performance curves.	To recognize economic recovery trends in our industry while still accounting for continued uncertainty related to the Covid-19 pandemic and supply chain interruptions.
Reinstated PRSUs to annual program.
In line with our expectation that the fiscal year 2021 change to the pay mix would be a one-time action due to the Covid-19 pandemic, we reinstated our standard target mix to recognize normalized trends and ability to more accurately forecast long term goals.

For Fiscal Year 2023

Did not award merit salary increases for employees at the Leadership level, including NEOs, unless market data indicated a salary increase was necessary to remain competitive. No increases were necessary for NEOs.
To direct merit salary increase budget to more junior level employees in the organization and to stay in line with market benchmarking.
Increased target annual bonus as a percent of salary for Ms. Crevoiserat.	To align more closely with median total compensation for CEOs in our executive compensation peer group.
Increased annual equity values for Ms. Crevoiserat, Mr. Roe, Mr. Kahn and Ms. Fraser.
To align more closely with median total compensation for similar positions in our executive compensation peer group. For Mr. Roe, to also recognize his increased scope of becoming Chief Operating Officer, in addition to Chief Financial Officer.

For the AIP, modified financial measures for go forward awards by replacing Inventory Turnover with Gross Margin and increasing weight of Sales.	To incentivize and reward management for delivering results that prioritize sustainable brand health and maximize TSR growth.

For PRSU awards, modified financial measures for go forward awards by replacing Return on Net Assets (“RONA”) with Return on Invested Capital (“ROIC”), removing Net Income, and adding Sales and Relative TSR. In addition, performance period increasing from two years to three years.
Similar to AIP, to incentivize and reward management for delivering results that prioritize sustainable brand health and maximize TSR growth over a longer time horizon.
42 | 2022 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS
Fiscal Year 2022 Compensation
Base Salary
Tapestry employees, including our NEOs, are paid a salary based on the responsibilities of their positions, the skills and experience required for the position, their individual performance, business performance, labor market conditions and with consideration to salary levels for similar positions in our peer companies. During fiscal year 2022, the HR Committee approved the base salary rate increases for Mses. Crevoiserat and Fraser and Mr. Glaser, and did not increase the salaries of the other NEOs. The salary rates in effect during fiscal year 2022 for each NEO were as follows:
Named Executive Officer	FY22 Base Salary Rate(1)	FY22 Salary Increase(2)	Salary Rate Effective Date
Joanne Crevoiserat	$1,350,000	4%	September 5, 2021
Scott Roe	$925,000	—%	June 1, 2021
Todd Kahn	$950,000	—%	April 12, 2021
Thomas Glaser	$825,000	3%	September 5, 2021
Liz Fraser	$850,000	6%	September 5, 2021
(1) Amounts shown are as of the close of fiscal year 2022.
(2) FY22 Salary Increase reflects the difference between the individual's salary at the end of fiscal year 2021 and the end of fiscal year 2022.
Annual Incentive Plan
The Tapestry AIP rewards eligible employees, including the NEOs, for achievement of financial performance targets and, starting in fiscal year 2022, EI&D measures, established by the HR Committee.
In setting the financial performance measures, targets and incentive payout schedule for the AIP, the HR Committee considered prior fiscal year performance, desired financial and operational performance levels in line with our annual operating plan, long-term strategic plan and general economic conditions. We tightened the performance curves to recognize economic recovery trends in our industry while still accounting for continued uncertainty related to the Covid-19 pandemic and supply chain interruptions. The HR Committee certified the results after the end of the fiscal year; while payouts varied, they were all between target and maximum depending on what segment the NEO was part of. The remainder of this section provides full details on the fiscal year 2022 AIP.
The fiscal year 2022 target award levels for each NEO were determined by the HR Committee based on the role and responsibility of each position and on peer company target award levels for similar positions.
The HR Committee set target values for fiscal year 2022 that aligned with the company’s operating plans, and required growth in Net Sales and Operating Income and maintained Inventory Turnover on a non-GAAP, constant currency basis versus fiscal year 2021 for Tapestry overall. These values were aligned with the Company’s strategic objective to drive long-term profitability, making necessary investments to support the health of its brands, while also drawing focus to the agility and discipline required to maintain healthy levels of inventory. Initial AIP funding was determined based on performance versus pre-defined financial goals: Net Sales (25%), Operating Income (50%) and Inventory Turnover (25%). The HR Committee also set individual brand-level targets based on operating plans for each brand at the time, considering limited visibility due to impacts on the business from the Covid-19 pandemic. For NEOs leading a brand, corporate financial goals were weighted 40% and brand goals were weighted 60%.
The fiscal year 2022 target values were all set above 2021 maximum goals and actual results, with the exception of Inventory Turnover given the significant supply chain disruptions and the potential impacts that such disruptions were expected to have on our inventory levels. In setting the fiscal year 2022 threshold and maximum performance and payout values, the HR Committee considered several factors including the degree of difficulty in achieving each metric while balancing the extreme uncertainty driven by the Covid-19 pandemic. The HR Committee deemed these targets would be sufficiently challenging to merit payout of the target AIP awards. The maximum performance levels were set such that maximum payout would be achieved for truly outstanding results versus fiscal year 2021.
Fiscal year 2022 was the first year we introduced an EI&D AIP component for all Leadership, including NEOs. This was a new, additional component for our AIP. The EI&D component
2022 PROXY STATEMENT | 43

COMPENSATION DISCUSSION AND ANALYSIS
functions as a potential negative modifier on financial performance, based on the HR Committee’s assessment of performance versus predefined, quantitative and qualitative goals.
Total potential payout for our AIP remained 0% to 200% of target incentive. Ten percent of the initial performance payout, based on results versus the pre-defined financial goals, was then adjusted through the EI&D modifier within a multiplier range of 90% to 100%. In this structure, we multiply the initial performance payout by 100% if we achieve our EI&D goals in full, resulting in no change to the initial performance payout. If we fail to achieve our EID goals, we multiply our initial performance payout by 90%, resulting in a 10% reduction in the initial performance payout. Partial achievement of our goals would result in a modifier between 90% and 100%.
The EI&D modifier was designed as a scorecard with shared goals focused on fostering behaviors in our sourcing, recruitment and talent mobility practices and policies, and rewarding progress against our goals to further shape and support a culture that is equitable, inclusive and diverse, which we believe is aligned with and supports long-term business objectives.
Actual AIP payments are made in cash, based on the degree to which the objectives have been achieved, as certified and approved by the HR Committee. No executive may receive an annual incentive payment exceeding $6.0 million under the AIP for any fiscal year.
The fiscal year 2022 AIP components for each NEO are displayed below.
			Component and its Weight as a Percent of Each NEOs Target Annual Incentive
			[90% of AIP]		[10% of AIP]
Named Executive Officer	Business Unit	Target Annual Incentive as a % of Salary	Tapestry, Inc. Component	Brand Component	Equity, Inclusion & Diversity Modifier(1)
Joanne Crevoiserat	Tapestry, Inc.	175%	100%
Scott Roe	Tapestry, Inc.	125%	100%
Todd Kahn	Coach	125%	40%	60%
Thomas Glaser	Tapestry, Inc.	100%	100%
Liz Fraser	Kate Spade	100%	40%	60%
(1) The EI&D Modifier is a potential negative modifier on initial AIP funding based on financial results versus pre-defined goals. A full financial payout can only be achieved if the HR Committee certifies that all EI&D goals are achieved.
44 | 2022 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS
The financial performance measures, target values established by the HR Committee, and the certified financial results for the fiscal year 2022 AIP appear below.
Tapestry, Inc.
Applied to all Named Executive Officers
($ in millions)	Weight	Fiscal Year 2021 Results(1)	Fiscal Year 2022 Award Targets(2)(3)			Fiscal Year 2022 Results(3)	Payout as a % of Target Incentive(2)
			Threshold	Target	Maximum
Net sales	25%	$5,653.6	$5,634.2	$6,402.5	$6,722.7	$6,710.8	196.0%
vs. prior year				13%		19%
Operating income (excluding AIP $)	50%	$1,213.8	$1,079.4	$1,300.5	$1,456.6	$1,420.5	177.0%
vs. prior year				7%		17%
Inventory Turnover	25%	2.31X	1.89X	2.10X	2.42X	2.42X	199.0%
vs. prior year				(9)%		4%
Weighted average payout as a % of Target:							187.3%
Coach
Applied to Mr. Kahn
($ in millions)	Weight	Fiscal Year 2021 Results(1)	Fiscal Year 2022 Award Targets(2)(3)			Fiscal Year 2022 Results(3)	Payout as a % of Target Incentive(2)
			Threshold	Target	Maximum
Net sales	25%	$4,185.4	$4,167.3	$4,735.6	$4,972.4	$4,975.6	200.0%
vs. prior year				13%		19%
Operating income (excluding AIP $)	50%	$1,371.8	$1,313.1	$1,509.3	$1,660.3	$1,590.5	154.0%
vs. prior year				10%		16%
Inventory Turnover	25%	2.34X	1.94X	2.16X	2.49X	2.53X	200.0%
vs. prior year				(7)%		8%
Weighted average payout as a % of Target:							181.0%
Kate Spade
Applied to Ms. Fraser
($ in millions)	Weight	Fiscal Year 2021 Results(1)	Fiscal Year 2022 Award Targets(2)(3)			Fiscal Year 2022 Results(3)	Payout as a % of Target Incentive(2)
			Threshold	Target	Maximum
Net sales	25%	$1,188.3	$1,174.5	$1,319.7	$1,385.7	$1,455.1	200.0%
vs. prior year				11%		22%
Operating income (excluding AIP $)	50%	$148.8	$131.1	$165.5	$198.6	$205.4	200.0%
vs. prior year				11%		38%
Inventory Turnover	25%	2.49X	1.89X	2.10X	2.42X	2.41X	196.0%
vs. prior year				(16)%		(3)%
Weighted average payout as a % of Target:							194.4%
(1) Fiscal year 2021 results reflect Non-GAAP financial figures on a 52-week basis in nominal currency. See Appendix A for a reconciliation to results as reported under GAAP. In the Company’s fiscal year 2021 proxy statement, fiscal year 2021 AIP results were shown on a 53-week basis in constant currency.
(2) For all metrics, actual payout is 0% if performance is below threshold, 30% of target for performance at threshold, 100% of target for target performance and 200% of target for maximum performance, with interpolation for performance levels between the amounts above.
(3) Fiscal year 2022 targets and actuals reflect Non-GAAP financial figures in constant currency. See Appendix A for a reconciliation to results as reported under GAAP.
2022 PROXY STATEMENT | 45

COMPENSATION DISCUSSION AND ANALYSIS
The EI&D measures established by the HR Committee for the fiscal year 2022 AIP modifier evaluation are described below:
•	Increased BIPOC representation in the US Leadership team.
•	Expectations related to internal job postings for new roles and/or vacancy opportunities.
•	Expectations related to diverse candidate slates.
•	Reduced differences in measures of engagement based on ethnicity and gender in our employee survey.
Final payout for this AIP component was determined by the HR Committee through its evaluation of the scorecard and pre-defined criteria and related results; no component of the scorecard had a pre-assigned weighting.
Strong progress was made through diversifying our employee sourcing and recruitment process, new transparent job posting policies, and listening to our employees by collecting their feedback throughout the year on their perception of inclusion.
Considering that a significant portion of objectives were achieved, but not all, and that meaningful results were observed, the HR Committee determined to apply a modest negative modifier for the EI&D component of the AIP, resulting in a reduction of 2% out of a possible 10%. The initial performance payouts were therefore multiplied by 98% (instead of 100%) to reflect partial achievement of our EI&D scorecard.
Looking forward to fiscal year 2023, Leadership will continue to have 10% of their target AIP tied to EI&D scorecard measures, with expanded components to drive continued and sustainable progress.
Calculation of Fiscal Year 2022 Annual Incentive Awards:
The following table shows the fiscal year 2022 target awards as a percent of the salary as of the end of the fiscal year for each NEO, applies the results described above to each target award and shows the actual award earned. The resulting payouts are also displayed in the Summary Compensation Table in the column “Non-Equity Incentive Plan Compensation.”
		Financial Performance(1)			EI&D Performance	Total Performance and Payout(1)
				[Tapestry Weight * b] + [Brand Weight * c]		[d * e]	[a * f]
Named Executive Officer	Target Annual Incentive(2) (a)	Tapestry(2) (0% - 200%) (b)	Brand(2) (0% - 200%) (c)	Total Tapestry & Brand (0% - 200%) (d)	EI&D Scorecard (90% - 100%) (e)	Total Financial and EI&D performance (f)	Annual Incentive Award(3) (g)
Joanne Crevoiserat	$2,362,500	187.3%		187.3%	98%	183.6%	$4,337,550
Scott Roe	$1,156,250	187.3%		187.3%	98%	183.6%	$2,122,875
Todd Kahn	$1,187,500	187.3%	176.9%	181.0%	98%	177.4%	$2,106,625
Thomas Glaser	$825,000	187.3%		187.3%	98%	183.6%	$1,514,700
Liz Fraser	$850,000	187.3%	199.1%	194.4%	98%	190.5%	$1,619,250
(1) Percentages as shown are rounded to the nearest decimal.
(2) The target AIP as a percent of annual salary for each NEO and the weights associated with Tapestry and Brand performance are shown in the fiscal year 2022 AIP components table in the Annual Incentive Plan Section.
(3) The AIP Award is calculated using annual salary as of the close of the fiscal year.
46 | 2022 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS
Non-GAAP Measures
As indicated above, the HR Committee used certain non-GAAP measures for the purpose of setting goals and/or to evaluate performance. The adjustments, including for the impact of foreign currency fluctuations, are set out in Appendix A. These non-GAAP performance measures were used by management to conduct and evaluate its business during its regular review of operating results. Management and the Company’s Board utilized these non-GAAP measures to make decisions about the uses of Company resources, analyze performance between periods, develop internal projections and measure management performance. The Company’s primary internal financial reporting excluded these items affecting comparability. We believe these non-GAAP measures are useful to investors and others in evaluating the Company’s ongoing operating and financial results in a manner that is consistent with management’s evaluation of the business and understanding how such results compare with the Company’s historical performance. We also believe excluding the items affecting comparability assists investors in developing expectations of future performance.
The HR Committee believes it is appropriate to use constant currency performance measures for setting AIP goals and/or evaluating performance because it will incentivize management to make business decisions that drive the long-term sustainable performance of the Company rather than reacting to short-term currency fluctuations, which are largely outside of their control.
Bonuses
During fiscal year 2021, the HR Committee approved payment of a sign-on bonus to Mr. Roe of $500,000, $250,000 to be paid upon hire and $250,000 to be paid after six months of employment. The first portion of this bonus was paid in June 2021 which was in fiscal year 2021, with the second paid in
December 2021 and reflected in the Summary Compensation Table in the column “Bonus.” Mr. Roe would be required to repay the full amount of this $500,000 sign-on bonus in the event of his termination for cause or resignation without good reason within 24 months of June 1, 2021, his start date.
2022 PROXY STATEMENT | 47

COMPENSATION DISCUSSION AND ANALYSIS
Long-Term Incentive Plan
Long-term incentives (“LTI”) represent a significant proportion of compensation for our Chief Executive Officer and other NEOs, as described above, and are designed to align employee interests with those of our stockholders, reward employees for enhancing stockholder value and support retention of key employees. NEO’s awards are typically a mix of stock options (40%), PRSUs (40%) and RSUs (20%). In addition, approximately 2,450 of our employees, including nearly all of our store managers, received an annual long term equity award in fiscal year 2022. We offer an “Equity Choice” program, under which eligible employees may elect to receive their annual LTI in the form of stock options, RSUs or a combination of the two. Under this program, the ratio of stock options to RSUs is set so that the grant date fair market value of stock options and RSUs is approximately equal. Equity Choice is not available to our Chief Executive Officer or our other NEOs.
The number of PRSUs, stock options and/or RSUs granted to a NEO each year is based on a target grant value. The values granted are converted to shares based on the closing price of Tapestry common stock on the date of grant, and, in the case of stock options, on the estimated Black-Scholes value of the stock option. The exercise price for stock options is the closing price of Tapestry common stock on the grant date. Adjustments to the target grant value for each NEO may be made based on changes in the executive’s responsibilities and performance, changes in the competitive marketplace, or other factors determined by the HR Committee. From time to time, we also grant special PRSU and/or RSU awards as part of new hire agreements or other special circumstances. In fiscal year 2022 our burn rate (calculated as full value shares and stock options granted during the fiscal year divided by weighted average common shares outstanding excluding share repurchases) was 1.0%.
All awards are made under the terms and conditions of the 2018 Stock Incentive Plan. Awards are made on predetermined dates. The majority of the awards are granted during or around the Board and HR Committee’s regularly scheduled August meetings, at approximately the same time that salary increases and AIP award payments are approved. Off-cycle grants for new hires and other special events may be made on the first business day of the month following such event.
Fiscal Year 2022 Long-Term Incentive Awards: In August 2021, the HR Committee granted the LTI awards shown in the table below to the NEOs with consideration given to median total compensation for NEOs in our industry, the competitive landscape for NEO talent, each executive’s performance and the Company's guidelines for executive compensation.
For the fiscal year 2022 grants made in August 2021, PRSUs have been reinstated as part of the annual equity mix (the “FY22-24 PRSUs”), The HR Committee continued to apply the same performance measures as used for the PRSUs granted in prior years:
•	Cumulative net income on a non-GAAP basis (weighted at 75%); and
•
Average return on net assets “RONA” (weighted at 25%). RONA is a non-GAAP measure designed to measure how effectively the Company manages its deployed assets. The numerator for RONA is non-GAAP earnings before interest, taxes, depreciation, amortization and rent (“EBITDAR”); the denominator is fixed assets (which includes an adjustment for operating leases) plus working capital (which excludes cash and cash equivalents, short term investments and current debt).

These metrics provide focus on effective achievement of our long-term strategy to build a global house of brands. The HR Committee believes a two-year performance period with three-year vesting is appropriate for these awards. This approach maintains multi-year goals, while reducing the impact of non-controllable events on the goal-setting process. The HR Committee set the performance targets for each measure aligned to the Company’s long-term strategic plan, and the maximum and threshold performance goals and payout levels to establish a clear, demanding performance standard, and to provide appropriate reward for that performance. For maximum performance, 200% of the target number of shares can be earned, and for threshold performance, 30% of the target number of shares can be earned.
48 | 2022 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS
The following table presents LTI awards made to our NEOs during fiscal year 2022:
	FY22 Long-Term Incentive Awards
	Stock Options		Target PRSUs		RSUs		Total
Named Executive Officer	Shares	Grant Value	Shares	Grant Value	Shares	Grant Value	Grant Value
Joanne Crevoiserat	229,144	3,199,996	75,632	3,199,990	37,816	1,599,995	7,999,981
Scott Roe(1)	—	—	25,999	1,100,018	—	—	1,100,018
Todd Kahn	57,286	799,998	18,908	799,997	9,454	399,999	1,999,994
Thomas Glaser	42,965	600,006	14,181	599,998	7,091	300,020	1,500,024
Liz Fraser	34,372	480,005	11,345	480,007	5,672	239,982	1,199,994
(1) In accordance with his offer letter, Mr. Roe's initial equity awards were stock options and RSUs granted during fiscal year 2021 upon hire (not displayed above and reflected in the fiscal year 2021 proxy statement), and PRSUs granted on the annual grant date in fiscal year 2022 (displayed above).
Completed Performance Period: At the close of fiscal year 2022 the HR Committee certified the results for the performance-based LTI awards:
•	FY21-22 Acceleration PRSU: This award had Tapestry performance metrics and multi-year goals of cumulative net income and RONA for the FY21-22 performance period. Financial results for the two-year period were above maximum and 200% of the target shares were earned and distributed. The remainder of this section provides details on the structure of the FY21-22 Acceleration PRSU.
FY21-22 Acceleration PRSU
Applied to Mses. Crevoiserat and Fraser and Messrs. Kahn and Glaser
			Performance Requirements(1)(2)
Grant Date	Performance Measure and Weight		Threshold	Target	Maximum	Result(2)		Payout as a % of Target
August 17, 2020	Performance Period: Fiscal Years 2021 through 2022
	2-year Tapestry, Inc. Cumulative Net Income	75%	$897.2	$1,281.7	$1,474.0	$1,777.6	Maximum	150.0%
	2-year Tapestry, Inc. Average Return on Net Assets (RONA)	25%	29.0%	41.4%	47.6%	51.0%	Maximum	50.0%
Weighted average payout as a % of Target:								200.0%
(1) Actual payout is 0% if performance is below threshold, 30% of target for performance at threshold, 100% of target for target performance, and 200% of target for maximum performance, with linear interpolation for performance levels between the amounts above.
(2) Fiscal year 2022 targets and results reflect Non-GAAP financial figures.
•	Cumulative Net income for fiscal years 2021 and 2022 was calculated by adjusting for items impacting comparability as described in pages 43-44 of the Company’s Form 10-K for fiscal year 2022.
•	The numerator for RONA is non-GAAP earnings before interest, taxes, depreciation, amortization and rent
(“EBITDAR”), which was adjusted for items impacting comparability for Tapestry, Inc. as described on pages 43-44 of the Company’s Form 10-K for fiscal year 2022. The denominator is fixed assets, operating leases plus working capital (excluding cash and cash equivalents, short term investments and current debt).
2022 PROXY STATEMENT | 49

COMPENSATION DISCUSSION AND ANALYSIS
Shares Earned: The following table displays the number of shares each NEO earned from the FY21-22 Acceleration PRSUs in August 2022.
Name	Shares Granted at Target(1)	Shares Earned(1)
Joanne Crevoiserat(2)	32,429	64,858
Scott Roe	—	—
Todd Kahn	19,457	38,914
Thomas Glaser	19,457	38,914
Liz Fraser	19,457	38,914
TOTAL:		181,600
(1) Includes dividend equivalent shares accumulated through July 2, 2022. The Company suspended its dividend in April 2020 due to the impact of the Covid-19 pandemic and did not issue any dividends or dividend equivalents during fiscal year 2021. The Company restarted its quarterly dividend during the first quarter of the Company’s fiscal year 2022. Dividend equivalents will not be paid unless the awards vest.
(2) In November 2020, Ms. Crevoiserat received a PRSU grant upon her appointment to CEO tied to the same performance measures and performance period as the FY21-22 Acceleration PRSUs. In addition to the above shares, she is expected to earn 182,484 shares on November 2, 2022, subject to continued employment and terms established by the HR Committee.
Other Compensation and Benefit Elements
NEOs are eligible to participate in the same benefit programs as all of our full-time employees in the United States. These include:
•	health, life and disability insurance;
•	retirement savings plans;
•	the Company's Matching Gift Programs, under which the Company's foundation matches eligible employee donations to qualified charitable organizations;
•	a qualified employee stock purchase plan (the Amended and Restated Tapestry, Inc. 2001 Employee Stock Purchase Plan (the “Employee Stock Purchase Plan”)); and
•	relocation payments and reimbursements under the Company’s policies covering moving expenses for employees who must relocate as part of their employment at Tapestry.
The Company’s retirement plans consist of a qualified 401(k) plan (the “401(k) Savings Plan”) and a voluntary, non-qualified defined contribution plan (the “Executive Deferred Compensation Plan” or “EDCP”). Employees, including our NEOs, are eligible to participate in the 401(k) Savings Plan after completing one month of service; the Company matches 100% of employee contributions, up to 3% of compensation contributed and 50% of the next 2% of compensation contributed. These matching contributions are immediately vested.
Highly compensated employees whose annual target cash compensation exceeds the IRS 401(a)(17) compensation limit, are also eligible to participate in the EDCP. Under this plan, eligible employees, including our NEOs, may elect to defer a portion of their salary and/or annual incentive into the plan and invest the assets in substantially similar mutual funds as those offered under the qualified 401(k) Savings Plan. The Company matches 100% of employee contributions up to 3%, less the maximum company match available in the 401(k) Savings Plan. Deferral and distribution elections are made annually in accordance with IRS rules under Section 409A. Certain of our NEOs also maintain balances in the Supplemental Retirement Plan (the “SRP”), a non-qualified defined contribution plan frozen to new contributions as of December 31, 2015. Company contributions to the various retirement plans are included in the “All Other Compensation” column of the Summary Compensation Table and in the related footnote. Contributions, earnings and account balances for the EDCP and SRP are detailed in the Non-Qualified Deferred Compensation Table.
None of these benefits or perquisites are included in the base compensation on which annual incentives and retirement plan contributions are calculated.
50 | 2022 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS
Compensation Decision Making Process
Roles and Responsibilities
The HR Committee has overall responsibility for executive compensation at Tapestry, including the approval and oversight of compensation and benefit program administration for Tapestry’s NEOs, as well as other key executives at Tapestry. The HR Committee reviews and approves Tapestry’s annual and LTI compensation programs, including performance goals, as well as significant changes in the design of employee benefits programs. In fiscal year 2022, the HR Committee retained and utilized the services of the independent firm, CAP, to provide advice and recommendations on the amount and form of executive compensation. CAP reported to and took direction from the HR Committee, and management provided information and input to CAP's consultants at the HR Committee’s direction. CAP did not provide additional services to Tapestry or its affiliates in fiscal year 2022. The HR Committee, after taking into consideration all factors relevant to such independence, including, but not limited to factors specified in NYSE listing standards and Rule 10C-1(b)(4) of the Exchange Act, confirmed that CAP was independent and determined that no conflicts of interest existed between CAP and Tapestry.
During fiscal year 2022, CAP attended HR Committee meetings and met with the members of the HR Committee without management present, and advised the HR Committee on various compensation matters such as executive compensation levels and practices among our peer group, amounts and structure of compensation for new hires, and investor policies on executive compensation. CAP also advised the HR Committee on considerations with respect to including equity, inclusion and diversity measures as a portion of the Company’s AIP for Leadership starting in fiscal year 2022. CAP reviews and comments on materials prepared by management and also presents the HR Committee with its own analyses and recommendations. The HR Committee considered CAP's advice in its decision making on the compensation actions described in the sections Executive Summary and Fiscal Year 2022 Compensation. The CEO, Global Human Resources Officer and other members of management work with the HR Committee Chair and CAP to set meeting agendas and prepare materials for HR Committee meetings.
Certain members of management typically attend HR Committee meetings to present information on the Company and the competitive environment for talent, discuss compensation and benefits policies and provide technical advice. The CEO is responsible for reviewing the performance of certain key executives, including the NEOs (other than herself), and recommending changes in their compensation to the HR Committee for approval. The HR Committee consults with CAP and determines and approves changes in the CEO's compensation based on its own review of the CEO's performance and other factors in its discretion. The HR Committee considers information on all elements of compensation over a period of years, as well as the impact of various termination scenarios in evaluating the appropriateness of executive compensation. Actual pay earned by our NEOs in prior years from AIP and LTI compensation is reviewed but is not specifically taken into account by the HR Committee in making the current year’s compensation decisions.
Decisions to change a NEO's (other than the CEO) base salary, AIP opportunity and/or LTI award are based on various factors, including the judgment of our CEO and the HR Committee. They consider the scope of their positions and any changes to those responsibilities, the skills and experience required for the job, their individual performance, business performance, labor market conditions and peer company compensation levels based on public disclosure and purchased industry compensation surveys. Salary increases, AIP opportunity and/or LTI award changes are considered annually and upon significant role changes, and are based on both financial and non-financial results achieved by the Company and the NEO during the preceding fiscal year. All changes are subject to HR Committee approval.
2022 PROXY STATEMENT | 51

COMPENSATION DISCUSSION AND ANALYSIS
Peer Group and Competitive Assessment of Compensation
Compensation at a defined group of companies is one reference point considered by the HR Committee and management in setting NEO compensation levels, although we do not attempt to link any single element of compensation to specific peer company percentiles or ratios. Pay practices at this group of companies are also reviewed by the HR Committee. The composition of the peer group is reviewed periodically and is determined by the HR Committee, considering input from its independent compensation consultant. In May 2021, following a regular review of the existing peer group by the HR Committee's consultant, CAP, the HR Committee approved revisions to the peer group, adding Levi Strauss & Co. and Abercrombie & Fitch Co. and removing Tiffany & Co., which increased the peer group to
15 companies for fiscal year 2022. The Company also replaced L Brands with Victoria’s Secret & Co, when it was spun off as a stand alone publicly traded company in August 2021. As a secondary reference point, the HR Committee considers publicly available data from the following foreign-listed and private companies with whom Tapestry competes for certain executive talent: Burberry Group plc, Hermes International, J. Crew Group, Inc., Kering S.A., and LVMH, as well as industry compensation surveys. The peer group used during fiscal year 2022 is shown below. It includes 15 companies whose aggregate profile was comparable to Tapestry in terms of size, industry, operating characteristics and/or competition for executive talent.
Company Name	Sub-Industry (as defined by GICS codes)	Revenue(1)	Market Valuation as of 7/2/2022(2)
Compagnie Financière Richemont SA(3)	Apparel, Accessories and Luxury Goods	$21,307	$59,467
The Gap, Inc.	Apparel Retail	$16,670	$3,124
The Estée Lauder Companies Inc.	Personal Products	$16,215	$91,667
V.F. Corporation	Apparel, Accessories and Luxury Goods	$11,842	$17,144
PVH Corp.	Apparel, Accessories and Luxury Goods	$9,155	$3,803
Williams-Sonoma, Inc.	Homefurnishing Retail	$8,246	$7,757
Victoria's Secret & Co.	Apparel Retail	$6,785	$2,325
Lululemon Athletica Inc.	Apparel, Accessories and Luxury Goods	$6,257	$33,619
Ralph Lauren Corporation	Apparel, Accessories and Luxury Goods	$6,219	$6,323
Levi Strauss & Co.	Apparel, Accessories and Luxury Goods	$5,764	$6,348
Capri Holdings Limited	Apparel, Accessories and Luxury Goods	$5,654	$5,888
American Eagle Outfitters, Inc.	Apparel Retail	$5,011	$1,936
Coty Inc.	Personal Products	$4,630	$6,521
Urban Outfitters, Inc.	Apparel Retail	$4,549	$1,766
Abercrombie & Fitch Co.	Apparel Retail	$3,713	$867

Tapestry, Inc.	Apparel, Accessories and Luxury Goods	$6,685	7,761
Tapestry, Inc. Percentile Rank		56th	71st
(1) As reported in the Form 10-K for the most recent fiscal year (in millions).
(2) As reported by S&P Capital IQ (in millions).
(3) Revenue was converted to U.S. dollars (US$) based on the exchange rate at the end of the fiscal year (3/31/2022). Market valuation was converted to US$ based on the exchange rate as of 7/2/2022.
52 | 2022 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS
Additional Information
Clawback Policy: Adjustment or Recovery of Awards
Tapestry has a clawback policy that applies to any performance-based annual or LTIs awarded to our NEOs as well as other key executives.
Under the policy, in the event of a material restatement of Tapestry's financial results, the HR Committee will review the circumstances that caused the restatement and consider accountability to determine whether a covered employee was negligent or engaged in misconduct. If so, and if the amount paid in an annual incentive award or the shares vesting in a performance-based LTI award would have been less had the financial statements been correct, the HR Committee will recover compensation from the covered employee as it deems appropriate. This policy is in addition to any requirements which might be imposed pursuant to Section 304 under the Sarbanes-Oxley Act of 2002, and will be modified to the extent required by the Dodd-Frank Act of 2010 and the related final rules of the SEC.
In addition, all of our LTI award agreements include a repayment provision in the event an award holder is terminated for cause (as defined in those agreements) or violates various non-compete or non-solicitation provisions, or other restrictive covenants included in those agreements.
Stock Ownership and Anti-Hedging Trading Policies
We believe that our NEOs should have a meaningful ownership stake in Tapestry in order to further align the interests of management and stockholders. Under our Stock Ownership Policy, each NEO is required to hold Company stock with a value at least equal to the multiple of his or her base salary set forth below.
Title	Multiple of Salary
Chief Executive Officer	5
Tapestry Chief Financial Officer and Chief Operating Officer, Chief Operations Officer, Coach Brand President	3
Kate Spade Brand President	2
Until the required ownership level is met, NEOs are required to retain 50% of net shares vested and options exercised until they reach such level, which is expected to happen within five years of the date a NEO is appointed to his or her position. Other Executive Officers are required to hold Company stock with values equal to two times their annual salaries, depending on position.
Ownership includes the equivalent of after-tax shares owned and shares equivalent of vested, unexercised, in-the-money stock options and unvested RSUs. PRSUs with incomplete performance periods do not count towards ownership. The HR Committee evaluates compliance with this policy annually, as of December 31.
As of the last measurement date (December 31, 2021):
•	Ms. Crevoiserat and Messrs. Kahn and Glaser owned the required number of shares; and
•	Mr. Roe and Ms. Fraser were making appropriate progress towards achieving their ownership requirement (all had less than two years with the Company at the time of measurement).
Under Tapestry's Insider Trading Policy, Tapestry employees and directors are prohibited from trading in Tapestry shares during certain prescribed blackout periods, typically beginning two weeks prior to the end of each fiscal quarter and ending two days after the public release of our quarterly earnings announcement. Tapestry employees and directors are prohibited from engaging in short sales, buying or selling derivative securities and other similar hedging activities related to Tapestry stock at all times.
2022 PROXY STATEMENT | 53

COMPENSATION DISCUSSION AND ANALYSIS
Impact of Accounting and Tax Treatment
In designing our compensation and benefits programs, the HR Committee reviews and considers the accounting implications of its decisions, including the accounting treatment of amounts awarded or paid to our executives.
Section 162(m) of the Internal Revenue Code (the “IRC”) limits the income tax deduction by Tapestry for compensation paid to certain executive officers to $1 million per year. As a result of amendments to Section 162(m) as part of the Tax Cuts and Jobs Acts of 2017, Tapestry is generally no longer able to take a deduction for any compensation paid to its current or former NEOs in excess of $1 million, with the exception of compensation pursuant to a binding written agreement in place on November 2, 2017, which can be exempt from the deduction limit if applicable requirements are met.
Other provisions of the IRC can also affect compensation decisions. Section 409A of the IRC, which governs the form and timing of payment of deferred compensation, imposes a 20% additional tax and an interest penalty on the recipient of deferred compensation that does not comply with Section 409A. The HR Committee takes into account the potential implications of Section 409A in determining the form and timing of compensation awarded to our executives and intends to structure any non-qualified deferred compensation plans or arrangements to be exempt from or to comply with the requirements of Section 409A.
54 | 2022 PROXY STATEMENT

HUMAN RESOURCES COMMITTEE REPORT
The Human Resources Committee of the Board of Directors of Tapestry, Inc. (the “Human Resources Committee”), which performs the functions of a compensation committee, reviewed and discussed the Compensation Discussion and Analysis set forth above with management. Based on our reviews and discussion with management, the Human Resources Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the proxy statement for the 2022 Annual Meeting of Stockholders and incorporated by reference into our Annual Report on Form 10-K.
Human Resources Committee

David Denton, Chair
Darrell Cavens
Pamela Lifford
Ivan Menezes
2022 PROXY STATEMENT | 55

COMPENSATION RISK ASSESSMENT
Management periodically reviews and shares with the HR Committee our compensation policies and practices and evaluates the degree to which they may motivate any employee, including our NEOs, to take on inappropriate or excessive risk. We believe that our various compensation programs are aligned to our strategy and objectives, and that they encourage prudent risk-taking to drive performance. As a result of its review and evaluation of our fiscal year 2022 compensation programs, the HR Committee, together with its independent compensation consultant, CAP, determined that our compensation policies and practices for our employees are not reasonably likely to have a material adverse effect on Tapestry.
Factors evaluated by management and the HR Committee include the overall mix of pay between base salary, annual and long-term incentives, the performance metrics used in each program, the range of performance required to earn a payout under each program and incentive plan components such as maximum payouts, vesting, stock ownership requirements and clawbacks.
Some of the key factors supporting the HR Committee’s conclusion that our programs do not drive inappropriate or excessive risk include capped payouts on all of our incentive plans, use of multiple, counter-balancing financial performance criteria in our AIP and Long-Term Incentive Plan, executive and Independent Director stock ownership and anti-hedging policies, a market competitive weight on each component of pay, multiple year vesting for long-term incentives, a variety of performance metrics for PRSUs and an incentive compensation clawback policy.
When the HR Committee and management are developing new or modified compensation programs and selecting performance measures for annual and long-term incentives, risk taking is considered and affects decisions accordingly.
56 | 2022 PROXY STATEMENT

EXECUTIVE COMPENSATION
Summary Compensation Table

Name & Principal Position	Fiscal Year	Salary(1) ($)	Bonus(2) ($)	Stock Awards(3) ($)	Option Awards(4) ($)	Non-Equity Incentive Plan Compensation(5) ($)	All Other Compensation(6) ($)	Total ($)
Joanne Crevoiserat Chief Executive Officer	2022	1,340,385	—	4,799,985	3,199,996	4,337,550	61,510	13,739,426
	2021	1,225,923	—	4,799,995	2,200,133	4,265,068	57,472	12,548,591
	2020	785,769	700,000	2,800,002	831,901	—	142,265	5,259,937
Scott Roe(7) Chief Financial Officer and Chief Operating Officer*	2022	925,000	250,000	1,100,018	—	2,122,875	47,066	4,444,959
	2021	67,596	250,000	549,983	1,100,040	—	—	1,967,619
Todd Kahn Chief Executive Officer and Brand President, Coach	2022	950,000	—	1,199,996	799,998	2,106,625	68,110	5,124,729
	2021	870,423	—	2,299,988	799,998	2,348,878	36,259	6,355,546
	2020	750,000	—	960,007	665,522	—	22,662	2,398,191
Thomas Glaser Chief Operations Officer	2022	820,192	—	900,018	600,006	1,514,700	21,110	3,856,026
	2021	775,385	—	1,199,993	600,001	1,600,000	12,688	4,188,067
	2020	738,462	200,000	2,399,982	623,926	—	89,986	4,052,356
Liz Fraser Chief Executive Officer and Brand President, Kate Spade	2022	840,385	—	719,989	480,005	1,619,250	66,560	3,726,189
	2021	775,385	250,000	566,667	—	1,548,000	25,084	3,165,136
* Mr. Roe was appointed to the position of Chief Operating Officer in addition to Chief Financial Officer, after the end of fiscal year 2022; his compensation for fiscal year 2022 reflects his position as Chief Financial Officer and Head of Strategy.
(1) Salary amounts reflect the actual base salary payments made in fiscal years 2022, 2021 and 2020, including the impact of temporary salary reductions for a portion of fiscal year 2021.
(2) For Mr. Roe, the fiscal year 2022 amount reflects a cash sign-on bonus pursuant to the terms of his offer letter. The amounts for fiscal year 2021 is described in the similar section of our fiscal year 2021 proxy statement.
(3) Reflects the aggregate grant date fair value of all RSU awards and the aggregate grant date fair value of all PRSU awards assuming target level achievement, granted in the years shown. The aggregate grant date fair value is the amount that the Company expects to expense for accounting purposes over the award’s vesting schedule as of the grant date and does not correspond to the actual value that the NEOs will realize from the award. The amounts for fiscal years 2021 and 2020 are described in the similar sections of our fiscal year 2021 and 2020 proxy statements. The grant date fair values for awards granted during fiscal year 2022 were as follows:
•
For Ms. Crevoiserat, annual RSUs and PRSUs (assuming target performance for the PRSUs). The annual PRSUs have a grant date fair value of $3,199,990; at the maximum achievement level, the total grant date fair value would be $6,399,980.

•
For Mr. Roe, annual PRSUs (assuming target performance for the PRSUs). The annual PRSUs have a grant date fair value of $1,100,018; at the maximum achievement level, the total grant date fair value would be $2,200,035.

•
For Mr. Kahn, annual RSUs and PRSUs (assuming target performance for the PRSUs). The annual PRSUs have a grant date fair value of $799,997; at the maximum achievement level, the total grant date fair value would be $1,599,995.

•
For Mr. Glaser, annual RSUs and PRSUs (assuming target performance for the PRSUs). The annual PRSUs have a grant date fair value of $599,998; at the maximum achievement level, the total grant date fair value would be $1,199,996.

•
For Ms. Fraser, annual RSUs and PRSUs (assuming target performance for the PRSUs). The annual PRSUs have a grant date fair value of $480,007 at the maximum achievement level, the total grant date fair value would be $960,014.

2022 PROXY STATEMENT | 57

EXECUTIVE COMPENSATION
(4) Reflects the aggregate grant date fair value of all stock options granted in fiscal year 2022. The weighted-average assumptions used in calculating the grant date fair value of option awards are shown in the table below. The applicable weighted average assumptions for fiscal years 2021 and 2020 are described in Note 7, “Share-Based Compensation” of Tapestry’s Annual Report on Form 10-K for the fiscal year ended July 2, 2022.
Stock Option
Expected Term (years)	5.0
Expected Volatility	46.9%
Risk-free Interest Rate	0.8%
Dividend Yield	2.4%
(5) Amounts in this column reflect compensation earned under the AIP for the years shown. The amounts for fiscal year 2022 are described in detail in the section titled Compensation Discussion and Analysis—Fiscal Year 2022 Compensation—Annual Incentive Plan. The AIP and the amounts for fiscal years 2021 and 2020 are described in the applicable sections of our 2021 and 2020 proxy statements.
(6) “All Other Compensation” includes the following amounts for the years shown:
Name & Principal Position	Fiscal Year	Company Contributions to Qualified Defined Contribution Plans ($)	Company Contributions to Non-Qualified Defined Contribution Plans ($)	Life Insurance Premiums ($)	Other(a) ($)
Joanne Crevoiserat Chief Executive Officer	2022	12,200	48,400	396	514
	2021	11,800	—	396	45,276
	2020	11,200	—	363	130,702
Scott Roe Chief Financial Officer and Chief Operating Officer	2022	12,200	13,875	396	20,595
	2021	—	—	—	—
Todd Kahn Chief Executive Officer and Brand President, Coach	2022	12,200	48,400	396	7,114
	2021	11,800	11,439	396	12,624
	2020	11,200	—	396	11,066
Thomas Glaser Chief Operations Officer	2022	12,200	—	396	8,514
	2021	11,800	—	363	525
	2020	11,200	—	363	78,423
Liz Fraser Chief Executive Officer and Brand President, Kate Spade	2022	12,200	48,400	396	5,564
	2021	16,846	—	363	7,875
(a) Fiscal year 2022 amounts shown include:
•	Long-term disability insurance premium of $514 for Mses. Crevoiserat and Fraser and Messrs. Roe, Kahn and Glaser.
•	Company matching charitable contributions under the Company’s Matching Gift program of $8,000 for Mr. Roe, $6,600 for Mr. Kahn, $8,000 for Mr. Glaser and $5,050 for Ms. Fraser.
•	Relocation expenses, pursuant to the Company’s Relocation Policy for Vice Presidents and Above for Mr. Roe: reimbursement of $7,726 plus $4,355 of associated income taxes paid by the Company.
•	The amounts for fiscal years 2021 and 2020 are described in the applicable sections of our 2021 and 2020 proxy statements.
(7) In accordance with his offer letter, the stock option and RSU portions of Mr. Roe’s initial equity awards were granted during fiscal year 2021 upon hire in June 2021. Details of the award is reported in the 2021 Proxy Statement. The PRSU portion of Mr. Roe’s annual award was granted on the annual grant date in fiscal year 2022.
58 | 2022 PROXY STATEMENT

EXECUTIVE COMPENSATION
Grants of Plan-based Awards
			Estimated Possible Payouts Under Non-Equity ncentive Plan Awards(1)			Estimated Possible Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards(3) ($/Share)	Closing Market Price on Grant Date ($/share)	Grant Date Fair Value of Stock and Option Awards(4) ($)
Name & Principal Position	Award Type	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Joanne Crevoiserat Chief Executive Officer	Annual incentive		708,750	2,362,500	4,725,000
	Annual stock option grant	8/23/2021								229,144	42.31	42.31	3,199,996
	Annual RSU grant	8/23/2021							37,816			42.31	1,599,995
	Annual Performance RSU grant	8/23/2021				22,690	75,632	151,264				42.31	3,199,990
Scott Roe Chief Financial Officer and Chief Operating Officer	Annual incentive		346,875	1,156,250	2,312,500
	Annual Performance RSU grant	8/23/2021				7,800	25,999	51,998				42.31	1,100,018
Todd Kahn Chief Executive Officer and Brand President, Coach	Annual incentive		356,250	1,187,500	2,375,000
	Annual stock option grant	8/23/2021								57,286	42.31	42.31	799,998
	Annual RSU grant	8/23/2021							9,454			42.31	399,999
	Annual Performance RSU grant	8/23/2021				5,672	18,908	37,816				42.31	799,997
Thomas Glaser Chief Operations Officer	Annual incentive		247,500	825,000	1,650,000
	Annual stock option grant	8/23/2021								42,965	42.31	42.31	600,006
	Annual RSU grant	8/23/2021							7,091			42.31	300,020
	Annual Performance RSU grant	8/23/2021				4,254	14,181	28,362				42.31	599,998
Liz Fraser Chief Executive Officer and Brand President, Kate Spade	Annual incentive		255,000	850,000	1,700,000
	Annual stock option grant	8/23/2021								34,372	42.31	42.31	480,005
	Annual RSU grant	8/23/2021							5,672			42.31	239.982
	Annual Performance RSU grant	8/23/2021				3,404	11,345	22,690				42.31	480,007
(1) These columns represent the range of possible cash payouts for fiscal year 2022 associated with established levels of performance under the AIP. If performance falls below the pre-established thresholds, the payout is $0. Amounts actually earned are displayed in the Summary Compensation Table. For details please see the section titled Compensation Discussion and Analysis—Fiscal Year 2022 Compensation—Annual Incentive Plan.
(2) These columns represent the range of possible share payouts associated with pre-established levels of performance for PRSUs granted in fiscal year 2022. If performance falls below the pre-established thresholds, no shares will be earned or distributed. These awards are described in the section titled Compensation Discussion and Analysis—Fiscal Year 2022 Compensation—Long Term Incentive Plan.
(3) The exercise price for stock option grants is the closing stock price on the date of grant.
(4) The amounts reported represent the grant date fair value of all stock and option awards granted to NEOs in fiscal year 2022. For RSU grants, the grant date fair value is calculated using the closing price of Tapestry common stock on the grant date, for stock options, the grant date fair value is calculated using the Black-Scholes value as of the grant date, and for the PRSU grants, the grant date fair value is determined using the closing price of Tapestry common stock on the date of grant. The weighted average assumptions used in calculating the grant date fair value of these awards are described in a footnote 4 to the Summary Compensation Table. Annual stock options and annual RSUs vest 25% per year over four years; annual PRSUs earned after completion of the two-year performance period will cliff vest on the third anniversary of the grant date.
2022 PROXY STATEMENT | 59

EXECUTIVE COMPENSATION
Outstanding Equity Awards at Fiscal Year-end 2022
Name & Principal Position	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Grant Date	Option Exercise Price ($/share)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)	Restricted Stock Unit Grant Date	Market Value of Shares or Units of Stock that Have Not Vested(a) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights that Have Not Vested(b) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights that Have Not Vested(a) ($)
Joanne Crevoiserat Chief Executive Officer	112,041(1)	112,040(1)	8/19/2019	20.97	8/19/2029
	30,292(1)	90,874(1)	8/17/2020	15.83	8/17/2030
	35,384(1)	106,151(1)	11/2/2020	23.63	11/2/2030
	—	229,144(1)	8/23/2021	42.31	8/23/2031
						31,019(c)	8/5/2019	956,018
						10,295(d)	8/19/2019	317,305
						19,457(d)	8/17/2020	599,660
						51,886(e)	8/17/2020	1,599,125
						64,857(f)	8/17/2020	1,998,898
						38,825(d)	8/23/2021	1,196,599
							8/19/2019		5,848(g)	180,231
							8/17/2020		64,858(h)	1,998,930
							11/2/2020		182,484(h)	5,624,165
							8/23/2021		155,302(i)	4,786,394
Scott Roe Chief Financial Officer and Chief Operating Officer	14,386(1)	43,155(1)	6/1/2021	44.97	6/1/2031
						9,417(c)	6/1/2021	290,227
							8/23/2021		53,386(i)	1,645,355
Todd Kahn Chief Executive Officer and Brand President, Coach	36,167(2)	—	8/15/2012	55.65	8/15/2022
	47,643(2)	—	8/14/2013	53.23	8/14/2023
	47,970(2)	—	8/13/2015	31.46	8/13/2025
	83,605(2)	—	8/11/2016	39.87	8/11/2026
	78,467(1)	—	8/17/2017	41.00	8/17/2027
	41,568(1)	13,855(1)	8/16/2018	51.38	8/16/2028
	89,633(1)	89,632(1)	8/19/2019	20.97	8/19/2029
	—	90,874(1)	8/17/2020	15.83	8/17/2030
	—	57,286(1)	8/23/2021	42.31	8/23/2031
						1,745(d)	8/16/2018	53,795
						8,237(d)	8/19/2019	253,857
	—					19,457(d)	8/17/2020	599,660
	—					51,886(e)	8/17/2020	1,599,125
						51,886(f)	8/17/2020	1,599,125
						9,706(d)	8/23/2021	299,150
							8/19/2019		4,678(g)	144,185
							8/17/2020		38,914(h)	1,199,320
							8/23/2021		38,825(i)	1,196,599
Thomas Glaser Chief Operations Officer	84,031(1)	84,030(1)	8/19/2019	20.97	8/19/2029
	22,719(1)	68,156(1)	8/17/2020	15.83	8/17/2030
	—	42,965(1)	8/23/2021	42.31	8/23/2031
						7,721(d)	8/19/2019	237,970
						14,592(d)	8/17/2020	449,737
						38,915(e)	8/17/2020	1,199,351
						7,280(d)	8/23/2021	224,378
							8/19/2019		4,386(g)	135,171
							8/17/2020		38,914(h)	1,199,320
							8/23/2021		29,119(i)	897,449
60 | 2022 PROXY STATEMENT

EXECUTIVE COMPENSATION
Name & Principal Position	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Grant Date	Option Exercise Price ($/share)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)	Restricted Stock Unit Grant Date	Market Value of Shares or Units of Stock that Have Not Vested(a) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights that Have Not Vested(b) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights that Have Not Vested(a) ($)
Liz Fraser Chief Executive Officer and Brand President, Kate Spade	32,676(1)	32,674(1)	3/2/2020	23.69	3/2/2020
	—	34,372(1)	8/23/2021	42.31	8/23/2031
						5,923(c)	3/2/2020	182,547
						17,296(e)	8/17/2020	533,052
						5,823(d)	8/23/2021	179,477
							8/17/2020		38,914(h)	1,199,320
							8/23/2021		23,296(i)	717,972
(1) Annual Stock Option Grant: vests 25% each year beginning one year from date of grant.
(2) Annual Stock Option Grant: vested 33.3% each year beginning one year from date of grant.
(a) The market value of stock awards is the number of shares shown in the table multiplied by $30.82, the closing price per share of our common stock on July 1, 2022.
(b) This column displays the number of shares that may be earned subject to expected performance conditions at the end of the relevant performance period. Please see Compensation Discussion and Analysis—Fiscal Year 2022 Compensation—Long Term Incentive Plan for details.
(c) New Hire RSU grants: For Mses. Crevoiserat and Fraser vests 25% each year beginning one year from date of grant. For Mr. Roe, represents an annual RSU grant awarded upon hire and vests 25% each year beginning one year from date of grant.
(d) Annual RSU grant: vests 25% each year beginning one year from date of grant.
(e) Annual RSU grant in lieu of Annual PRSU grant: vests 100% three years from date of grant.
(f) Special RSU grant in connection with Interim Officer appointments: vests 100% two years from date of grant.
(g) Annual PRSU grant: subject to performance, may vest 100% three years from date of grant. As of July 2, 2022, performance period was complete and 14.2% of target shares vested on August 19, 2022.
(h) Acceleration PRSU grant: subject to performance, may vest 100% two years from date of grant. As of July 2, 2022, performance period was complete and 200% of target shares vested on August 22, 2022. As part of Ms. Crevoiserat’s appointment to CEO she was awarded PRSUs tied to the performance of the Acceleration PRSU; expected to vest on November 2, 2022.
(i) Annual PRSU grant: subject to performance, may vest 100% two years from date of grant. As of July 2, 2022, performance period was incomplete. Shares and market values shown assume maximum performance.
2022 PROXY STATEMENT | 61

EXECUTIVE COMPENSATION
2022 Option Exercises and Stock Vested
Name & Principal Position	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise(1) (#)	Value Realized on Exercise(2) ($)	Number of Shares Acquired on Vesting(3) (#)	Value Realized on Vesting(4) ($)
Joanne Crevoiserat Chief Executive Officer	—	—	26,438	1,123,466
Scott Roe Chief Financial Officer and Chief Operating Officer	—	—	3,116	106,380
Todd Kahn Chief Executive Officer and Brand President, Coach	30,292	929,056	14,084	587,531
Thomas Glaser Chief Operations Officer	—	—	65,149	2,812,227
Liz Fraser Chief Executive Officer and Brand President, Kate Spade	—	—	2,920	120,742
(1) 10,319 shares were sold to cover the exercise cost and fees, and 7,872 shares were sold to cover taxes related to Mr. Kahn’s stock option exercises.
(2) Amounts shown reflect the difference between the exercise price of the stock option and the market price of Tapestry common stock at time of exercise.
(3) 11,667 shares were withheld to cover the taxes related to the vesting of Ms. Crevoiserat’s RSUs; 1,124 shares were withheld to cover the taxes related to Mr. Roe’s RSUs, 5,372 shares were withheld to cover the taxes related to the vesting of Mr. Kahn’s RSUs; 31,164 shares were withheld to cover the taxes related to the vesting of Mr. Glaser’s RSUs and 1,185 shares were withheld to cover the taxes related to the vesting of Ms. Fraser’s RSUs.
(4) Represents the product of the number of shares vested and the market value of Tapestry, Inc.’s common stock on the vesting date.
62 | 2022 PROXY STATEMENT

EXECUTIVE COMPENSATION
2022 Non-Qualified Deferred Compensation
Name & Principal Position	Non-Qualified Plan	Executive Contributions in Last FY(1) ($)	Registrant Contributions in Last FY(2) ($)	Aggregate Earnings in Last FY(3) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE(4) ($)
Joanne Crevoiserat	EDCP	567,794	48,400	(100,882)	—	1,010,031
Chief Executive Officer	SRP	—	—	—	—	—
Scott Roe	EDCP	1,075,313	13,875	(977)	—	1,074,336
Chief Financial Officer and Chief Operating Officer	SRP	—	—	—	—	—
Todd Kahn	EDCP	175,964	48,400	(105,149)	—	672,986
Chief Executive Officer and Brand President, Coach	SRP	—	—	213	—	110,962
Thomas Glaser	EDCP	—	—	—	—	—
Chief Operations Officer	SRP	—	—	—	—	—
Liz Fraser	EDCP	84,038	48,400	(19,462)	—	154,534
Chief Executive Officer and Brand President, Kate Spade	SRP	—	—	—	—	—
(1) Amounts shown represent elective salary and AIP deferrals made by NEOs into the Tapestry, Inc. Executive Deferred Compensation Plan (“EDCP”) in fiscal year 2022. All contributions shown are also reported as compensation for fiscal year 2022 in the Summary Compensation Table.
(2) In fiscal year 2022, Tapestry made matching contributions to the accounts of employees who participated in the EDCP (including our NEOs) during the 2021 plan year. The matching formula is 100% of up to 3% of up to $2 million in salary and AIP deferred in the previous plan year, less the maximum match available in the qualified 401(k) Savings Plan, as described in the Other Compensation and Benefits Elements section. All contributions shown are also reported as compensation for fiscal year 2022 in the Summary Compensation Table.
(3) Amounts shown represent total investment earnings (losses) under the EDCP and the Supplemental Retirement Plan (“SRP”). Both plans are funded non-tax qualified plans in which participants select investment options based on substantially similar mutual funds available to participants in the 401(k) Savings Plan. The value of each mutual fund varies daily based on stock market conditions. The SRP is frozen and there have been no contributions to the plan since December 31, 2015.
(4) Includes Executive Contributions, Registrant Contributions and Aggregate Earnings earned in the last fiscal year for each plan as applicable. Vested account balances are distributed six months after a participant’s termination. Under the EDCP, the deferred amounts and company match reported as compensation in the Summary Compensation Table were:
•	For Ms. Crevoiserat, $491,507 for fiscal year 2021 ($0 of which represented company match) and $616,194 for fiscal year 2022 ($48,400 of which represented company match).
•	For Mr. Roe, $1,089,188 for fiscal year 2022 ($13,875 of which represented company match).
•
For Mr. Kahn, $11,250 for fiscal year 2020 ($0 of which represented company match), $154,996 for fiscal year 2021 ($11,439 of which represented company match) and $224,364 for fiscal year 2022 ($48,400 of which represented company match).

•	For Ms. Fraser, $40,000 for fiscal year 2021 ($0 of which represent company match) and $132,438 for fiscal year 2022 ($48,400 of which represented company match).
•	Mr. Glaser has not participated in the EDCP.
2022 PROXY STATEMENT | 63

EXECUTIVE COMPENSATION
Employment Agreements and Compensatory Arrangements
Messrs. Glaser, Kahn and Roe and Mses. Crevoiserat and Fraser
Messrs. Glaser, Kahn and Roe and Mses. Crevoiserat and Fraser are not subject to fixed term employment contracts. However, each agreed to employment offer letters with the Company upon the commencement of their employment and various supplemental letter agreements entered into, as applicable.
Each of Messrs. Glaser, Kahn and Roe and Mses. Crevoiserat and Fraser is required to provide the Company with six-months’ advance written notice of his or her intent to terminate employment with Tapestry. Under the terms of each letter agreement, failure of the executive to comply with this notice provision results in the Company being entitled to an immediate injunction prohibiting him or her from commencing employment elsewhere for the length of the required notice and being entitled to claw back any cash incentive paid within 180 days of his or her last day of employment, the forfeiture of any unpaid cash incentive or unvested RSU or stock option or vested stock option as of his or her last day of employment and the ability to claw back any Financial Gain (as defined in each equity award grant agreement) realized from the vesting of any equity award within the 12 months preceding his or her last day of employment with Tapestry.
Mr. Glaser’s letter agreement also provides that upon his voluntary resignation from the Company after attaining age 64 with not less than five (5) completed years of service with the Company he will receive retirement treatment under his equity award agreements. Mr. Glaser notified the Company that would be voluntarily resigning from the Company, effective October 1, 2022. Mr. Glaser’s resignation does not qualify as retirement under the terms of his offer letter or his equity grant agreements. Ms. Crevoiserat and Mr. Roe’s letter agreements each provide that upon their voluntary resignation from the Company after attaining age 62 with not less than five (5) completed years of service with the Company, they will receive retirement treatment under their equity award agreements. All other executives are subject to the standard retirement requirements discussed below under Treatment of Long-Term Incentives Upon Termination or Change in Control. Mr. Kahn is currently eligible for retirement treatment. See Treatment of Long-Term Incentives Upon Termination or Change in Control for a summary of such treatment.
Each of the executive’s letter agreements, other than Ms. Crevoiserat’s agreement, provides for 12-months of base salary and health benefits continuation under the Severance Pay Plan for Vice Presidents and Above (the “Severance Pay Plan”) in the event he or she is terminated without “Cause” or, for Ms. Fraser and Messrs. Glaser and Roe, if they resign for “Good Reason.” Ms. Fraser and Mr. Glaser are also entitled to payment of AIP for completed fiscal years. Ms. Crevoiserat’s agreement provides for 24-months of base salary and benefits continuation, as well as pro-rated AIP payment based on actual performance in the event she is terminated without “Cause” or resigns for “Good Reason.”
Under each of the executive’s letter agreements, “Cause” is defined as (i) violation of Tapestry’s employee guide or written policies and procedures, (ii) violation of any of the Company’s policies regarding sexual harassment and misconduct, (iii) indictment, conviction of, or plea of guilty or no contest to a felony or crime of moral turpitude, (iv) willful or grossly negligent breach of duties, (v) any act of fraud, embezzlement or other similar dishonest conduct, (vi) any act or omission that Tapestry determines could have a material adverse effect on Tapestry, (vii) failure to follow the lawful directives of his or her supervisor, (viii) breach of his or her letter agreement or other written agreement between with Tapestry or any of its affiliates; or (ix) for breach of certain representations.
Under Mses. Crevoiserat and Fraser’s and Mr. Glaser’s letter agreements, “Good Reason” is defined as (i) material diminution of respective position and title, or comparable role; or (ii) relocation of Tapestry’s executive offices more than 50 miles outside of New York City; or, for Ms. Crevoiserat, (iii) a reduction in her base salary of more than 20%, other than a reduction that is also applied to members of the Company’s Executive Committee or equivalent body or (iv) the Company’s material breach of the terms of her letter agreement, subject to certain notice and cure periods described in each letter agreement. Under Mr. Roe’s letter agreement, “Good Reason” is defined as Mr. Roe ceasing to be the Company’s Chief Financial Officer (principal financial officer) without his consent, subject to certain notice and cure periods described in the letter agreement.
The Company has also adopted the Tapestry, Inc. Special Severance Plan (the “Special Severance Plan”), which is intended to provide benefits to designated employees of the Company who are members of a select group of management or highly compensated employees (as determined in accordance with Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA) in the event their employment is terminated by the Company without cause or by the participant for good reason, each as set forth in the plan upon or within 24 months following a Change in Control (a “Qualifying Termination”). In the event of a Qualifying Termination, the Company shall provide the participants under the Special Severance Plan with severance payment amounts equal to the sum of such participant’s Base Salary plus Bonus (each as defined in the Special Severance Plan) multiplied by a certain severance
64 | 2022 PROXY STATEMENT

EXECUTIVE COMPENSATION
multiple applicable to each participant depending on position, pro-rated bonus based on actual performance, in addition to COBRA and accelerated vesting of unvested awards granted on or after the adoption of the plan. Under the Special Severance Plan, Ms. Crevoiserat is entitled to a multiple of 2.5 times; all other NEOs are entitled to severance multiples of 1.5 times.
Please refer to Treatment of Long-Term Incentives Upon Termination or Change in Control below for a discussion of the impact of a termination on annual stock options, PRSUs and RSUs.
Treatment of Long-Term Incentives Upon Termination or Change in Control
In general, the annual stock option, PRSU and RSU grants made to our NEOs and outstanding as of the end of fiscal year 2022 are treated as indicated below in the event of termination or change-in-control. The HR Committee retains discretion to modify the terms of any agreement in certain situations.
Reason for Termination	Treatment of Unvested Awards
Voluntary (including a resignation without “Good Reason,” as defined above under Employment Agreements and Compensatory Arrangements)	Unvested awards forfeit. Vested stock options remain exercisable for 90 days.
Retirement (departure from the Company, other than for cause, if employee has attained age 65 and five years of service or age 55 and ten years of service with the Company)
Unvested awards remain outstanding and become vested according to their original schedule, subject to compliance with the restrictive covenants through the last vesting date. The number of PRSUs that vest is based on actual company performance.

Vested options continue to be exercisable for the remainder of the ten-year term.

Severance Event (including resignation with “Good Reason” or termination without “Cause,” as defined above under Employment Agreements and Compensatory Arrangements)
Unvested awards vest pro-rata as of the employee’s termination date.

The number of PRSUs that ultimately vest will be based on actual performance relative to the pre-established targets.

Exercisability of vested stock options continues for the 90 days following termination date.

Death or Long-Term Disability	Vesting of unvested awards and target PRSUs is accelerated. The estate (or the executive) may exercise stock options for five years.
Termination upon a Change-in-Control	Vesting of unvested awards is accelerated (at target performance for PRSUs if prior to completion of performance period).
Cause (as defined above under Employment Agreements and Compensatory Arrangements)	Vested and unvested stock options and unvested RSUs and PRSUs forfeit, and financial gains realized in the twelve months prior to termination must be repaid.
Change-in-Control without termination
Outstanding awards shall continue vesting as scheduled assuming continued employment, or an equivalent award shall be substituted by the successor corporation. PRSUs shall be deemed earned at target performance if Change-in-Control is prior to end of performance period.

2022 PROXY STATEMENT | 65

EXECUTIVE COMPENSATION
Potential Payments Upon Termination or Change in Control
The tables below reflect the amount of compensation that would have been owed to each of our NEOs in the event of employment termination, including due to a change in control, on July 2, 2022. The tables include amounts earned through July 2, 2022, as well as estimates of the amounts which would have been paid to such NEOs following that date. The actual amounts to be paid out can only be determined at the time of a NEO’s termination.
Regardless of the reason for a NEO’s termination of employment, a NEO may be entitled to receive amounts earned during the term of employment. Such amounts include:
•	any vested balance in our qualified and non-qualified retirement plans;
•	the ability to convert life insurance at the NEO’s own expense;
•	the ability to exercise vested stock options for a defined period of time.
In the event a NEO dies or is terminated due to disability, such NEO or beneficiary would receive benefits under our broad-based life insurance or long-term disability plan, as appropriate.
The amounts of compensation due upon various termination situations reflect the specific employment terms and conditions for each executive as described above under Employment Agreements and Compensatory Arrangements, and were calculated using the following assumptions:
•
LTI amounts reflect the intrinsic value of unvested stock options, RSUs and PRSUs whose vesting would be pro-rated, accelerated or continued due to the termination, assuming a closing price of our common stock on July 1, 2022 of $30.82 the last trading day before the assumed termination date. For termination reasons in which the value of PRSUs earned depends on satisfaction of the performance criteria, FY19-21 PRSUs reflect no shares earned, FY20-22 PRSUs reflect actual performance of 14.2% of target, as certified by the HR Committee in August 2021, and FY21-22 Acceleration PRSUs assume maximum performance.

•	The HR Committee does not exercise its discretion to pro-rata vest, increase or decrease any equity awards.
•	The values shown for continuation of benefits and perquisites reflect our cost for each program as of July 2, 2022. These costs may change annually.
•	The “Total” row represents the sum of all estimated payments in the column.
66 | 2022 PROXY STATEMENT

EXECUTIVE COMPENSATION
JOANNE CREVOISERAT
Incremental Benefits Due to Termination Event	Termination with Cause ($)	Resignation by the Executive without Good Reason(1) ($)	Termination without Cause ($)	Resignation by the Executive with Good Reason(1) ($)	Termination due to Change-in- Control ($)	Termination due to Executive’s Death or Disability ($)	Termination due to Executive’s Retirement(2) ($)
TOTAL	1,123,130	1,123,130	21,342,724	21,342,724	31,069,482	25,553,828	—
Salary Continuation	—	—	2,700,000	2,700,000	3,375,000	—	—
Benefit and Perquisite Continuation	—	—	36,761	36,761	45,951	—	—
Short Term Incentive	—	—	4,337,550	4,337,550	10,243,800	4,337,550	—
Annual Long Term Incentives:
Unvested Stock Options	—	—	1,044,296	1,044,296	3,229,021	3,229,021	—
Unvested Restricted Stock Units	—	—	2,013,332	2,013,332	4,668,706	4,668,706	—
Unvested Performance Restricted Stock Units	—	—	6,215,787	6,215,787	5,385,511	8,197,593	—
Special Long Term Incentives:
Unvested Restricted Stock Units	—	—	1,998,898	1,998,898	1,998,898	1,998,898	—
Unvested Performance Restricted Stock Units	—	—	1,872,970	1,872,970	999,465	1,998,930	—
Retirement Plan Distribution	1,123,130	1,123,130	1,123,130	1,123,130	1,123,130	1,123,130	—
(1) Pursuant to Ms. Crevoiserat’s employment offer letter with the Company, Ms. Crevoiserat may receive, based on the sole discretion of the Company, total compensation of up to $2,700,000, equal to 24 months’ salary, in exchange for enforcement of the non-competition provisions of such offer letter for up to the 24-month period following her separation from the Company.
(2) Ms. Crevoiserat was not eligible to retire as of July 2, 2022.
SCOTT ROE
Incremental Benefits Due to Termination Event	Termination with Cause(1) ($)	Resignation by the Executive without Good Reason(1)(2) ($)	Termination without Cause ($)	Resignation by the Executive with Good Reason(2) ($)	Termination due to Change-in- Control ($)	Termination due to Executive’s Death or Disability ($)	Termination due to Executive’s Retirement(3) ($)
TOTAL	1,111,364	1,111,364	2,537,925	2,537,925	7,503,540	4,347,143	—
Salary Continuation	—	—	925,000	925,000	1,387,500	—	—
Benefit and Perquisite Continuation	—	—	23,014	23,014	34,522	—	—
Short Term Incentive	—	—	—	—	3,857,250	2,122,875	—
Annual Long Term Incentives:
Unvested Stock Options	—	—	—	—	—	—	—
Unvested Restricted Stock Units	—	—	8,660	8,660	290,227	290,227	—
Unvested Performance Restricted Stock Units	—	—	469,887	469,887	822,677	822,677	—
Retirement Plan Distribution	1,111,364	1,111,364	1,111,364	1,111,364	1,111,364	1,111,364	—
(1) In the event of Mr. Roe’s termination for cause or resignation without good reason he would be required to repay to the Company the full amount of his $500,000 sign-on bonus within one month of his termination date if he provides notice of resignation within 24 months of his start date.
(2) Pursuant to Mr. Roe’s employment offer letter with the Company, Mr. Roe may receive, based on the sole discretion of the Company, total compensation of up to $925,000, equal to 12 months’ salary, in exchange for enforcement of the non-competition provisions of such offer letter for up to the 12-month period following his separation from the Company.
(3) Mr. Roe was not eligible to retire as of July 2, 2022.
2022 PROXY STATEMENT | 67

EXECUTIVE COMPENSATION
TODD KAHN
Incremental Benefits Due to Termination Event	Termination with Cause ($)	Resignation by the Executive without Good Reason(1) ($)	Termination without Cause ($)	Resignation by the Executive with Good Reason(2) ($)	Termination due to Change-in- Control ($)	Termination due to Executive’s Death or Disability ($)	Termination due to Executive’s Retirement(3) ($)
TOTAL	1,362,867	1,362,867	11,514,354	—	14,685,067	12,061,083	12,483,042
Salary Continuation	—	—	950,000	—	1,425,000	—	—
Benefit and Perquisite Continuation	—	—	11,596	—	17,394	—	—
Short Term Incentive	—	—	—	—	3,887,875	2,106,625	2,106,625
Annual Long Term Incentives:
Unvested Stock Options	—	—	2,245,076	—	2,245,076	2,245,076	2,245,076
Unvested Restricted Stock Units	—	—	2,805,586	—	2,805,586	2,805,586	2,805,586
Unvested Performance Restricted Stock Units	—	—	1,340,784	—	742,484	742,484	1,340,784
Special Long Term Incentives:
Unvested Restricted Stock Units	—	—	1,599,125	—	1,599,125	1,599,125	1,498,358
Unvested Performance Restricted Stock Units	—	—	1,199,320	—	599,660	1,199,320	1,123,746
Retirement Plan Distribution	1,362,867	1,362,867	1,362,867	—	1,362,867	1,362,867	1,362,867
(1) Pursuant to Mr. Kahn’s employment offer letter with the Company, Mr. Kahn may receive, based on the sole discretion of the Company, total compensation of up to $950,000, equal to 12 months’ salary, in exchange for enforcement of the non-competition provisions of such offer letter for up to the 12-month period following his separation from the Company.
(2) Mr. Kahn is not able to resign for Good Reason under the terms of his offer letter.
(3) Mr. Kahn was eligible to retire as of July 2, 2022; Although Mr. Kahn is eligible for retirement treatment, special treatment rules for his Special RSUs and Acceleration PRSUs call for a proration of the award based on termination date.
THOMAS GLASER
Incremental Benefits Due to Termination Event	Termination with Cause ($)	Resignation by the Executive without Good Reason(1) ($)	Termination without Cause ($)	Resignation by the Executive with Good Reason(1) ($)	Termination due to Change-in- Control ($)	Termination due to Executive’s Death or Disability ($)	Termination due to Executive’s Retirement(2) ($)
TOTAL	111,261	111,261	5,672,983	5,672,983	9,276,012	7,369,968	—
Salary Continuation	—	—	825,000	825,000	1,237,500	—	—
Benefit and Perquisite Continuation	—	—	20,469	20,469	30,704	—	—
Short Term Incentive	—	—	1,514,700	1,514,700	2,752,200	1,514,700	—
Annual Long Term Incentives:
Unvested Stock Options	—	—	656,936	656,936	1,849,354	1,849,354	—
Unvested Restricted Stock Units	—	—	1,035,323	1,035,323	2,111,437	2,111,437	—
Unvested Performance Restricted Stock Units	—	—	385,548	385,548	583,896	583,896	—
Special Long Term Incentives:
Unvested Performance Restricted Stock Units	—	—	1,123,746	1,123,746	599,660	1,199,320	—
Retirement Plan Distribution	111,261	111,261	111,261	111,261	111,261	111,261	—
(1) Pursuant to Mr. Glaser’s employment offer letter with the Company, Mr. Glaser may receive, based on the sole discretion of the Company, total compensation of up to $825,000, equal to 12 months’ salary, in exchange for enforcement of the non-competition provisions of such offer letter for up to the 12-month period following his separation from the Company.
(2) Mr. Glaser was not eligible to retire as of July 2, 2022.
Note: Mr. Glaser voluntarily left the Company on October 1, 2022. He did not received any salary or benefit continuation and his unvested stock options, RSUs and PRSUs as of that date were forfeited. Mr. Glaser was eligible to receive his retirement plan distribution.
68 | 2022 PROXY STATEMENT

EXECUTIVE COMPENSATION
LIZ FRASER
Incremental Benefits Due to Termination Event	Termination with Cause ($)	Resignation by the Executive without Good Reason(1) ($)	Termination without Cause ($)	Resignation by the Executive with Good Reason(1) ($)	Termination due to Change-in- Control ($)	Termination due to Executive’s Death or Disability ($)	Termination due to Executive’s Retirement(2) ($)
TOTAL	264,296	264,296	4,504,378	4,504,378	6,520,234	4,569,894	—
Salary Continuation	—	—	850,000	850,000	1,275,000	—	—
Benefit and Perquisite Continuation	—	—	—	—	—	—	—
Short Term Incentive	—	—	1,619,250	1,619,250	2,894,250	1,619,250	—
Annual Long Term Incentives:
Unvested Stock Options	—	—	38,742	38,742	232,966	232,966	—
Unvested Restricted Stock Units	—	—	403,303	403,303	895,076	895,076	—
Unvested Performance Restricted Stock Units	—	—	205,041	205,041	358,986	358,986	—
Special Long Term Incentives:
Unvested Performance Restricted Stock Units	—	—	1,123,746	1,123,746	599,660	1,199,320	—
Retirement Plan Distribution	264,296	264,296	264,296	264,296	264,296	264,296	—
(1) Pursuant to Ms. Fraser’s employment offer letter with the Company, Ms. Fraser may receive, based on the sole discretion of the Company, total compensation of up to $850,000, equal to 12 months’ salary, in exchange for enforcement of the non-competition provisions of such offer letter for up to the 12-month period following her separation from the Company.
(2) Ms. Fraser was not eligible to retire as of July 2, 2022.
CEO Pay Ratio
As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank”), the following information explains the relationship of the annual total compensation of our median employee to the annualized total compensation of Ms. Crevoiserat, our CEO at the end of fiscal year 2022. We used the same median employee as was identified for fiscal year 2021 because we believe there have been no changes to our employee population or compensation arrangements that would significantly impact our pay ratio disclosure.
We determined the following in compliance with the requirements set forth in Item 402(u) of SEC Regulation S-K:
•	The total compensation of our median employee was $29,147;
•	The total annualized compensation of Ms. Crevoiserat was $13,739,426; and
•	The ratio of the median employee’s pay to that of Ms. Crevoiserat was 1 to 471.
Ms. Crevoiserat’s compensation as reported in the Summary Compensation Table was used for purposes of calculating the ratio. For purposes of the pay ratio, both the CEO’s and median employee’s annual total compensation were calculated in accordance with the requirements of Item 402(c)(2)(x) of SEC Regulation S-K.
Our median employee is a full time sales associate working in a retail store in Asia. To identify the median employee and determine his or her annual total compensation, we used the following methodology in fiscal year 2021, consistent with SEC regulations:
•	We selected May 3, 2021 as the determination date, two months before the end of our fiscal year 2021.
•
At that time, we prepared a file of our consolidated global payroll records. As of the determination date, our analysis included approximately 17,300 employees working in 27 countries. This figure represented all our employees globally with the exception of 286 employees working in Australia and New Zealand. This group was fewer than 5% of our total population and therefore was excluded from our analysis using the de minimis exemption.

•
We utilized actual base salary paid in fiscal year 2021 from our payroll records as our consistently applied compensation measure to identify the median employee. We converted compensation for employees paid in currencies other than the U.S. dollar into U.S. dollars based on exchange rates as of the end of fiscal year 2021.

•
We examined a small group of employees for whom actual base salary was clustered within a few dollars around the median. From this group we selected an individual we determined to be reasonably representative of our median employee.

2022 PROXY STATEMENT | 69

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS
The following table summarizes information as of July 2, 2022, with respect to the shares of Tapestry common stock that may be issued under our equity compensation plans:
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants or rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity comp plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	18,836,162(1)	34.52(2)	24,704,017(3)
Equity compensation plans not approved by security holders(4)	9,108	NA(2)	—
Total	18,845,270		24,704,017
(1) Includes 6,432,390 RSUs and 2,359,233 PRSUs, which do not have an exercise price. PRSUs with incomplete performance periods assume maximum performance conditions will be satisfied.
(2) Includes weighted average exercise price for stock options only.
(3) Includes securities remaining available for future issuance for each of the following plans:
•	2018 Stock Incentive Plan: 24,048,499
•	Employee Stock Purchase Plan: 655,518
(4) Includes outstanding deferred stock units held by the 2000 Non-Qualified Deferred Compensation Plan for Outside Directors, under which certain of Tapestry’s Outside Directors previously deferred certain elements of their compensation. Since November 2018, director compensation and deferrals are administered under the stockholder-approved 2018 Stock Incentive Plan. The Board froze this program to new deferrals effective February 2020. Amounts deferred under these plans may, at the participants’ election, be either represented by deferred stock units, which represent the right to receive shares of Tapestry common stock, on a one-for-one basis, on the distribution date elected by the participant, or placed in an interest-bearing account to be paid on such distribution date. Deferred stock units are valued as if each deferral were invested in Tapestry common stock as of the deferral date. Deferred stock units do not have voting rights, but are credited with dividend equivalents.
70 | 2022 PROXY STATEMENT

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Transactions with Related Persons
The Company has not identified any direct or indirect material interests of its directors or executive officers in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K for fiscal year 2022.
Policies and Procedures for Related Person Transactions
Tapestry has instituted written policies and procedures for the review, approval and ratification of “related person” transactions as defined in Item 404 of SEC Regulation S-K under the Exchange Act between the Company and its directors, director nominees, executive officers, greater than 5% beneficial owners and each of their immediate family members, in which any “related person” had, has or will have a “direct or indirect material interest,” and which is potentially required to be disclosed pursuant to the Exchange Act.
The policy provides that the GN Committee is responsible for the review and approval or disapproval of related party transactions proposed to be entered into or the ratification of any such transaction which continues on a year after year basis. Under the policy, no GN Committee member may participate in any review, consideration or approval of a transaction involving such member or their immediate family or any entity with which such GN Committee member is affiliated.
In reviewing transactions subject to the policy, the GN Committee considers any factors it deems relevant, including (i) whether the transaction is in the ordinary course of business of the Company, (ii) whether the transaction is on terms no less favorable than terms available to an unaffiliated third party, (iii) the related person’s interest in the transaction, (iv) the approximate dollar value of the transaction and the related person’s interest, (v) the purpose of the transaction, (vi) the disclosure obligations of the Company, (vii) the conflict of interest provisions of the Code and (viii) any other information that may be considered material.
2022 PROXY STATEMENT | 71

OTHER INFORMATION
Communicating with the Board
Tapestry has adopted a policy which permits stockholders and interested parties to contact the Board, with the option to do so anonymously. To report complaints or concerns about Tapestry’s accounting, internal accounting controls, auditing or legal matters directly to Tapestry’s Board and/or Audit Committee, stockholders may submit a report on the Tapestry Ethics and Compliance Reporting System (https://www.tapestry.ethicspoint.com/) or call 1-800-396-1807, which is manned by an independent service taking confidential messages on behalf of Tapestry. Complaints or concerns relating to Tapestry’s accounting, internal accounting controls or auditing matters will be referred to Tapestry’s Independent Chair and the Audit Committee Chair. Other relevant legal or ethical concerns will be referred to the Independent Chair of Tapestry’s Board, who is also currently the Chair of the GN Committee. The status of all outstanding concerns addressed to the Independent Chair or the Audit Committee Chair will be reported to the Board on at least a quarterly basis. Further information on this policy is available to security holders on Tapestry’s website through the Corporate Governance page.
Stockholder Proposals for the 2023 Annual Meeting
Tapestry’s Bylaws currently provide that in order for a stockholder or eligible group of stockholders to nominate a candidate for election as a Director at an Annual Meeting of Stockholders or for a stockholder to propose business for consideration at such meeting, written notice complying with the requirements set forth in our Bylaws generally must be delivered to the Secretary of Tapestry, at Tapestry’s principal executive office, not later than 5:00 p.m., Eastern Time, on the 120th day, and not earlier than the 150th day, prior to the first anniversary of the date of the proxy statement for the preceding year’s Annual Meeting of Stockholders. Accordingly, a stockholder nomination or proposal intended to be considered at the 2023 Annual Meeting of Stockholders must be received by the Secretary no earlier than May 3, 2023, and no later than 5:00 p.m. Eastern Time on June 2, 2023. Nominations or proposals should be mailed to Tapestry, Inc., to the attention of Tapestry’s Secretary, David Howard, 10 Hudson Yards, New York, New York 10001. In addition, if you wish to have your proposal considered for inclusion in Tapestry’s 2023 proxy statement, pursuant to Rule 14a-8 of the Exchange Act, we must receive such proposal no later than June 2, 2023. In addition to the requirements of our Bylaws, stockholders who intend to solicit proxies in support of director nominees other than our nominees must comply with the requirements of Rule 14a-19 of the Exchange Act, including a requirement that such stockholder provide a notice to the Secretary of Tapestry, at Tapestry’s principal executive office, that sets forth the information required by Rule 14a-19 no later than September 18, 2023.
Except as required by applicable law, Tapestry will consider only proposals meeting the requirements of the applicable federal securities laws, the Commission rules promulgated thereunder and Tapestry’s Bylaws. Tapestry’s Bylaws currently permit a stockholder (or a group of up to 20 stockholders) owning 3% or more of our outstanding common stock continuously for at least three years to nominate and include in the Company’s proxy materials candidates for election as directors constituting up to the greater of two individuals or 20% of the Board, if the nominating stockholder(s) and the nominee(s) satisfy the requirements specified in Tapestry’s Bylaws. For the 2023 Annual Meeting of Stockholders, notice of a proxy access nomination must be delivered to our Secretary not before May 3, 2023, and no later than 5:00 p.m. Eastern Time on June 2, 2023. A copy of the Bylaws may be obtained from David Howard, Tapestry’s Secretary, by written request to the same address.
Other Business
Tapestry’s Board does not presently intend to bring any other business before the Annual Meeting and, so far as is known to the Board, no matters are to be brought before the Annual Meeting except as specified in the Notice of the Annual Meeting. As to any business other than as specified in the
Notice of the Annual Meeting that may properly come before the Annual Meeting, however, it is intended that proxies will be voted in respect thereof in accordance with the discretion of the persons exercising such proxies.
72 | 2022 PROXY STATEMENT

OTHER INFORMATION
Tapestry’s Form 10-K and Other Matters
A copy of Tapestry’s Annual Report on Form 10-K for the fiscal year ended July 2, 2022, as filed with the SEC, will be sent to any stockholder, without charge, by regular mail or by e-mail upon written request addressed to Tapestry, to the attention of the Investor Relations Department, 10 Hudson Yards, New York, New York 10001. You also may obtain our Annual Report on Form 10-K over the Internet at the SEC’s website, www.sec.gov, or on the investor relations section of our website.
To the extent that this proxy statement is incorporated by reference into any of our other filings under the Securities Act or the Exchange Act, the sections of this proxy statement titled Human Resources Committee Report, and Audit Committee Report (to the extent permitted by the rules of the SEC) will not be deemed incorporated, unless specifically provided otherwise in such filing. No information contained on our website, www.tapestry.com, is intended to be included as part of, or incorporated by reference into, this proxy statement.
Expenses of Solicitation
This solicitation is being made by mail, but may also be made by e-mail, telephone or in person by Tapestry’s officers and employees (without additional compensation). Tapestry will pay the cost of soliciting proxies for the Annual Meeting, including the cost of mailing. Tapestry will reimburse brokerage firms, nominees, custodians and fiduciaries for their out-of-pocket expenses for forwarding proxy materials to beneficial owners and seeking instruction with respect thereto. The Company has engaged Alliance Advisors LLC to assist in the solicitation of proxies for the Annual Meeting for a fee of $13,000 plus reasonable out-of-pocket expenses.
Householding
Pursuant to rules of the SEC, the Company is delivering to multiple stockholders sharing the same address one copy of the Notice of Internet Availability (or, for those who request it, one hard copy of our annual report, proxy statement and proxy card) in a single envelope unless the Company has received prior instructions to the contrary. This procedure is referred to as householding. Upon written or oral request, we will promptly mail a separate copy of our Notice of Internet Availability in separate envelopes (or our annual report, proxy statement and proxy card) to any stockholder at a shared address to which a single copy of our Notice of Internet Availability (or our annual report, proxy statement and proxy card) was delivered in a single envelope. Conversely, upon written or oral request, we will cease delivering separate copies of our Notice of
Internet Availability (or our annual report, proxy statement and proxy card) in separate envelopes to any shareholder at a shared address to which multiple copies of either document were delivered in the past. Please contact Broadridge Householding Department with your request, by calling their toll free number, 1-866-540-7095 or by writing to: Broadridge, Householding Department, 51 Mercedes Way, Edgewood NY 11717. We will mail the materials that you request at no cost to you. Shareholders who hold their shares in “Street name,” that is, through a broker, bank, financial institution or other nominee or intermediary as holder of record, and who wish to change their householding instructions or obtain copies of these documents, should follow the instructions on their voting instruction card or contact the holders of record.
2022 PROXY STATEMENT | 73

APPENDIX A
RECONCILIATION OF GAAP AND NON-GAAP FINANCIAL MEASURES
The Company’s reported results are presented in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”). The reported Net Sales, Operating Income, Net Income and diluted earnings per share in fiscal years 2022 and 2021 reflect certain items which affect the comparability of our results.
In addition, the reported Net Sales, Operating Income, Net Income, Inventory Turn and diluted earnings per share in fiscal years 2022 and 2021 were adjusted, when applicable, for annual and/or LTI evaluation purposes. The following tables reconcile the “as reported” results to “adjusted” results excluding these items. Numbers shown in millions have been rounded to one decimal and diluted earnings per share has been rounded to two decimals.
ADJUSTMENTS FOR FISCAL YEAR 2022 FINANCIAL HIGHLIGHTS AND FISCAL YEAR 2022 ANNUAL INCENTIVE PLAN	Tapestry, Inc.				Coach			Kate Spade
	Net Sales (in millions)	Operating Income (in millions)	Diluted Earnings Per Share	Inventory Turn	Net Sales (in millions)	Operating Income (in millions)	Inventory Turn	Net Sales (in millions)	Operating Income (in millions)	Inventory Turn
As Reported: (GAAP Basis)	$6,684.5	$1,175.8	$3.17	2.42x	$4,921.3	$1,473.9	2.52x	$1,445.5	$157.4	2.40x
Acceleration Program	N/A	42.8	0.15	N/A	N/A	6.7	N/A	N/A	5.9	N/A
Debt Extinguishment	N/A	N/A	0.15	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Adjusted: (Non-GAAP basis as reported in Form 10-K)(1)	$6,684.5	$1,218.6	$3.47	2.42x	$4,921.3	$1,480.6	2.52x	$1,445.5	$163.3	2.40x
Foreign Currency Adjustments	26.3	(2.9)	N/A	N/A	22.7	3.1	N/A	7.5	(1.1)	N/A
Exclude COVID Store Closures & Wholesale Order Cancellations	N/A	N/A	N/A	N/A	31.5	19.9	0.01	2.2	1.2	0.01
Exclude Unplanned GSP Duties	N/A	55.8	N/A	N/A	N/A	37.9	N/A	N/A	17.9	N/A
Exclude AIP from Operating Income Adjustment	N/A	149.0	N/A	N/A	N/A	49.1	N/A	N/A	24.0	N/A
Adjusted: (Non-GAAP Basis for AIP results measurement)	$6,710.8	$1,420.5	N/A	2.42x	$4,975.6	$1,590.5	2.53x	$1,455.1	$205.4	2.41x
ADJUSTMENTS FOR FISCAL YEAR 2021 FINANCIAL HIGHLIGHTS, ANNUAL INCENTIVE PLAN OPERATING INCOME AND THE 53RD WEEK	Tapestry, Inc.				Coach			Kate Spade
	Net Sales (in millions)	Operating Income (in millions)	Diluted Earnings Per Share	Inventory Turn	Net Sales (in millions)	Operating Income (in millions)	Inventory Turn	Net Sales (in millions)	Operating Income (in millions)	Inventory Turn
As Reported: (GAAP Basis)	$5,746.3	$968.0	$2.95	2.30x	$4,253.1	$1,312.1	2.32x	$1,210.0	$108.5	2.49x
Impairment	N/A	37.7	0.10	0.01x	N/A	12.3	0.02x	N/A	19.3	N/A
Acceleration Program	N/A	89.6	0.23	N/A	N/A	21.9	N/A	N/A	4.4	N/A
CARES Act Tax Impact	N/A	N/A	(0.31)	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Adjusted: (Non-GAAP basis as reported in Form 10-K)(1)	$5,746.3	$1,095.3	$2.97	2.31x	$4,253.1	$1346.3	2.34x	$1,210.0	$132.2	2.49x
Exclude AIP from Operating Income Adjustment	N/A	148.5	N/A	N/A	N/A	54.1	N/A	N/A	21.3	N/A
Impact of 53rd Week	92.7	30.0	0.09	N/A	67.7	28.6	N/A	21.7	4.7	N/A
Adjusted: (Non-GAAP on 52-week basis)	$5,653.6	$1,213.8	$2.88	2.31x	$4,185.4	$1,371.8	2.34x	$1,188.3	$148.8	2.49x
74 | 2022 PROXY STATEMENT

APPENDIX A
ADJUSTMENTS FOR FISCAL YEAR 2021-2023 PRSUs	Tapestry, Inc.
	FY21 Net Income (in millions)	FY22 Net Income (in millions)	Cumulative Net Income (in millions)
As Reported: (GAAP Basis)	$834.2	$856.3	$1,690.5
Impairment	29.9	n/a	29.9
Acceleration Program	72.0	39.4	111.4
CARES Act Tax Impact	(95.0)	n/a	(95.0)
Debt Extinguishment	n/a	40.8	40.8
Adjusted: (Non-GAAP basis as reported in Form 10-K)(1)	$841.1	$936.5	$1,777.6
ADJUSTMENTS FOR FISCAL YEAR 2021-2023 PRSUs	Tapestry, Inc.
Operating Income (for EBITDAR calculation)	FY21 Operating Income (in millions)	FY22 Operating Income (in millions)
As Reported: (GAAP Basis)	$968.0	$1,175.8
Impairment	37.7	N/A
Acceleration Program	89.6	42.8
Adjusted: (non-GAAP basis as reported in Form 10-K)(1)	$1,095.3	$1,218.6
ADJUSTMENTS FOR FISCAL YEAR 2021-2023 PRSUs	Tapestry, Inc.
Depreciation and Amortization Expense (for EBITDAR calculation)	FY21 Depreciation and Amortization Expense (in millions)	FY22 Depreciation and Amortization Expense (in millions)
As Reported: (GAAP Basis)	$220.5	$195.3
Integration and Acquisition Charges	N/A	N/A
Impairment Charges	N/A	N/A
Acceleration Charges	1.8	N/A
Adjusted: (non-GAAP basis as reported in Form 10-K)(1)	$218.7	$195.3
ADJUSTMENTS FOR FISCAL YEAR 2021-2023 PRSUs	Tapestry, Inc.
Rent Expense (for EBITDAR calculation)	FY21 Rent Expense (in millions)	FY22 Rent Expense (in millions)
As Reported: (GAAP Basis)	$516.9	$541.0
Acceleration Program	(46.5)	(3.9)
Taxes & Other Occupancy-Related Costs	136.4	87.9
Adjusted: (non-GAAP Basis for PRSU results measurement)	$606.8	$625.0
(1)
See pages 43-44 of the Company's Form 10-K for fiscal year 2022 for a detailed description of certain items excluded from the non-GAAP financial measures presented in the 10-K for fiscal years 2022 and 2021.

These non-GAAP performance measures were used by management to conduct and evaluate its business during its regular review of operating results for the periods affected. Management and the Company’s Board utilized these non-GAAP measures to make decisions about the uses of Company resources, analyze performance between periods, develop internal projections and measure management performance. The Company’s primary internal financial reporting excluded these items affecting comparability. In addition, the HR Committee of the Company’s Board used these non-GAAP measures when setting and assessing achievement of incentive compensation goals.
We believe these non-GAAP measures are useful to investors in evaluating the Company’s ongoing operating and financial results in a manner that is consistent with management's evaluation of business performance and understanding how such results compare with the Company’s historical performance.
Additionally, we believe presenting certain increases and decreases in constant currency provides a framework for assessing the performance of the Company's business outside the United States and helps investors and analysts understand the effect of significant year-over-year currency fluctuations. We believe non-GAAP measures assist investors in developing expectations of future performance. By providing the non-GAAP measures, as a supplement to GAAP information, we believe we are enhancing investors’ understanding of our business and our results of operations. The non-GAAP financial measures are limited in their usefulness and should be considered in addition to, and not in lieu of, U.S. GAAP financial measures. Further, these non-GAAP measures may be unique to the Company, as they may be different from non-GAAP measures used by other companies.
Due to the ongoing Covid-19 pandemic, when setting the targets for the fiscal year 2022 AIP in August 2021, the HR Committee approved the exclusion regarding the sales impact of unplanned store closures, primarily as a direct result of regional government-mandated shutdowns of the retail sector within our fiscal year 2022. The HR Committee also approved the exclusion of any unbudgeted changes to tariffs, including changes due to the Generalized System of Preferences (GSP) not being reinstated in the United States during fiscal year 2022, which was originally contemplated in the Company’s outlook. Both exclusions were applied to the Coach and Kate Spade brands.
2022 PROXY STATEMENT | 75

APPENDIX B
QUESTIONS YOU MAY HAVE REGARDING THIS PROXY STATEMENT
1.  What is the purpose of these materials?
The accompanying proxy is solicited on behalf of our Board. We provide these proxy materials to you in connection with our Annual Meeting. Our Annual Meeting will be held virtually via live webcast on Tuesday, November 15, 2022, at 9:00 a.m. Eastern Time at www.virtualshareholdermeeting.com/TPR2022.
As a holder of our common stock as of the close of business on the Record Date, you are invited to join the Annual Meeting and are entitled and requested to vote on the proposals described in this proxy statement.
2.  What information is contained in these materials?
The information included in this proxy statement relates to the proposals to be considered and voted on at the Annual Meeting, the voting process, the compensation of the Directors and our NEOs and other required information. Our Form 10-K for fiscal year 2022 is available to review with this proxy statement.
We are delivering the Notice of 2022 Annual Meeting of Stockholders and instructions on how to access the proxy statement (or, for those who request it, a hard copy of this proxy statement and the enclosed proxy card) to our stockholders on or about September 30, 2022.
3.  What proposals will be voted on at the meeting?
At the Annual Meeting, our stockholders will be asked:
1.	To consider and vote upon the election of 10 Directors;
2.	To consider and vote upon the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending July 1, 2023;
3.	To consider and vote upon the approval of, on a non-binding advisory basis, the Company’s executive compensation as described in this proxy statement; and
4.	To transact such other business as may properly come before the Annual Meeting or any postponement or adjournment of the Annual Meeting.
Our Board is not aware of any other matter that will be presented at the Annual Meeting. If any other matter is properly presented at the Annual Meeting, the persons named on your proxy will vote in accordance with their discretion on the matter.
4.  Does the Board of Directors recommend voting in favor of the proposals?
Yes, our Board unanimously recommends that you vote your shares “FOR” each of the Director nominees in proposal 1 and “FOR” proposals 2 and 3.
5.  What shares can I vote?
You may vote all of the shares of our common stock that you owned at the close of business on the Record Date.
6.  What classes of shares are entitled to be voted?
Holders of our common stock are entitled to one vote for each share of stock held by them as of the close of business on the Record Date. On the Record Date, the Company had
242,049,716 shares of common stock outstanding and entitled to be voted at the Annual Meeting, and no other stock of any series issued or outstanding.
76 | 2022 PROXY STATEMENT

APPENDIX B
7.  What do I need to do now?
Please carefully consider the information contained in this proxy statement and respond as soon as possible so that your shares will be represented at the Annual Meeting. You can respond by following the instructions for granting a proxy to vote presented in the Notice of Annual Meeting and Internet Availability of Proxy Materials you received; if you received paper copies of the Company's proxy materials, you can respond by completing, signing and dating your proxy card and returning it in the enclosed envelope. Alternatively, you may attend the Annual Meeting virtually via live webcast and vote your shares at the meeting. If you grant a proxy to vote online, by telephone or mail in a proxy card, you may still participate in the online meeting, and should you choose do to so, you may revoke the proxy by voting your shares when joining our Annual Meeting.
8.  Do I need to attend the Annual Meeting?
No. You may authorize a proxy to vote your shares by following the instructions presented in the notice of the Annual Meeting and Internet Availability of Proxy Materials or if you received or, if you requested a paper proxy card, by completing, signing and dating your proxy card and returning it in the envelope provided to you.
9.  How do I attend the Annual Meeting this year?
Tapestry's Annual Meeting will be conducted via a live webcast, simultaneously allowing for greater participation and the opportunity to participate in the live, online meeting from any location convenient for you. We are committed to ensuring that our stockholders have substantially the same opportunities to participate in the virtual Annual Meeting as they would at an in-person meeting. Stockholders may attend the Annual Meeting, vote and submit a question during the Annual Meeting by visiting www.virtualshareholdermeeting.com/TPR2022. Questions may also be submitted prior to the Annual Meeting at www.proxyvote.com. Stockholders will be able to review the rules of conduct and other meeting materials on www.virtualshareholdermeeting.com/TPR2022. We will answer questions that comply with the meeting rules of conduct during the Annual Meeting, subject to time constraints. If we receive substantially similar questions, we will group such questions together. The webcast replay of the Annual Meeting, including the question and answer portion, will be available soon after the Annual Meeting on our Investor
Relations website for at least 30 days. Please note that stockholders will need their control number which appears on their Notice of Internet Availability of Proxy Materials, the proxy card (printed in the box and marked by the arrow), and the instructions that accompanied the proxy materials in order to access these sites and vote shares or ask questions prior to or at the Annual Meeting. If you hold your shares as a beneficial owner in street name and do not have a control number, please contact your bank or brokerage firm for voting instructions. If you access the Annual Meeting but do not enter your control number you will be able to listen to the proceedings, but you will not be able to otherwise participate.
We will have technicians ready to assist you with any technical difficulties you may have accessing the Annual Meeting. If you encounter any technical difficulties during check-in or during the Annual Meeting, please call the technical support number that will be posted on www.virtualshareholdermeeting.com/
TPR2022.
10.  What constitutes a quorum, and why is a quorum required?
A quorum is required for the Tapestry stockholders to conduct business at the Annual Meeting. The presence at the Annual Meeting, in person via the webcast or by proxy, of stockholders entitled to cast a majority of all the votes entitled to be cast at the Annual Meeting on any matter will constitute a quorum, permitting us to conduct the business of the Annual Meeting.
Proxies received but marked as abstentions, if any, and broker non-votes described below, will be included in the calculation of the number of shares considered to be present at the Annual Meeting for purposes of obtaining a quorum.
11.  What is the voting requirement to approve the proposals?
With respect to election of Directors (Proposal No. 1), our Bylaws provide that Directors will be elected by a majority of the total votes cast “FOR” and “AGAINST” each nominee in the election of Directors at the Annual Meeting, either in person or by properly completed or authorized proxy. This means that the number of shares voted “FOR” a nominee must exceed the number of shares voted “AGAINST” that nominee. There are no cumulative voting rights. Abstentions and broker non-votes
2022 PROXY STATEMENT | 77

APPENDIX B
will not have any effect on the election of Directors. See “What happens if a Director nominee does not receive a majority of the votes cast?” below for information concerning our Director resignation policy.
Approval of Proposals No. 2 and 3 requires, in each case, “FOR” votes from a majority of the votes cast on the matter at the Annual Meeting, either in person or by properly completed or authorized proxy.
Abstentions and broker non-votes will not have any effect on Proposals No. 2 and No. 3. Additionally, as discussed below, there will not be broker non-votes with regard to Proposal No. 2 as it is a routine matter.
12.  What if I don't vote? What if I abstain? How are broker non-votes counted?
If you hold your shares in street name, based on current NYSE rules, your broker will NOT be able to vote your shares with respect to the election of Directors or the non-binding advisory approval of executive compensation. If you have not provided directions to your broker, we strongly encourage you to do so and exercise your right to vote as a stockholder. However, the NYSE considers Proposal No. 2, regarding the ratification of the appointment of D&T, a routine matter. Thus, your broker or nominee may vote on your behalf with regard to Proposal
No. 2, whether or not you provide voting instructions. When a proposal is not a routine matter and a brokerage firm has not received voting instructions from a beneficial owner of the shares with respect to that proposal, the brokerage firm cannot vote the shares on that proposal. This is called a broker non-vote. Abstentions and broker non-votes are generally not considered votes cast and will have no effect on the proposals.
13.  What happens if a Director nominee does not receive a majority of the votes cast?
Under our Corporate Governance Principles, a Director nominee, running uncontested, who does not receive a majority of the votes cast, is required to tender his or her resignation for consideration by the GN Committee. The GN Committee will recommend to the Board whether to accept or reject the resignation.
The Board will act on the tendered resignation and publicly disclose its decision within 90 days following certification of the election results. Unless all Directors have tendered their resignation, any Director who tenders his or her resignation will not participate in the Board’s decision with respect to his or her resignation.
14.  Can I change my vote after I have delivered my proxy?
Yes. You may change your vote at any time before your proxy is exercised at the meeting. You can do this in one of three ways. First, you can revoke your proxy by sending written notice to the Secretary of Tapestry before the Annual Meeting. Second, you can authorize online or send the Secretary of Tapestry a later-dated, signed proxy before the meeting. Third, if you are a holder of record, you can attend the meeting through our live online webcast and submit your vote electronically. If your shares are held in an account at a brokerage firm or bank and you do not have your control number, you must contact your brokerage firm or bank for instructions on how to change your vote.
15.  If my shares are held in “street name” by my broker, will my broker vote my shares for me?
Your broker will vote your shares only if the proposal is a matter on which your broker has discretion to vote (which is limited to the ratification of the appointment of the Company’s independent registered public accounting firm) or if you provide directions on how to vote by following the instructions provided to you by your broker.
16.  Who will count the votes?
All votes will be tabulated by Broadridge Financial Solutions, the inspector of elections appointed for the meeting.
17.  Where can I find voting results of the Annual Meeting?
We will announce preliminary voting results at the meeting and publish final results in a Form 8-K filed with the SEC within four business days after the end of the Annual Meeting.
78 | 2022 PROXY STATEMENT

APPENDIX B
18.  Who will bear the costs of soliciting votes for the meeting?
The expenses of soliciting proxies to be voted at the meeting will be paid by the Company. Following the original mailing of soliciting materials, we may also solicit proxies by mail, telephone, fax or e-mail. Following the original mailing of soliciting materials, we will request that brokers, custodians, nominees and other record holders of common stock forward copies of the proxy statement and other soliciting materials to persons for whom they hold shares of common stock and request authority for the exercise of proxies. In such cases, the Company, upon the request of the record holders, will reimburse these holders for their reasonable expenses. The Company has engaged Alliance Advisors LLC to solicit proxies for a fee of $13,000 plus reasonable out-of-pocket expenses.
19.  Whom should I call with other questions?
If you have additional questions about this proxy statement or the meeting or would like additional copies of this document, please contact: Tapestry, 10 Hudson Yards, New York,
New York 10001, Attention: Investor Relations Department, Telephone: (212) 946-7252.
2022 PROXY STATEMENT | 79

tapestry

COACH | kate spade | STUART WEITZMAN

TAPESTRY, INC.
C/O BROADRIDGE
P.O. BOX 1342
BRENTWOOD, NY 11717

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. Eastern Time on November 14, 2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/TPR2022**

Have the information that is printed in the box marked by the arrow available and follow the instructions.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our Company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. Eastern Time on November 14, 2022. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D91448-P79681 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

TAPESTRY, INC.

The Board of Directors recommends you vote FOR the following:

1. To elect ten Directors of Tapestry, Inc.;

Nominees:	**For**	**Against**	**Abstain**
1a. John P. Bilbrey	☐	☐	☐
1b. Darrell Cavens	☐	☐	☐
1c. Joanne Crevoiserat	☐	☐	☐
1d. David Denton	☐	☐	☐
1e. Johanna (Hanneke) Faber	☐	☐	☐
1f. Anne Gates	☐	☐	☐
1g. Thomas Greco	☐	☐	☐
1h. Pamela Lifford	☐	☐	☐
1i. Annabelle Yu Long	☐	☐	☐
1j. Ivan Menezes	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

D91449-P79681

TAPESTRY, INC.
Annual Meeting of Stockholders
November 15, 2022 9:00 AM
This proxy is solicited on behalf of the Board of Directors

The undersigned hereby appoints Joanne Crevoiserat and David Howard, or either of them, with full power of substitution in each of them as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Tapestry, Inc. Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the 2022 Annual Meeting of Stockholders of the Company ("the Meeting") to be held November 15, 2022 or any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting. The Meeting will be held virtually via live webcast www.virtualshareholdermeeting.com/TPR2022 at 9:00 AM Eastern Time on November 15, 2022. The undersigned hereby acknowledges receipt of the notice of the Meeting and of the accompanying proxy statement and hereby revokes any proxies submitted previously with respect to the Meeting.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted on each proposal in accordance with the Board of Directors' recommendations.

The votes entitled to be cast by the undersigned will be cast in the direction of the proxy holder on any other matter that may properly come before the Meeting or any adjournment or postponement thereof.

Continued and to be signed on reverse side